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TABLE OF CONTENTS

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 2003

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BALL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

INDIANA (State or Other Jurisdiction of Incorporation or Organization)	3411 (Primary Standard Industrial Classification Code Number)	35-0160610 (I.R.S. Employer Identification Number)
10 Longs Peak Drive P.O. Box 5000 Broomfield, Colorado 80038-5000 (303) 469-3131 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Donald C. Lewis, Esq.
Ball Corporation
10 Longs Peak Drive
P.O. Box 5000
Broomfield, Colorado 80038-5000
(303) 469-3131
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

COPIES OF ALL COMMUNICATIONS TO:
Brian W. Duwe, Esq.
Skadden, Arps, Slate, Meagher & Flom (Illinois)
333 West Wacker Drive
Suite 2100
Chicago, Illinois 60606

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

6 7/8% Senior Notes due 2012	$250,000,000	100%	$250,000,000	$20,225

Guarantees of the 6 7/8% Senior Notes due 2012	—	—	—	—(2)

(1)
Estimated pursuant to Rule 457(f) solely for the purpose of calculating the registration fee.

(2)
Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the notes being registered.

        The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Additional Registrants	Jurisdiction of Incorporation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Ball Aerospace & Technologies Corp.*	Delaware	3812	84-1315001
Ball Technologies Holdings Corp.*	Colorado	6719	84-1220333
Ball Metal Beverage Container Corp.*	Colorado	3411	84-1326644
Ball Metal Food Container Corp.*	Delaware	3411	22-2414869
Ball Metal Packaging Sales Corp.*	Colorado	6719	84-1326641
Ball Packaging Corp.*	Colorado	6719	84-1326640
Ball Plastic Container Corp.*	Colorado	3085	84-1326643
BG Holdings I, Inc.*	Delaware	9999	35-1960867
BG Holdings II, Inc.*	Delaware	9999	35-1960866
Latas de Aluminio Ball, Inc. 9300 West 108th Circle Broomfield, Colorado 80021-3682 (303) 469-5511	Delaware	3221	54-1088943
Efratom Holding, Inc.*	Colorado	6719	31-1421208
Ball Pan-European Holdings, Inc. 14270 Ramona Avenue Chino, California 91710 (909) 517-2700	Delaware	6719	33-1022314
Metal Packaging International, Inc.*	Colorado	3411	84-1111796

*  Address and telephone number of principal executive offices are the same as those of Ball Corporation.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated September 11, 2003

PROSPECTUS

Ball Corporation

$250,000,000
EXCHANGE OFFER FOR
6 7/8% Senior Notes due 2012

        Ball Corporation is offering to exchange an aggregate principal amount of up to $250,000,000 of its new 6 7/8% Senior Notes Due 2012, the new notes, for a like amount of its old 6 7/8% Senior Notes Due 2012 issued in a private offering on August 8, 2003, the old notes. The old notes were issued as additional notes under Ball's existing indenture dated as of December 19, 2002, pursuant to which, on December 19, 2002, Ball Corporation issued $300 million of 6 7/8% Senior Notes due 2012, which were subsequently exchanged for an equal principal amount of notes registered under the Securities Act. The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

  •
  will have been registered under the Securities Act;

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  will not bear restrictive legends restricting their transfer under the Securities Act;

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  will not entitle holders to the registration rights that apply to the old notes; and

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  will not contain provisions relating to an increase in the interest rate borne by the old notes under circumstances related to the timing of the exchange offer.

        The obligations of Ball Corporation under the old notes are, and under the new notes will be, fully and unconditionally guaranteed by certain of our existing and future domestic subsidiaries.

        As of June 29, 2003, Ball Corporation and its subsidiaries had, on a consolidated basis, approximately $1,111 million of secured debt, and Ball's subsidiaries that are non-guarantors had approximately $927.2 million in liabilities, excluding intercompany liabilities and the credit facilities, but including trade payables.

        There are restrictions on the ability of Ball Corporation and its restricted subsidiaries to incur additional debt pursuant to the indenture governing the old and new notes which indenture also governs $300 million of our existing 6 7/8% senior notes due 2012, the indenture governing the $300 million of Ball's 7 3/4% senior notes due 2006 and the terms of Ball's credit facilities.

        The exchange offer expires at 5:00 p.m., New York City time, on                 , 2003, unless we extend it.

        The new notes will not be listed on any national securities exchange or the Nasdaq Stock Market.

        Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. If the broker-dealer acquired the old notes as a result of market-making activities or other trading activities, such broker-dealer may use the prospectus for the exchange offer, as supplemented or amended, in connection with the resales of new securities. Ball Corporation has agreed that, during the period ending 180 days after the consummation of the exchange offer, subject to extension in limited circumstances, it will use all commercially reasonable efforts to keep the exchange offer registration statement effective and to make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution and Selling Restrictions."

        For a discussion of certain factors that should be considered by holders prior to tendering their outstanding notes in the exchange offer, see "Risk Factors" beginning on page 12.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2003.

        This prospectus incorporates by reference documents that contain important business and financial information about Ball that is not included in or delivered with this prospectus. These documents are available without charge to holders of the notes upon written or oral request to Ball Corporation, 10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado, 80038-5000, Attention: Scott C. Morrison, Vice President and Treasurer, telephone number (303) 469-3131. To obtain timely delivery, note holders must request the information no later than five business days before the expiration date. The expiration date is                        , 2003.

        This communication is directed solely at persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) to (d) of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together are referred to as relevant persons). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

        The distribution of this prospectus and the offer and sale of the new notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the new notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

i

MARKET DATA

        The market data presented herein are based upon estimates by our management, using various third party sources where available. While management believes that such estimates are reasonable and reliable, in certain cases, such estimates cannot be verified by information available from independent sources. Market, ranking and other similar data included in or incorporated by reference into this prospectus, and estimates and beliefs based on such data, may not be reliable indicators of future conditions or outcomes.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

        The pro forma financial information in this prospectus gives effect to the acquisition of Schmalbach-Lubeca GmbH, now known as Ball Packaging Europe, and the related financings, all of which occurred on December 19, 2002, as if they had occurred on January 1, 2002.

        Ball reports its financial statements in U.S. dollars and prepares its financial statements in accordance with generally accepted accounting principles in the United States, or US GAAP. In this prospectus, except where otherwise indicated, all references to "$," "dollars" or "U.S. dollars" are to the lawful currency of the United States, and all references to "euro" or "€" are to the common currency of certain participating member countries of the European Union and all reference to "pounds," "sterling," "British pounds" or "£" are to the lawful currency of the United Kingdom.

        Except as noted in "Description of Other Indebtedness," the translations of euros into dollars have been made at $1.1430 to €1.00, the rate as reported in The Wall Street Journal for June 27, 2003. As of September 10, 2003, the rate as reported in The Wall Street Journal was $1.1213 to €1.00.

FORWARD-LOOKING STATEMENTS

        We have made or implied certain forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus as well as in other written reports and oral statements. These forward-looking statements represent our goals, and actual results or outcomes may differ materially from those expressed or implied. As time passes, the relevance and accuracy of forward-looking statements may change. Some factors that could cause our actual results or outcomes to differ materially from those discussed in the forward-looking statements include, but are not limited to:

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  fluctuation in customer and end consumer growth and demand, particularly during the months when the demand for metal beverage beer and soft drink cans is heaviest;

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  product introductions;

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  insufficient production capacity;

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  overcapacity in foreign and domestic metal and plastic container industry production facilities and its impact on pricing and financial results;

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  lack of productivity improvement or production cost reductions;

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  the weather;

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  fruit, vegetable and fishing yields;

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  power and natural resource costs;

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  difficulty in obtaining supplies and energy, such as gas and electric power;

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  shortages in and pricing of raw materials, particularly resin, steel and aluminum and the ability or inability to include or pass on to customers changes in raw material costs;

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  changes in the pricing of our products and services;

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  competition in pricing and the possible decrease in, or loss of, sales resulting therefrom;

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  the German mandatory deposit or other restrictive packaging legislation such as recycling laws;

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  loss of profitability and plant closures;

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  insufficient or reduced cash flow;

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  transportation costs;

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  the inability to continue the repurchase of our common shares;

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  the ability to obtain adequate credit resources for foreseeable financing requirements of our businesses and to satisfy the resulting credit obligations;

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  regulatory action or federal and state legislation including mandated corporate governance and financial reporting laws;

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  environmental and workplace safety regulations;

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  increases in interest rates, particularly on our floating rate debt;

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  labor strikes;

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  increases in various employee benefits and labor costs, specifically pension, medical and health care costs incurred in the countries in which we have operations;

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  rates of return projected and earned on assets of our defined benefit retirement plans;

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  boycotts;

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  litigation;

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  antitrust, intellectual property, consumer and other issues;

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  maintenance and capital expenditures;

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  goodwill impairment;

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  the effect of LIFO accounting on earnings;

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  changes in generally accepted accounting principles or their interpretation;

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  local economic conditions;

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  the authorization, funding and availability of government contracts and the nature and continuation of those contracts and related services provided thereunder;

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  technical uncertainty associated with performance of aerospace and technologies segment contracts;

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  the ability to promptly invoice and collect accounts receivable from customers, particularly from governmental agencies;

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  international business and market risks such as the devaluation of international currencies;

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  pricing and ability or inability to sell scrap associated with the production of metal containers;

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  international business risks (including foreign exchange rates and tax rates) in the United States, Europe and particularly in developing countries such as China and Brazil;

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  foreign exchange rate of the U.S. dollar against the European euro, British pound, Polish zloty, Hong Kong dollar, Canadian dollar, Chinese renminbi and Brazilian real;

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  terrorist activity or war that disrupts or impacts the production, supply, or pricing of our goods and services, including raw materials and energy costs, and/or disrupts our ability to obtain adequate credit resources for the foreseeable financing requirements of our businesses; and

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  successful or unsuccessful acquisitions, joint ventures or divestitures and the integration activities associated therewith, including the integration and operation of the business of Schmalbach-Lubeca GmbH, now known as Ball Packaging Europe.

        If we are unable to achieve our goals, then our actual performance could vary materially from the goals we have expressed or implied in these forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, or SEC, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY

        The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes the terms of the new notes we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.

        As used in this prospectus, unless otherwise stated, the term (i) "Ball Corporation" refers only to Ball Corporation and not to any of its subsidiaries; (ii) "Ball" and "we," "us," "our" and similar terms refer to Ball Corporation and its subsidiaries; (iii) the term "you" refers to prospective investors in the new notes; (iv) "old notes" refers to the $250 million of our unregistered 6 7/8% Senior Notes due 2012 issued on August 8, 2003; (v) "new notes" refers to the $250 million of our 6 7/8% Senior Notes due 2012 offered for exchange pursuant to this prospectus and (vi) "notes" refers collectively to the new notes and the old notes.

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information, including the "Risk Factors," included elsewhere in this prospectus and the financial statements and related notes incorporated by reference herein.

The Exchange Offer

        On August 8, 2003, we privately placed $250 million of 6 7/8% Senior Notes due 2012. The old notes are, and the new notes will be, guaranteed by certain of our existing and future material domestic subsidiaries.

        Simultaneously with the private placement, the subsidiary guarantors and Ball Corporation entered into a registration rights agreement with the initial purchasers of the old notes. Under the registration rights agreement, Ball Corporation and the subsidiary guarantors must use all commercially reasonable efforts to deliver this prospectus to the holders of the old notes, to file the registration statement on or before November 6, 2003, to cause such registration statement to become effective on or prior to February 4, 2004 and to complete the exchange offer on or before 30 business days following the effective date of such registration statement. If the exchange offer does not meet such deadlines, we must pay liquidated damages to the holders of the old notes until such deadlines are met. You may exchange your old notes for new notes with substantially the same terms in this exchange offer. You should read the discussion under the heading "Summary—The New Notes" and "Description of the New Notes" for further information regarding the new notes.

        We believe that holders of the old notes may resell the new notes without complying with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended, the Securities Act, if certain conditions are met. You should read the discussion under the headings "Summary—The Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resales of the new notes.

Company Overview

        We are one of the world's leading suppliers of metal and plastic packaging to the beverage and food industry. Our packaging products are used for a wide variety of end markets and we have over 50 manufacturing plants around the world. We also supply aerospace and other technologies and services to commercial and governmental customers.

        Our products include:

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  aluminum and steel beverage cans for carbonated soft drinks, beer and other beverages, of which we produced approximately 45 billion units in 2002 in North America and Europe;

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  two- and three-piece steel food cans for packaging vegetables, fruit, soups, meat and other foods, of which we produced approximately 5.7 billion units in 2002 in North America;

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  PET plastic containers for carbonated soft drinks, water, juice, sports drinks, beer and other beverages, of which we produced approximately 5 billion units in 2002 in North America; and

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  aerospace and other high technology products and services, including defense systems, civil space systems and commercial space systems, which we provide to government and commercial customers through our wholly-owned subsidiary, Ball Aerospace & Technologies Corp., or BATC.

        We sell our packaging products to major beverage and food producers, including The Coca-Cola Company and its affiliated bottlers, PepsiCo Inc. and its affiliated bottlers, Miller Brewing Company, Anheuser-Busch Companies, Inc., Coors Brewing Company, N.V. Interbrew Belgium S.A., Heineken B.V., ConAgra Grocery Products Company, Kraft Foods North America, Inc. and Campbell Soup Company. We believe we have been able to develop long-term customer relationships by providing superior quality and customer service at competitive prices. Our preferred supplier status with our customers is evidenced by our large number of long-term supply contracts, our high customer retention and our numerous customer awards and recognitions. We estimate that in 2003 approximately 70% of our combined beverage can sales will be made under long-term supply agreements.

        We operate in the packaging industry, which consists of metal, glass, plastic and paper-based products in the form of cans, bottles, cartons, boxes, closures and flexible packages for a variety of end uses, including food and beverage, consumer products, personal care, pharmaceutical and medical, household and foodservice, among others. According to industry sources, the global packaging industry had estimated revenues in excess of $400 billion in 2002 and had an average annual growth rate in line with worldwide gross domestic product of approximately 3% to 4%. Worldwide shipments of metal beverage cans exceeded 220 billion units in 2002, generating revenues of approximately $15 billion. The U.S. beverage can industry is the largest with more than 100 billion cans shipped in 2002, followed by Europe with approximately 38 billion cans.

        On December 19, 2002, Ball acquired 100% of the outstanding shares of Schmalbach-Lubeca GmbH, or Schmalbach, formerly known as Schmalbach-Lubeca AG, a European beverage can manufacturer which is now known as Ball Packaging Europe GmbH, or Ball Packaging Europe. With this acquisition, we became one of the world's largest manufacturers of metal beverage cans with the ability to produce over 45 billion cans annually, and we gained entry into the European market, of which Ball Packaging Europe's share was approximately 31% in 2002.

Competitive Strengths

        We believe that a number of factors contribute to our position as a premier supplier of packaging products, with multiple sources of earnings and cash flow. These factors include:

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  Significant Presence in Multiple Markets—We are the largest manufacturer of metal beverage containers in North America, with 2002 production capacity of approximately 33 billion cans, representing approximately 31% of total North American beverage can capacity. As a result of the acquisition of Schmalbach, we are the second largest manufacturer of metal beverage containers in Europe, with estimated annual production capacity of approximately 12 billion cans, representing approximately 31% of total European beverage can capacity. Our beverage can capacity in North America is substantially higher than our next largest competitor in North America. We are also one of the largest beverage can producers in the People's Republic of China, or PRC, in addition to participating in joint ventures in Brazil, Thailand, Taiwan and the Philippines and licensing technology to companies in Mexico, Israel, Venezuela, Korea, Australia and New Zealand.

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  Diversified Sources of Cash Flow—Ball's operations historically have generated significant cash flow. We believe that the addition of Schmalbach has provided opportunities for Ball to increase earnings and cash flow. Our presence in multiple markets, including metal beverage cans, steel food cans, PET containers and high technology aerospace products, diversifies our available sources of free cash flow.

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  Low Cost Manufacturer with State-of-the-Art Facilities—We believe that, as a result of our size, superior process technology and manufacturing practices, we are one of the lowest cost metal beverage can producers in North America. Modernization programs at many of our facilities over the past decade have increased productivity, reduced costs and improved product quality. We believe that our expertise in low cost manufacturing can benefit the facilities acquired with Schmalbach.

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  Experienced Management—We are led by an experienced management team with a proven track record of successfully integrating major acquisitions, increasing profitability and cash flow, expanding our customer base, implementing state-of-the-art manufacturing process technology, improving operating efficiencies, introducing product innovations and entering new markets and businesses. Our top nine senior executives average over 17 years of packaging industry experience and over 18 years with Ball. Our European operations are managed by the former top two executives of Schmalbach prior to the acquisition, who have an average of over 11 years of packaging industry experience and spent over five years with Schmalbach prior to the acquisition.

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  High Quality Products and Service—We believe that the quality of our products and our customer service is among the highest in the industry, as indicated by the number of quality awards we have earned. For example, in 2001 Ball's beverage can business was presented with Miller's "Supplier of the Year" award, which is awarded to only one supplier per year. In addition, all four of Ball's beverage can facilities that supply Anheuser-Busch have earned its elite "Certified Supplier" status, which is based on our level of service and the quality of our systems. The Bierne, France facility received a "Best Quality Supplier" award from Coca-Cola and an "A-Class Supplier" award from Interbrew. Outside of the packaging product line, BATC was awarded Boeing's "Silver Supplier" status and the James S. Cogswell Award for Outstanding Industrial Security Achievement by the Defense Security Service. We continually strive to improve the quality of our products and production processes through rigorous quality systems, comprehensive employee training and tight control of our manufacturing processes.

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  Technological Leadership—We have extensive experience in improving productivity and designing innovative products. In particular, Ball has successfully increased manufacturing efficiencies and lowered unit costs through internally-developed equipment enhancements. We also have made numerous patented advancements in can and can end manufacturing techniques, in areas including dome reforming, spin flow necking and electromagnetic bodymaker redraw. We are thereby able to provide cans with innovative shapes and other customized features to our customers at a competitive price. We are sharing the best technology and innovations specific to Ball and Schmalbach to enhance our combined manufacturing operations.

Business Strategy

        Over the past several years, Ball has pursued a strategy to: (1) consolidate and grow through acquisitions, strategic alliances or other means in order to improve the competitive positioning and profitability of our existing businesses; (2) rationalize and restructure those businesses which faced overcapacity and/or insufficient levels of profitability and cash flow; and (3) operate our businesses to maximize returns of capital, profitability and cash flow. This strategy has resulted in several acquisitions, including Ball's acquisition of Schmalbach in 2002, which gave Ball entry into the European market, Ball's acquisition of Reynolds Metals Company's North American beverage can business in 1998, which doubled the size of Ball's beverage can operations, joint ventures in our food and beverage container businesses, entry into the PET business and investments of capital to expand and upgrade facilities. It also led to the sale of Ball's glass container operations in 1995 and 1996 and the consolidation of manufacturing facilities in North America and the PRC.

        To maintain our status as a premier, low cost manufacturer of packaging products and expand our world-class niche aerospace business, we will continue to pursue several strategic initiatives, including:

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  Leverage Relationships with Existing Customers—We have long-term relationships with leading domestic and international beverage and food manufacturers and are continually seeking to expand our business with these customers and their affiliates. These customer relationships are maintained and expanded through our continued delivery of low cost quality products, superior customer service, innovation in design, efficient distribution through the use of strategically located facilities and the supply of products under multi-year supply contracts.

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  Maintain Low Cost Position—We will continue to pursue opportunities to strengthen our low cost position in the metal beverage can business, as well as opportunities to lower costs in steel food cans and PET containers. Our strategy is to reduce costs and increase operating efficiencies through: (1) investments in productivity-enhancing machinery and equipment; (2) development and implementation of proprietary process technology; (3) reductions in the material content of containers; (4) improved utilization of capacity, equipment and personnel; and (5) purchasing economies of scale.

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  Enhance Technological Leadership—We will continue to make research and development an important element of our competitive advantage and strategy, both in designing new products and in improving production efficiency and productivity. We plan to continue to work actively with customers to improve existing products and to design new packaging features. For example, we recently entered into an exclusive agreement for sale and distribution of Daiwa Can Company's New Bottle Can beverage container in North America. In addition, we have formed a strategic alliance with Sonoco, a leading producer of easy-open ends for food cans. We also intend to leverage our design and engineering capabilities to develop value-added packaging and aerospace products, and to create more cost-effective manufacturing systems and materials that contribute to improvements in quality and operating efficiency.

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  Expand PET Business—We plan to continue to capitalize on the increasing usage of PET containers for beverage products. Our strategy is to expand our production capacity at existing plants so as to leverage our fixed investment, lower costs and optimize efficiency. We believe our PET products complement our metal beverage containers, giving us the opportunity to capitalize on our strong customer relationships, as well as provide us with a growth vehicle for new customers in the beverage and food industries.

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  Capitalize on BATC's World-Class Capabilities—We intend to focus on our core strength in the growing defense market, as well as in the commercial space market. Geopolitical events and executive and legislative branch priorities have created considerable growth opportunities in our core competencies. As an example, BATC's expertise in supplying highly specialized optical equipment to fix the Hubble Space Telescope is in demand in areas involving national security.

The Exchange Offer

        On August 8, 2003, Ball Corporation issued $250,000,000 principal amount of 6 7/8% Senior Notes due 2012, the old notes to which the exchange offer applies, to a group of initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In connection with the initial purchasers' purchase of the old notes, we agreed to commence the exchange offer within a certain time period following the initial offering of the old notes.

Registration Rights Agreement	We sold the old notes on August 8, 2003 to the initial purchasers—Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Dresdner Kleinwort Wasserstein Securities, Inc., McDonald Investments Inc., Morgan Stanley & Co. Incorporated and Rabo Securities USA, Inc. Simultaneously with the sale of the old notes, we entered into a registration rights agreement which provides for the exchange offer.

You may exchange your old notes for new notes, which have substantially identical terms. The exchange offer satisfies your rights under the registration rights agreement. After the exchange offer is over, you will not be entitled to any registration rights with respect to your old notes.
The Exchange Offer	We are offering new 6 7/8% Senior Notes due 2012, all of which new notes will have been registered under the Securities Act, in exchange for your old notes.

To exchange your old notes, you must properly tender them, and we must accept them. We will exchange all old notes that you validly tender and do not validly withdraw. We will issue registered new notes promptly after the expiration of the exchange offer.
Resale of New Notes
We believe that, if you are not a broker-dealer, you may offer for resale, resell or otherwise transfer the new notes without complying with the registration and prospectus delivery requirements of the Securities Act if you:
• acquire the new notes in the ordinary course of your business;
• are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a "distribution" of the new notes; and
• are not an "affiliate" of Ball within the meaning of Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. Moreover, our belief that transfers of new notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.

Any broker-dealer that acquires new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the new notes. However, by so acknowledging and by delivering a prospectus, such participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. During the period ending 180 days after the consummation of the exchange offer, subject to extension in limited circumstances, a participating broker-dealer may use this prospectus for an offer to sell, a resale or other retransfer of new notes received in exchange for old notes which it acquired through market-making activities or other trading activities.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2003, unless we extend the expiration date.
Withdrawal
You may withdraw your tender of old notes under the exchange offer at any time before the exchange offer expires. Any withdrawal must be in accordance with the procedures described in "The Exchange Offer—Withdrawal Rights."
Procedures for Tendering Old Notes	Each holder of old notes that wishes to accept the exchange offer must either:
•
complete, sign and date the accompanying letter of transmittal or a facsimile copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed, if required, and deliver the letter of transmittal, together with any other required documents (including the old notes), to the exchange agent; or

•
if old notes are tendered pursuant to book-entry procedures, the tendering holder must deliver a completed and duly executed letter of transmittal or arrange with DTC to cause an agent's message to be transmitted with the required information (including a book-entry confirmation) to the exchange agent; or
	•	comply with the procedures set forth below under "—Guaranteed Delivery."
Holders of old notes that tender old notes in the exchange offer must represent that the following are true:
	•	the holder is acquiring the new notes in the ordinary course of its business;
	•	the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a "distribution" of the new notes; and
	•	the holder is not an "affiliate" of Ball within the meaning of Rule 405 of the Securities Act.

Do not send letters of transmittal, certificates representing old notes or other documents to us or DTC. Send these documents only to the exchange agent at the appropriate address given in this prospectus and in the letter of transmittal.
Special Procedures for Tenders by Beneficial Owners of Old Notes	If
	•	you beneficially own old notes;
	•	those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee; and
	•	you wish to tender your old notes in the exchange offer;
please contact the registered holder as soon as possible and instruct it to tender on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.
Guaranteed Delivery
If you hold old notes in certificated form or if you own old notes in the form of a book-entry interest in a global note deposited with the trustee, as custodian for DTC, and you wish to tender those old notes but
	•	your old notes are not immediately available;
	•	time will not permit you to deliver the required documents to the exchange agent by the expiration date; or
	•	you cannot complete the procedure for book-entry transfer on time;
you may tender your old notes pursuant to the procedures described in "The Exchange Offer—Procedures for Tendering Old Notes—Guaranteed Delivery."

Consequences of Not Exchanging Old Notes
If you do not tender your old notes or we reject your tender, your old notes will remain outstanding and will be entitled to the benefits of the indenture governing the notes. Under such circumstances, you would not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Existing transfer restrictions would continue to apply to the old notes.

We could reject your tender of old notes if you tender them in a manner that does not comply with the instructions provided in this prospectus and the accompanying letter of transmittal. See "Risk Factors—Consequences of a Failure to Exchange Old Notes" for further information.
Appraisal or Dissenters' Rights	You do not have any appraisal or dissenters' rights in connection with the exchange offer. See "The Exchange Offer" and "Risk Factors—Consequences of a Failure to Exchange Old Notes."
Material U.S. Federal Tax Consequences	Your exchange of old notes for new notes will not be treated as a taxable event for U.S. federal income tax purposes. See "Material U.S. Federal Tax Consequences."
Conditions
The exchange offer is subject to the conditions that it not violate applicable law or any SEC policy. In addition, the exchange offer is conditioned on the tender of the old notes to us by the holders in accordance with the exchange offer.
Use of Proceeds
We will not receive any proceeds from the exchange offer or the issuance of the new notes. The net proceeds from the issuance of the old notes were used to redeem our $250 million principal amount of 8 1/4% senior subordinated notes due 2008.
Acceptance of Old Notes and Delivery of New Notes
We will accept for exchange any and all old notes properly tendered prior to the expiration of the exchange offer. We will complete the exchange offer and issue the new notes promptly after the expiration date.
Exchange Agent
The Bank of New York is serving as exchange agent for the exchange offer. The address and telephone number of the exchange agent are provided in this prospectus under "The Exchange Offer—Exchange Agent" and in the letter of transmittal.

The New Notes

        The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

  •
  will have been registered under the Securities Act;

  •
  will not bear restrictive legends restricting their transfer under the Securities Act;

  •
  will not entitle holders to the registration rights that apply to the old notes; and

  •
  will not contain provisions relating to an increase in the interest rate borne by the old notes under circumstances related to the timing of the exchange offer.

        The new notes represent the same debt as the old notes and are governed by the same indenture, which is governed by New York law.

Issuer	Ball Corporation.
Notes Offered
$250,000,000 in aggregate principal amount of 6 7/8% senior notes due 2012, offered as additional notes under Ball Corporation's existing indenture dated as of December 19, 2002, pursuant to which, on December 19, 2002, we issued $300 million of 6 7/8% senior notes due 2012.

Our currently outstanding 6 7/8% senior notes due 2012, the outstanding 2012 senior notes, and the new notes will be, treated as a single series under the indenture, including for purposes of determining whether the required percentage of note holders have given their approval or consent to certain actions as required by the indenture.
Maturity Date	December 15, 2012.
Interest Payment Dates	June 15 and December 15 of each year, commencing December 15, 2003.
Guarantees
Ball Corporation's operations are conducted through its subsidiaries. Ball Corporation's obligations under the old notes are, and under the new notes will be, fully and unconditionally guaranteed by certain of Ball Corporation's existing and future material domestic subsidiaries. The old notes are not, and the new notes will not be, guaranteed by any of Ball Corporation's foreign subsidiaries. Ball Corporation and the entities that will guarantee the new notes and that are guarantors of the old notes generated approximately 71% of our pro forma net sales for the year ended December 31, 2002 and 73% of our net sales for the six months ended June 29, 2003.
Ranking	The old notes are, and the new notes will be, Ball Corporation's senior unsecured obligations and rank:
•
equally in right of payment to all of Ball Corporation's existing and future senior unsecured debt, including our 7 3/4% senior notes due 2006, the 2006 senior notes, and the outstanding 2012 senior notes; and
• senior in right of payment to all of Ball Corporation's existing and future debt that expressly provides for its subordination to the notes.

The subsidiary guarantee of each subsidiary guarantor under the old notes is, and under the new notes will be, such subsidiary guarantor's senior unsecured obligation and rank:
•
equally in right of payment to all of such subsidiary guarantor's existing and future senior unsecured debt, including the subsidiary guarantees of our 2006 senior notes and our outstanding 2012 senior notes; and
• senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

In the event that our secured creditors exercise their rights with respect to our pledged assets, those creditors would be entitled to be repaid in full from the proceeds of a sale of the pledged assets before those proceeds would be available for distribution to our other senior creditors, including the holders of the notes. The assets of our subsidiaries that are not subsidiary guarantors will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries.
As of June 29, 2003, after taking into account the issuance of the old notes, this exchange offer and the redemption of our 8 1/4% senior subordinated notes due 2008, the 2008 subordinated notes:
•
Ball Corporation and its subsidiaries would have had approximately $2,047.9 million principal amount of outstanding debt on a consolidated basis, of which approximately $1,111 million would have been secured, and an additional $262 million would have been available for borrowing on a secured basis under the credit facilities; and
• Ball's subsidiaries that are non-guarantors would have had approximately $927.2 million in liabilities, excluding intercompany liabilities and the credit facilities but including trade payables.
See "Description of Other Indebtedness."
Optional Redemption
Before December 15, 2005, we may redeem up to 35% of the original aggregate principal amount of the notes with the net proceeds of certain equity offerings, provided at least 65% of the original aggregate principal amount of the notes remains outstanding after the redemption.

On or after December 15, 2007, we may redeem some or all of the notes at any time at the redemption prices described in the section "Description of New Notes—Optional Redemption" plus accrued and unpaid interest, if any, to the date of redemption.

Offer to Purchase
If we sell certain assets or experience specific kinds of changes in control, we must offer to purchase the notes at the prices listed in the section "Description of New Notes—Repurchase at the Option of Holders" plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption.
Covenants
We issued the old notes, and will issue the new notes, under our existing indenture dated as of December 19, 2002, among Ball Corporation, the subsidiary guarantors and the trustee. The indenture, among other things, limits Ball Corporation's and its restricted subsidiaries' ability to:
	•	incur additional debt and issue preferred stock;
	•	pay dividends or make other restricted payments;
	•	make certain investments;
	•	create liens;
	•	place restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us;
	•	sell assets;
	•	merge or consolidate with other entities; and
	•	enter into transactions with affiliates.

As of the date hereof, certain subsidiaries of Ball Corporation including, but not limited to, Ball Capital Corp. II, Ball Asia Pacific Limited and its affiliates and joint ventures and all other subsidiaries designated as unrestricted subsidiaries or excluded subsidiaries are not restricted subsidiaries, and therefore not subject to these covenants. See "Description of New Notes—Certain Definitions" for a list of excluded subsidiaries.

Each of the covenants is subject to a number of important exceptions and qualifications. Certain of these covenants will no longer be applicable if and when the notes are rated Baa3 or better by Moody's and BBB- or better by Standard & Poor's. See "Description of New Notes."
Absence of a Public Market for the New Notes
The old notes are presently eligible for trading through the PORTALsm Market, but the new notes will be new securities for which there is currently no market. We do not intend to apply for a listing of the new notes on any securities exchange. Accordingly, we cannot assure you that a liquid market for the new notes will develop or be maintained.

Risk Factors

        Investing in the notes involves a number of material risks. You should consider carefully the information set forth under "Risk Factors" beginning on page 12 before deciding whether to participate in the exchange offer.

Address and Telephone Number

        Our principal executive office is located at Ball Corporation, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510 and our telephone number is (303) 469-3131.

RISK FACTORS

        You should carefully consider the risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus before making a decision to exchange your old notes in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations.

Risks Associated with the Exchange Offer

Consequences of a Failure to Exchange Old Notes

        We did not register the old notes under the Securities Act or any state securities laws, nor do we intend to register such old notes after the exchange offer. As a result, the old notes may only be transferred in limited circumstances under the securities laws. If you do not exchange your old notes in the exchange offer, you will lose your right to have the old notes registered under the Securities Act, subject to certain limitations. If you continue to hold old notes after the exchange offer, you may be unable to sell the old notes. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to existing transfer restrictions.

Lack of Public Market for New Notes

        While the old notes are presently eligible for trading in the PORTALsm Market, there is no existing market for the new notes. We do not intend to apply for a listing of the new notes on any securities exchange. We do not know if an active public market for the new notes will develop or, if developed, will continue. If an active public market does not develop or is not maintained, the market price and liquidity of the new notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the new notes, the ability of holders to sell their new notes or the price at which holders may sell their new notes. In addition, the liquidity and the market price of the new notes may be adversely affected by changes in the overall market for securities similar to the new notes, by changes in our financial performance or prospects and by changes in conditions in our industry.

Procedures for Tender of Old Notes

        The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of the old notes or a book-entry confirmation related thereto, or compliance with requirements for guaranteed delivery, a properly completed and executed letter of transmittal or an agent's message, and all other required documentation. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the old notes in the exchange offer to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled "The Exchange Offer" and "Plan of Distribution and Selling Restrictions" later in this prospectus.

Risks Relating to Our Business and Operations

The loss of a key customer could have a significant negative impact on our sales.

        While we have diversified our customer base, we do sell a majority of our packaging products to relatively few major beverage and packaged food companies, some of which operate in both North America and Europe. The following table illustrates Ball's 2002 consolidated net sales to our major customers:

Customer	Percentage of 2002 net sales
PepsiCo Inc. and affiliated bottlers	22%
Miller Brewing Company	15%
The Coca-Cola Company and affiliated bottlers	10%
Anheuser-Busch Companies, Inc.	7%

Total	54%

        Although approximately 70% of our customer contracts are long-term, these contracts are terminable under certain circumstances, such as our failure to meet quality or volume requirements. Because we depend on relatively few major customers, our business, financial condition or results of operations could be adversely affected by the loss of any of these customers, a reduction in the purchasing levels of these customers, a strike or work stoppage by a significant number of these customers' employees or an adverse change in the terms of the supply agreements with these customers.

        The primary customers for our aerospace work are U.S. government agencies or their prime contractors. These sales represented approximately 9% of Ball's consolidated 2002 pro forma net sales. Our contracts with these customers are subject to, among other things, the following risks:

  •
  unilateral termination for convenience by the customers;

  •
  reduction or modification in the scope of the contracts due to changes in the customer's requirements or budgetary constraints;

  •
  under fixed-price contracts, increased or unexpected costs causing losses or reduced profits; and

  •
  under cost reimbursement contracts, unallowable costs causing losses or reduced profits.

        Congressional budget reductions or a failure to increase agency budgets may limit both the funding of our existing government-derived contracts and our ability to obtain new contracts. In addition, our failure to win a long-term contract with a government agency or their prime contractors can effectively prevent us from selling certain items to that customer for an extended period of time.

We face competitive risks from many sources that may negatively impact our profitability.

        Competition within the packaging industry is intense. Increases in productivity, combined with surplus capacity in the industry, have maintained competitive pricing pressures. The principal methods of competition in the general packaging industry are price, service and quality. Some of our competitors may have greater financial, technical and marketing resources. Our current or potential competitors may offer products at a lower price or products that are superior to ours. In addition, our competitors may be more effective and efficient in integrating new technologies. Any of the factors listed above may cause price reductions, reduced gross margins and losses of market share for us. We cannot assure you that we will compete successfully.

We cannot assure you that we will successfully integrate the newly acquired operations of Ball Packaging Europe.

        If we cannot successfully integrate the newly acquired operations of Ball Packaging Europe, we may experience material negative consequences to our business, financial condition or results of operations. The integration of companies that have previously been operated separately involves a number of risks, including, but not limited to:

  •
  demands on management related to the significant increase in our size as a result of the acquisition;

  •
  the diversion of management's attention from the management of daily operations to the integration of operations;

  •
  difficulties in the assimilation and retention of employees;

  •
  difficulties in the assimilation of different cultures and practices, as well as in the assimilation of broad and geographically dispersed personnel and operations;

  •
  the risks of entering markets in which the acquirer has no or limited prior experience;

  •
  difficulties in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal accounting controls, procedures and policies; and

  •
  expenses of any undisclosed or potential legal liabilities.

        Prior to the acquisition, Ball and Schmalbach operated as separate entities. We may not be able to maintain the levels of revenue, earnings or operating efficiency that Ball or Schmalbach had achieved or might have achieved separately. Successful integration of the newly acquired operations of Ball Packaging Europe will depend on our ability to manage those operations, realize opportunities for revenue growth presented by strengthened product offerings and expanded geographic market coverage and, to some degree, to eliminate redundant and excess costs. Because of difficulties in combining geographically distant operations, we may not be able to achieve the benefits that we hope to achieve from the acquisition. The pro forma combined financial results of Ball and Schmalbach incorporated by reference into this prospectus cover periods during which they were not under the same management and, therefore, may not be indicative of our future financial or operating results.

Mandatory deposit laws in Germany have had and could continue to have a negative effect on the demand for beverage cans in Germany.

        On January 1, 2003, Germany imposed a refundable mandatory deposit on most non-refillable beverage containers sold in the country. This included beverage cans. Due to political and legal uncertainties no adequate or effective nationwide system for returning the containers was in place at the time the deposit was imposed and some retailers have stopped carrying beverages in non-refillable containers until a return system is in place. As a result, beverage can sales in Germany have declined sharply. We are working with beverage companies, retailers, other container manufacturers and recyclers to develop an effective return system. However, we cannot say with certainty when a return system will be in place or that such system or systems will be effective. In the meantime we have reduced our production of beverage cans in Germany, increased exports from Germany to other European nations and delayed capital expansion projects that had been planned for 2003 in France and Poland. Further delay in the implementation of an effective return system could adversely affect our sales, results and cash flow in Germany.

We have a narrow product range and our business would suffer if usage of our products decreased.

        For the year ended December 31, 2002, 70% of our pro forma net sales were from the sale of metal beverage cans, and we expect to derive a significant portion of our future revenues from the sale of metal beverage cans. We sell no PET bottles in Europe. Our business would suffer if the use of metal beverage cans decreased. Accordingly, broad acceptance of aluminum and steel cans for a wide variety of beverages by consumers is critical to our future success. If demand for glass and PET bottles increases relative to cans, or the demand for aluminum and steel cans does not develop as expected, our business, financial condition or results of operations could be materially adversely affected.

We are subject to competition from alternative products which could result in lower profits and reduced cash flows.

        Competition from alternative beverage containers could result in lower profits and reduced cash flows. The metal beverage can is subject to significant competition from substitute products, particularly plastic soft drink bottles made from PET, single serve beer bottles, and containers made of glass, cardboard or other materials. In addition, there have been several recent developments in plastic beer bottle technology that may enable plastic bottles to better compete against the can. Both the proportion of plastic bottles sold in the U.S. and European soft drink container markets and the proportion of glass bottles sold in the U.S. beer container market grew substantially during the 1990s and the early 2000s. Competition from plastic soft drink bottles is particularly intense in the United States and the United Kingdom. There can be no assurance that we will successfully compete against alternative beverage containers which could result in a reduction in our profits or cash flow.

Our business, financial condition and results of operations are subject to risks resulting from increased international operations.

        We are subject to significantly greater international exposure as a result of the acquisition of Schmalbach. On a pro forma basis, we would have derived approximately 24% of our total net sales from outside of North America in the year ended December 31, 2002. The increased scope of international operations may lead to more volatile financial results than can be predicted based upon historical results. The combined businesses have operations in 10 countries and, as of June 29, 2003, employed approximately 8,700 employees in the United States and approximately 4,200 employees in other countries. Increased international operations may make it more difficult for us to manage our business because of:

  •
  political and economic instability in foreign markets;

  •
  foreign governments' restrictive trade policies;

  •
  inconsistent product regulation or sudden policy changes by foreign agencies or governments;

  •
  the burden of complying with multiple and potentially conflicting laws;

  •
  the imposition of duties, taxes or government royalties;

  •
  foreign exchange rate risks;

  •
  difficulty in collecting international accounts receivable;

  •
  potentially longer payment cycles;

  •
  increased costs in maintaining international manufacturing and marketing efforts;

  •
  the introduction of non-tariff barriers and higher duty rates;

  •
  difficulties in enforcement of contractual obligations and intellectual property rights;

  •
  the geographic, time zone, language and cultural differences between personnel in different areas of the world; and

  •
  national and regional labor strikes.

        Any of these factors could materially adversely affect our business, financial condition or results of operations.

We have been exposed and, as a result of the acquisition of Schmalbach, are further exposed to exchange rate fluctuations.

        For the year ended December 31, 2002, on a pro forma basis, approximately 70% of our net sales were attributable to operations with U.S. dollars as their functional currency, and approximately 30% of our net sales were attributable to operations having other functional currencies, with approximately 15% of net sales attributable to the euro. Due to fluctuations in the currencies listed below, primarily the Brazilian real, Ball incurred unfavorable accumulated foreign currency translation adjustments of $2.1 million and $3.2 million for the years ended December 31, 2001 and 2000, respectively.

        Our reporting currency is the U.S. dollar. Historically, Ball's foreign operations, including assets and liabilities and revenues and expenses, have been denominated in various currencies other than the U.S. dollar, and we expect that our foreign operations will continue to be so denominated. As a result, the U.S. dollar value of Ball's foreign operations have varied, and will continue to vary, with exchange rate fluctuations. In this respect, historically Ball has been primarily exposed to fluctuations in the exchange rate of the Brazilian real, Thai baht, Chinese renminbi, Hong Kong dollar and Canadian dollar against the U.S. dollar.

        Schmalbach's operations prior to its acquisition by Ball, including assets and liabilities and revenues and expenses, were denominated in euros, sterling and Polish zloty and reported in euros. Ball Packaging Europe has continued this practice. As a result, the U.S. dollar value of Ball Packaging Europe's operations varies with exchange rate fluctuations.

        A decrease in the value of any of these currencies, including the euro, relative to the U.S. dollar could reduce our profits from foreign operations and the value of the net assets of our foreign operations when reported in U.S. dollars in our financial statements. This could have a material adverse effect on our business, financial condition or results of operations as reported in U.S. dollars.

        In addition, fluctuations in currencies, relative to other currencies in which the earnings are generated, may make it more difficult to perform period-to-period comparisons of our reported results of operations. For purposes of accounting, the assets and liabilities of our foreign operations, where the local currency is the functional currency, are translated using period-end exchange rates, and the revenues and expenses of our foreign operations are translated using average exchange rates during each period. Translation gains and losses are reported in accumulated other comprehensive loss as a component of shareholders' equity.

        While our expenses with respect to foreign operations are generally denominated in the same currency as the corresponding sales, thereby generally limiting exchange rate risk with respect to transactions, our purchases of aluminum for foreign operations are denominated in U.S. dollars, thus subjecting us to exchange rate risk with respect to aluminum. We cannot predict the effect of exchange rate fluctuations upon future operating results.

        We manage our exposure to foreign currency fluctuations in order to mitigate the effect of foreign cash flow and reduce earnings volatility associated with foreign exchange rate changes. We primarily use forward contracts and options to manage our foreign currency exposures and, as a result, we experience gains and losses on these derivative positions offset, in part, by the impact of currency fluctuations on existing assets and liabilities. Economic risks associated with these hedging instruments include: unexpected fluctuations in interest rates impacting our future buying power for purchasing foreign currencies; and unexpected changes in the timing and collection of funds related to hedging instruments, both of which can cause hedging instruments to be ineffective. An ineffective hedging instrument may expose us to currency losses, which could have an adverse effect on our business, financial condition or results of operations. We cannot assure you that our hedging instruments will be effective.

Our business, operating results and financial condition are subject to particular risks in certain regions of the world.

        We may experience an operating loss in one or more regions of the world for one or more periods, which could have a material adverse effect on our business, operating results or financial condition. In particular, current local market conditions have slowed our businesses in China and Brazil and decreased exports of our products from China to other Asian countries. We cannot predict when or if these market conditions will improve. Moreover, overcapacity, which often leads to lower prices, exists in a number of regions, including Asia and Latin America, and may persist even if demand grows. Our ability to manage such operational fluctuations and to maintain adequate long-term strategies in the face of such developments will be critical to our continued growth and profitability.

If we fail to retain key management and personnel we may be unable to implement our key objectives.

        We believe that our future success depends, in large part, on our experienced management team. Losing the services of key members of our management team could make it difficult for us to manage our business and meet our objectives.

Decreases in our ability to apply new technology and know-how may affect our competitiveness.

        Our success depends in part on our ability to improve production processes and services. We must also introduce new products and services to meet changing customer needs. If we are unable to implement better production processes or to develop new products, we may not be able to remain competitive with other manufacturers. As a result, our business, financial condition or results of operations could be adversely affected.

Bad weather may result in lower sales.

        We manufacture packaging products primarily for beverages and foods. Unseasonably cool weather can reduce demand for certain beverages packaged in our containers. In addition, poor weather conditions that reduce crop yields of fruits and vegetables can adversely affect demand for our food containers, creating potentially adverse effects on our business.

We are vulnerable to fluctuations in the supply and price of raw materials.

        We purchase aluminum, steel, plastic resin and other raw materials and packaging supplies from several sources. While all such materials are available from numerous independent suppliers, raw materials are subject to fluctuations in price attributable to a number of factors, including general economic conditions, the demand by other industries for the same raw materials and the availability of complementary and substitute materials. Although we enter into commodities purchase agreements from time to time and use derivative instruments to hedge our risk, we cannot ensure that our current suppliers of raw materials will be able to supply us with sufficient quantities or at reasonable prices. Increases in raw material costs could have a material adverse effect on our business, financial condition or results of operations. Because our North American contracts often pass raw material costs directly on to the customer, increasing raw materials costs may not impact our near-term profitability but could decrease our sales volume over time. In Europe, our contracts do not typically allow us to pass on increased raw material costs and we regularly use derivative agreements to manage this risk; however, our hedging procedures may be insufficient and our results could be materially impacted if materials costs increase suddenly in Europe.

Prolonged work stoppages at plants with union employees could jeopardize our financial position.

        As of June 29, 2003, approximately 20% of our employees in North America and 80% of our employees in Europe were covered by one or more collective bargaining agreements. These collective bargaining agreements have staggered expirations over the next three years. Although we consider our employee relations to be generally good, a prolonged work stoppage or strike at any facility with union employees could have a material adverse effect on our business, financial condition or results of operations. In addition, we cannot assure you that upon the expiration of existing collective bargaining agreements new agreements will be reached without union action or that any such new agreements will be on terms satisfactory to us.

Our business is subject to substantial environmental remediation and compliance costs.

        Our domestic and international operations are subject to federal, state and local laws and regulations relating to environmental hazards, such as emissions to air, discharges to water, the handling and disposal of hazardous and solid wastes and the cleanup of hazardous substances. The U.S. Environmental Protection Agency has designated us, along with numerous other companies, as a potentially responsible party for the cleanup of several hazardous waste sites. Based on available information, we do not believe that any costs incurred in connection with such sites will have a material adverse effect on our financial condition, results of operations, capital expenditures or competitive position.

        We continually review our compliance with environmental laws and believe that our operations are in substantial compliance with these laws, other than in the situations described above. However, we may incur liabilities for noncompliance, or substantial expenditures to achieve compliance, with environmental laws in the future. In addition, stricter laws and regulations, or stricter interpretations of existing laws or regulations, may impose new liabilities on us, adversely affecting our business, financial condition and results of operations in the future.

        Furthermore, various legislators have introduced or may introduce laws prohibiting, taxing or restricting the sale or use of certain types of containers or prohibiting disposal of packaging materials in landfills. Some laws have been adopted and others rejected. We anticipate that advocates of such laws will continue to lobby for their passage in the future. Wide adoption of these or similar laws could have an adverse affect on our business, financial condition and results of operations.

If we were required to write down all or part of our goodwill, our net income and net worth could be materially adversely affected.

        As a result of Ball's acquisitions, we have $1,250.6 million of net goodwill recorded on our consolidated balance sheet as of June 29, 2003. Historically, we have amortized goodwill on a straight-line basis, principally over 40 years. Beginning January 1, 2002, we no longer amortize goodwill. Instead, we are required to periodically determine if our goodwill has become impaired, in which case we would write down the impaired portion of our goodwill. If we were required to write down all or part of our goodwill, our net income and net worth could be materially adversely affected.

If the investments in Ball's pension plans do not perform as expected, we may have to contribute additional amounts to the plans, which would otherwise be available to cover operating expenses.

        Ball maintains noncontributory, defined benefit pension plans covering substantially all of its U.S., Canadian and U.K. employees, which we fund based on certain actuarial assumptions. The plans' assets consist primarily of common stocks and fixed income securities. If the investments in the plans do not perform at expected levels, then we will have to contribute additional funds to ensure that the program will be able to pay out benefits as scheduled. Such an increase in funding could result in a decrease in our available cash flow and net earnings and the recognition of such an increase could result in a reduction to our shareholders' equity. For example, we recorded an increase in our minimum pension liability in the fourth quarter of 2002 as a result of the decline in the market value of the plans' assets. This increase in pension liability was reflected as an increase in other liabilities and a corresponding decrease in shareholders' equity.

Risks Relating to the Notes

Our significant debt could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

        We have, and will continue to have, a significant amount of debt. On June 29, 2003, including the effects of the offering of the old notes, this exchange offer, and the redemption of the 2008 subordinated notes, we would have had total debt of $2,047.9 million (which consisted of $250 million of the notes, $1,079.9 million of borrowings under our credit facilities, $600 million of the outstanding 2012 senior notes and the 2006 senior notes and $118 million of other debt). Our ratio of earnings to fixed charges was 2.9x for the six months ended June 29, 2003.

        Our high level of debt could have important consequences to you, including the following:

  •
  use of a large portion of our cash flow to pay principal and interest on the notes, the existing notes, the credit facilities and our other debt, which will reduce the availability of our cash flow to fund working capital, capital expenditures, research and development expenditures and other business activities;

  •
  current and future debt under our credit facilities is secured;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  restrict us from making strategic acquisitions or exploiting business opportunities;

  •
  make it more difficult for us to satisfy our obligations with respect to the notes;

  •
  place us at a competitive disadvantage compared to our competitors that have less debt;

  •
  limit our ability to make capital expenditures in order to maintain our manufacturing plants in good working order and repair; and

  •
  limit, along with the financial and other restrictive covenants in our debt, among other things, our ability to borrow additional funds, dispose of assets or pay cash dividends.

        In addition, a substantial portion of our debt bears interest at variable rates. If market interest rates increase, variable-rate debt will create higher debt service requirements, which would adversely affect our cash flow. While we generally enter into agreements limiting our exposure, any such agreements may not offer complete protection from this risk.

We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.

        Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures and research and development efforts, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors that may be beyond our control.

        Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our credit facilities will be adequate to meet our future liquidity needs for the next several years barring any unforeseen circumstances which are beyond our control.

        We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our credit facilities, the existing notes or the notes, on commercially reasonable terms or at all.

Despite our current significant level of debt, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt.

        We may be able to incur substantial additional debt in the future. Although the indenture governing the notes contains restrictions on the incurrence of additional debt, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. If new debt is added to our current debt levels, the substantial risks described above would intensify.

Our secured creditors will be entitled to be paid in full from the proceeds from the sale of our pledged assets before such proceeds will be available for payment on the notes.

        The notes and the subsidiary guarantees are unsecured obligations. Holders of our secured debt will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing the secured debt. Notably, Ball Corporation and the subsidiary guarantors are parties to the credit facilities, which are secured by liens on the stock of substantially all of Ball Corporation's and the subsidiary guarantors' subsidiaries. In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured creditors would be entitled to be repaid in full from the proceeds of those assets before those proceeds would be available for distribution to our other senior creditors, including the holders of the notes. At June 29, 2003, after taking into account the issuance of the old notes, this exchange offer and the redemption of the 2008 subordinated notes, we had $1,111 million of secured indebtedness, and approximately $262 million would have been available for additional borrowings under our credit facilities. In addition, future borrowings under our credit facilities as well as obligations under interest rate protection or other hedging agreements owed to our credit facilities lenders and their affiliates will be secured. The indenture governing the notes permits us to incur additional secured indebtedness provided certain conditions are met. In addition, if we are involved in a bankruptcy, foreclosure, dissolution, winding-up, liquidation, reorganization or similar proceeding or upon a default in payment on, or the acceleration of, any indebtedness under our credit facilities and other secured indebtedness, our assets that secure such indebtedness will be available to pay obligations on the notes and under the subsidiary guarantees only after all indebtedness under our credit facilities and other secured indebtedness has been paid in full from those assets. Holders of the notes will participate ratably with all holders of our unsecured debt that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

Not all of our subsidiaries will guarantee the notes. The assets of such non-guarantor subsidiaries will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries.

        The assets of our subsidiaries that are not subsidiary guarantors, which includes our foreign subsidiaries, among others, will be subject to the prior claims of all creditors of those subsidiaries, including trade creditors. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding of any of our non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. None of our foreign subsidiaries guarantee the notes and certain of our domestic subsidiaries do not guarantee the notes. Certain European subsidiaries are borrowers under the credit facilities, and are obligors and cross-guarantors on $665.8 million of European term loans and amounts borrowed by such subsidiaries under the revolving credit facilities, as of June 29, 2003. Additionally, Ball's Canadian operating subsidiary is a party to the $35 million Canadian revolving credit facility issued under the credit facilities. As of June 29, 2003, our non-guarantor subsidiaries would have had $927.2 million of outstanding liabilities, excluding intercompany liabilities and the credit facilities but including trade payables. Under some circumstances, the terms of the notes permit Ball Corporation and the guarantor subsidiaries to incur additional debt. In addition, on a pro forma basis, Ball Corporation and the guarantor subsidiaries generated 71% of our net sales for the year ended December 31, 2002 and represented 47% of our assets as of December 31, 2002 and 45% as of June 29, 2003.

The terms of our debt impose restrictions on us that may affect our ability to successfully operate our business and our ability to make payments on the notes.

        The indentures governing our notes contain and/or the credit agreement governing our credit facilities contain, covenants that, among other things, limit our ability to:

  •
  incur additional debt and issue preferred stock;

  •
  pay dividends or make other restricted payments;

  •
  make certain investments;

  •
  create liens;

  •
  allow restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us;

  •
  sell assets;

  •
  merge or consolidate with other entities; and

  •
  enter into transactions with affiliates.

        The credit facilities also require us to comply with specified financial ratios and tests, including, but not limited to, minimum interest coverage ratio, maximum leverage ratio and minimum fixed charge coverage ratio.

        These covenants could materially and adversely affect our ability to finance our future operations or capital needs and to engage in other business activities that may be in our best interest.

        All of these covenants may restrict our ability to expand or to pursue our business strategies. Our ability to comply with these covenants may be affected by events beyond our control, such as prevailing economic conditions and changes in regulations, and if such events occur, we cannot be sure that we will be able to comply. A breach of these covenants could result in a default under the indentures governing our notes and/or the credit facilities. If there were an event of default under the indentures for the existing notes or the notes and/or the credit facilities, holders of such defaulted debt could cause all amounts borrowed under these instruments to be due and payable immediately. Additionally, if we fail to repay the debt under the credit facilities when it becomes due, the lenders under the credit facilities could proceed against certain of our assets and capital stock which we have pledged to them as security. We cannot assure you that our assets or cash flow will be sufficient to repay borrowings under the outstanding debt instruments in the event of a default thereunder.

We may not be able to service the notes because of our operational structure.

        The notes are obligations solely of Ball Corporation, and each subsidiary guarantee is the obligation solely of the applicable subsidiary guarantor. Ball Corporation, the issuer of the notes, is a holding company and, as such, its operations are conducted through its subsidiaries. Ball Corporation's subsidiaries are its primary source of income and it relies on that income to make payments on debt. However, Ball Corporation's subsidiaries are separate and distinct legal entities.

        Except for the subsidiary guarantees given by the subsidiary guarantors, holders of the notes cannot demand repayment of the notes from Ball Corporation's subsidiaries because the notes are not obligations of non-guarantor subsidiaries. Therefore, although Ball Corporation's operating subsidiaries may have cash, Ball Corporation may not be able to make payments on its debt. In addition, the ability of Ball Corporation's subsidiaries to make payments to Ball Corporation will also be affected by their own operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing any debt or leases of such subsidiaries. Although the indenture governing the notes limits the ability of such subsidiaries to enter into any consensual restrictions on their ability to pay dividends and other payments to us, such limitations are subject to a number of significant qualifications.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes.

        Upon certain events constituting a change of control, as that term is defined in the indenture governing the notes, including a change of control caused by an unsolicited third party, we are required to make an offer in cash to repurchase all or any part of each holder's notes at a price equal to 101% of the principal thereof, plus accrued interest. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control event to repurchase all tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control will result in a default under the indenture governing the notes, which could lead to a cross-default under our credit facilities and under the terms of our other debt. In addition, our credit facilities effectively prohibit us from making any such required repurchases. Prior to repurchasing the notes on a change of control event, we must either repay outstanding debt under our credit facilities or obtain the consent of the lenders under those facilities. If we do not obtain the required consents or repay our outstanding debt under our credit facilities, we would remain effectively prohibited from offering to repurchase the notes.

We may not be required, or we may not be able, to repurchase the notes upon an asset sale.

        Holders of the notes may not have all or any of their notes repurchased following an asset sale because:

  •
  we are only required to repurchase the notes under certain circumstances if there are excess proceeds of the asset sale; or

  •
  we may be prohibited from repurchasing the notes by the terms of our senior debt, including the credit facilities.

        Under the terms of the indenture governing the notes, we are required to repurchase all or a portion of the notes following an asset sale at a purchase price equal to 100% of the principal amount of the notes. However, we are only required to repurchase the notes from the excess proceeds of the asset sale that we do not use to repay other senior debt or to acquire replacement assets. We can also defer the offer to you until there are excess proceeds in an amount greater than $20 million. It is likely that the terms of our senior debt will require us to apply most, if not all, of the proceeds of an asset sale to repay that debt, in which case there may be no excess proceeds of the asset sale for the repurchase of the notes.

        In addition, the terms of our senior debt may prevent us from repurchasing the notes without the consent of our senior lenders. In those circumstances, we would be required to obtain the consent of our senior lenders before we could repurchase the notes with the excess proceeds of an asset sale. If we were unable to obtain any required consents, the requirement that we purchase the notes from the excess proceeds of an asset sale will be ineffective.

The subsidiary guarantees of the notes could be subordinated or voided by a court.

        Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:

  •
  made the guarantee with the intent of hindering, delaying or defrauding current or future creditors, or

  •
  received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee; and either (i) was insolvent or rendered insolvent by reason of such incurrence; or (ii) was engaged, or about to engage, in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or (iii) intended to incur, or believed, or should have believed, that it would incur, debts beyond its ability to pay such debts as they mature.

        In such instances, the note holders would cease to have any claim in respect of that subsidiary guarantee and would be creditors solely of Ball Corporation and any remaining subsidiary guarantors. In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

        The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets; or

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        On the basis of historical financial information, recent operating history and other factors, we believe that each subsidiary guarantor, after giving effect to each subsidiary guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

A court may void the issuance of the notes in circumstances of a fraudulent transfer under federal or state fraudulent transfer laws.

        If a court determines the issuance of the notes constituted a fraudulent transfer, the holders of the notes may not receive payment on the notes.

        Under federal bankruptcy and comparable provisions of state fraudulent transfer laws, if a court were to find that, at the time the notes were issued Ball Corporation:

  •
  issued the notes with the intent of hindering, delaying or defrauding current or future creditors, or

  •
  received less than fair consideration or reasonably equivalent value for incurring the debt represented by the notes, and either (i) was insolvent or rendered insolvent by reason of the issuance of the notes; or (ii) was engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or (iii) intended to incur, or believed, or should have believed, we would incur, debts beyond our ability to pay such debts as they mature;

then a court could:

  •
  avoid all or a portion of our obligations to the holders of the notes;

  •
  subordinate our obligations to the holders of the notes to other existing and future debt of us, the effect of which would be to entitle the other creditors to be paid in full before any payment could be made on the notes; or

  •
  take other action harmful to the holders of the notes, including in certain circumstances, invalidating the notes.

        In any of these events, we could not assure you that the holders of the notes would ever receive payment on the notes.

        The measures of insolvency for the purposes of the above will be as described in the risk factor "The subsidiary guarantees of the notes could be subordinated or voided by a court." We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, or that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the issuance of the notes constituted fraudulent transfers on another ground.

USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. Because we are exchanging the new notes for the old notes, which have substantially identical terms, the issuance of the new notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

        Gross proceeds from the offering of old notes were $255 million. The net proceeds from the issuance of the old notes were approximately $251 million, after deducting the initial purchasers' discount and certain offering expenses. The net proceeds from the offering of old notes were used to redeem Ball's $250 million principal amount of 8 1/4% senior subordinated notes due 2008. These notes were redeemed on August 25, 2003.

CAPITALIZATION

        The following table sets forth our unaudited consolidated cash and cash equivalents and capitalization as of June 29, 2003: (1) on a historical basis and (2) as adjusted to give effect to (a) the issuance of the old notes on August 8, 2003, (b) this exchange offer and (c) the redemption on August 25, 2003 of the 8 1/4% senior subordinated notes due 2008 using the net proceeds from the issuance of the old notes, as if they all had occurred on June 29, 2003. You should read this table in conjunction with "Selected Financial Data" included elsewhere in this prospectus and Ball's unaudited condensed consolidated financial statements and related notes, incorporated by reference herein.

	As of June 29, 2003
	Actual	As Adjusted
	(dollars in millions)
Cash and cash equivalents(1)	$39.8	$30.5

Long-term debt, including current portion:
Credit facilities:
Revolving Credit Facilities	$141.5	$141.5
Term Loan Facilities(2)	938.4	938.4
7 3/4% Senior Notes due 2006	300.0	300.0
8 1/4% Senior Subordinated Notes due 2008	250.0	—
6 7/8% Senior Notes due 2012	300.0	550.0
Other debt(3)	31.1	31.1

Total long-term debt, including current portion	1,961.0	1,961.0
Shareholders' equity	628.1	628.1

Total capitalization	$2,589.1	$2,589.1

(1)
Cash on an as adjusted basis is reduced by $10.3 million for the premium paid on the redemption of the 2008 subordinated notes and $4 million of costs related to the offering of the old notes. Cash on an as adjusted basis also reflects the $5 million excess paid by the initial purchasers over the face amount of the notes.

(2)
Includes amounts payable within one year of $60.4 million, on an actual and as adjusted basis.

(3)
As of June 29, 2003, on an actual and as adjusted basis, other debt consisted of $27.1 million of industrial revenue bonds and $4 million for Ball Packaging Europe's obligation under a capital lease. These numbers exclude $86.9 million of debt held by Ball and our non-guarantor subsidiaries and affiliates in the PRC and Europe, which is short-term uncommitted debt. These numbers also exclude Ball's accounts receivable securitization facility which is reported as an off-balance sheet liability in accordance with US GAAP. As of June 29, 2003, Ball had $168.7 million outstanding under its accounts receivable securitization facility.

SELECTED FINANCIAL DATA

        The following table sets forth selected historical consolidated financial data for Ball. The selected historical consolidated financial data as of and for each of the five years in the period ended December 31, 2002 have been derived from Ball's audited consolidated financial statements. The selected historical consolidated financial data as of and for the six months ended June 30, 2002 and June 29, 2003 have been derived from Ball's unaudited condensed consolidated financial statements. The historical consolidated results of Ball for these respective six months are not necessarily indicative of the results of operations of Ball for the full years. The unaudited selected historical consolidated financial data reflect all adjustments (consisting of normal, recurring adjustments) which are, in the opinion of our management, necessary for a fair presentation of Ball's financial position, results of operations and cash flows as of and for the end of the periods presented.

        The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Ball's consolidated financial statements, including the related notes, which are included in Ball's Form 10-K as of and for the year ended December 31, 2002 and Form 10-Q as of and for the six months ended June 29, 2003, which are incorporated by reference herein.

									Six Months Ended
	Year Ended December 31,
									June 30, 2002	June 29, 2003
	1998		1999	2000	2001		2002
	(dollars in millions)
									(Unaudited)
Statement of Earnings Data:
Net sales	$2,995.7		$3,707.2	$3,664.7	$3,686.1		$3,858.9		$1,910.1	$2,424.2
Cost of sales(1)	2,537.7		3,111.0	3,067.1	3,142.2		3,230.4		1,608.6	1,995.6
Depreciation and amortization	145.0		162.9	159.1	152.5		149.2		72.8	101.4
Business consolidation costs and other	73.9		—	76.4	271.2		(2.3)		—	1.4
Selling and administrative	119.4		140.9	138.9	135.6		165.9		75.7	108.7
Receivable securitization fees and other	13.8		13.6	14.1	10.0		4.7		1.9	2.0

Earnings (loss) before interest and taxes	105.9		278.8	209.1	(25.4)		311.0		151.1	215.1
Net earnings (loss)	$16.6	(2)	$104.2	$68.2	$(99.2)		$156.1		$77.4	$105.8

Earnings (loss) per share(4):
Basic	$0.23	(2)	$1.68	$1.13	$(1.85	)(5)	$2.77		$1.37	$1.89
Diluted	0.22	(2)	1.58	1.07	(1.85	)(5)	2.71		1.34	1.84
Other Data:
Interest expense	$98.5	(3)	$107.6	$95.2	$88.3		$80.8	(3)	$36.3	$65.4
Cash flow from (used in) operations	387.1		306.0	176.5	320.8		452.3		128.2	(129.2)
Capital expenditures	84.2		107.0	98.7	68.5		158.4		64.4	71.9
Book value per share(6)	9.76		10.99	11.40	8.72		8.69		9.40	11.11
Cash dividends per common share(4)	0.30		0.30	0.30	0.30		0.36		0.18	0.18
Ratio of earnings to fixed charges (unaudited)(7)	1.1x	(3)	2.4x	1.9x	—	(8)	3.3x	(3)	3.5x	2.9x
Balance Sheet Data:
Cash and cash equivalents	$34.0		$35.8	$25.6	$83.1		$259.2		$36.5	$39.8
Working capital	198.0		225.7	310.2	218.8		155.6		204.2	220.5
Total assets	2,854.8		2,732.1	2,649.8	2,313.6		4,132.4		2,373.8	4,229.5
Total debt, including current maturities	1,356.6		1,196.7	1,137.3	1,064.1		1,981.0		1,032.4	2,047.9
Shareholders' equity	622.3		690.9	682.4	504.1		492.9		535.0	628.1

(1)
Excludes depreciation and amortization expense.

(2)
Net earnings for the year ended December 31, 1998, include a $3.3 million charge, net of tax, for the cumulative effect of an accounting change, or $(0.05) loss per both basic and diluted share.

(3)
Includes the effect of Ball's adoption on January 1, 2003, of Statement of Financial Accounting Standards No. 145, which requires the reclassification in comparative prior periods of extraordinary items which do not meet the requirements established under Accounting Principles Board Opinion No. 30. In accordance with this standard, interest expense for the years ended December 31, 1998 and 2002, includes $19.9 million and $5.2 million, respectively, related to losses from the early extinguishment of debt. The after-tax effects of these losses were $12.1 million and $3.2 million for the years ended December 31, 1998 and 2002, respectively, and were previously reported as extraordinary items in Ball's consolidated financial statements.

(4)
Share amounts have been retroactively restated for a two-for-one stock split which was effective on February 22, 2002.

(5)
The diluted loss per share is the same as the basic loss per share because the assumed exercise of stock options and conversion of Ball's employee stock ownership plan preferred stock would have been antidilutive.

(6)
Book value per share is computed by dividing total shareholders' equity by the number of shares of common stock outstanding at the end of each period.

(7)
The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings before income taxes and minority interests plus fixed charges. Fixed charges consist of interest expense, amortization of financing costs, the estimated interest component of rent expense and dividends on preferred stock.

(8)
During the year ended December 31, 2001, there was a deficiency of earnings to fixed charges of $112.8 million.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facilities

        On December 19, 2002, Ball Corporation, Ball Packaging Products Canada Corp., Ball European Holdings, S.a.r.l., Ball (Luxembourg) Finance, S.a.r.l., Schmalbach-Lubeca GmbH, now known as Ball Packaging Europe GmbH, and Continental Can Company, Ltd., now known as Ball Packaging Europe UK Limited, entered into a credit agreement in the amount of up to an aggregate U.S. dollar equivalent of $1.35 billion in various tranches, referred to as the credit facilities, with Deutsche Bank AG, New York Branch, as administrative agent, The Bank of Nova Scotia, as Canadian administrative agent, Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint lead arrangers, joint mandated arrangers and joint book managers, Bank of America, N.A., as syndication agent, Bank One, NA, Lehman Commercial Paper Inc. and BNP Paribas, as co-documentation agents, and various lending institutions, of which the U.S. dollar equivalent of $1.053 billion was utilized upon consummation of the Schmalbach acquisition. A first amendment to the credit facilities was entered into on July 22, 2003.

        The following is a description of the general terms that are included in the credit facilities. This information relating to the credit facilities is qualified in its entirety by reference to the complete text of the documents entered into in connection therewith. A copy of the credit agreement was filed by Ball Corporation with the SEC as Exhibit 10.1 to Ball Corporation's Current Report on Form 8-K dated December 19, 2002, and filed on December 31, 2002, and is incorporated by reference as Exhibit 10.24 to the registration statement of which this prospectus is a part, and a copy of the first amendment to the credit agreement is filed as Exhibit 10.27 to the registration statement of which this prospectus is a part.

        The credit facilities are comprised of the following at June 29, 2003:

  •
  a euro and/or sterling denominated secured term loan facility in the amount of €114 million and £75.1 million (or a total of $254.1 million) which will mature in 2007, referred to as the Tranche A Euro/Sterling Term Loan Facility;

  •
  a euro denominated secured term loan facility in the amount of €293.3 million (or $335.2 million) which will mature in 2009, referred to as the Tranche B Euro Term Loan Facility;

  •
  a U.S. dollar denominated secured term loan facility in the amount of $349.1 million which will mature in 2009, referred to as the Tranche B Dollar Term Loan Facility;

  •
  a multicurrency secured revolving credit facility in the U.S. dollar equivalent amount of $415 million which matures in 2007, referred to as the Revolving Credit Facility; and

  •
  a Canadian dollar secured revolving credit facility in the U.S. dollar equivalent amount of $35 million which matures in 2007, referred to as the Canadian Revolving Credit Facility.

Amortization Payments

        The term loans are amortized quarterly from March 31, 2003 through the date of maturity for each facility according to the following schedule:

	Tranche A Euro/Sterling Term Loan Facility	Tranche B Euro Term Loan Facility	Tranche B Dollar Term Loan Facility
Year 1	20%	1%	1%
Year 2	20%	1%	1%
Year 3	20%	1%	1%
Year 4	20%	1%	1%
Year 5	20%	1%	1%
Year 6		1%	1%
Year 7		94%	94%

Interest

        For purposes of calculating interest, loans under the credit agreement are designated as Eurocurrency Rate Loans or, in certain circumstances, Base Rate Loans or Canadian Prime Rate Loans.

        Eurocurrency Rate Loans that are U.S. dollar-denominated bear interest at the interbank eurocurrency rate plus a borrowing margin, as described below. Eurocurrency Rate Loans that are non-U.S. dollar-denominated bear interest at the LIBOR Rate for sterling and the EURIBOR Rate for euros, in each case, plus a borrowing margin as described below. Interest on Eurocurrency Rate Loans is payable at the end of the applicable interest period in the case of interest periods of one, two or three months and every three months in the case of interest periods of six months or longer.

        Base Rate Loans bear interest at (a) the greater of (i) the rate most recently announced by Deutsche Bank as its "prime rate" or (ii) the Federal Funds Rate plus 1/2 of 1% per annum; plus (b) a borrowing margin as described below. Interest on Base Rate Loans is payable quarterly in arrears.

        Canadian Prime Rate Loans bear interest at the higher of (a) the annual rate of interest announced publicly by the Canadian Administrative Agent and in effect as its prime rate on such day for determining interest rates on Canadian dollar-denominated commercial loans made in Canada and (b) 0.75% per annum above the CDOR Rate in effect on such date.

        The credit agreement provides that the borrowing margins for the Revolving Credit Facility, the Canadian Revolving Credit Facility and the Tranche A Term Loan Facility are subject to the following pricing grid:

Leverage Ratio	Eurocurrency Rate Loans(1)	Base Rate Loans
Greater than or equal to 3.0x	2.00%	1.00%
Less than 3.0x but greater than or equal to 2.5x	1.75%	0.75%
Less than 2.5x but greater than or equal to 2.0x	1.50%	0.50%
Less than 2.0x	1.25%	0.25%

(1)
The same rates apply to bankers' acceptances for the Canadian Revolving Credit Facility.

Security and Guarantees

        The credit facilities and any interest rate or other hedging arrangements entered into with any of the lenders are obligations of Ball Corporation and guaranteed by Ball Corporation and all of its present and future material domestic subsidiaries. The credit facilities are secured by a valid first priority perfected lien or pledge on 100% of the stock of each of Ball Corporation's present and future direct and indirect material domestic subsidiaries and 65% of the stock of a European holding company formed under Luxembourg law (which, in turn, owns the European borrower, a holding company formed under Luxembourg law) and any other present and future material first tier foreign subsidiaries, to the extent owned by Ball Corporation and its domestic subsidiaries, subject to certain exceptions. The obligations under the Canadian Revolving Credit Facility are also guaranteed by the Canadian borrower's parent and its future material Canadian subsidiaries and secured by a lien or pledge on 100% of stock of the Canadian borrower and any future material Canadian subsidiaries. The obligations of the European holding company and the European subsidiary borrowers also are guaranteed and cross guaranteed by the European borrower holding company and certain of the European holding company's direct and indirect material subsidiaries and are secured by a valid first priority perfected lien or pledge on 100% of the stock of certain of the direct and indirect material subsidiaries of the European holding company.

Covenants

        The loan documentation contains customary negative covenants and financial covenants. During the term of the credit facilities, the negative covenants restrict Ball Corporation and its subsidiaries' ability to do certain things, including but not limited to:

  •
  incur additional indebtedness, including guarantees;

  •
  create, incur, assume or permit to exist liens on property and assets;

  •
  enter into sale and lease-back transactions;

  •
  make loans and investments;

  •
  engage in acquisitions and asset dispositions;

  •
  declare or pay dividends and make distributions or restrict the ability of our subsidiaries to pay dividends and make distributions; and

  •
  enter into transactions with affiliates.

        The following financial covenants are included:

  •
  minimum interest coverage ratio;

  •
  maximum leverage ratio; and

  •
  minimum fixed charge coverage ratio.

Mandatory Prepayment

        Ball Corporation is required to make a mandatory prepayment of the term loans in an amount equal to 50% of excess cash flow as defined in the loan documentation when the total leverage ratio is 3.0x or greater. In addition, Ball Corporation is required to make a mandatory prepayment of the term loans with, among other things:

  •
  100% of the net cash proceeds of any asset sale, subject to certain exceptions; and

  •
  100% of the net cash proceeds of certain debt issuances.

        Mandatory prepayments shall be made on a pro rata basis; provided that, at our option, the lenders under the Tranche B Euro Term Loan Facility and the Tranche B Dollar Term Loan Facility may be given the option to accept or reject a voluntary prepayment with any declined amounts being then applied first to the Tranche A Term Loan Facility and then to outstanding loans under the Revolving Credit Facility and the Canadian Revolving Credit Facility.

Events of Default

        The loan documentation for the credit facilities contains customary events of default, including, but not limited to, cross defaults to Ball Corporation's other material debt and certain change of control events.

2006 Senior Notes

General

        The following summary of the 2006 senior notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated August 10, 1998, as amended and restated on December 19, 2002, governing the 2006 senior notes, the 2006 senior indenture, and filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated December 19, 2002, and filed on December 31, 2002, and is incorporated by reference as Exhibit 4.4 to the registration statement of which this prospectus is a part.

        The 2006 senior notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's existing and future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes offered hereby.

Principal, Maturity and Interest

        The aggregate principal amount of the 2006 senior notes is $300 million and the 2006 senior notes will mature on August 1, 2006. Interest on the 2006 senior notes accrues at a rate of 7 3/4% per annum and is payable semiannually in arrears on February 1 and August 1 of each year to holders of record on the immediately preceding January 15 and July 15.

Subsidiary Guarantees

        Ball Corporation's payment obligations under the 2006 senior notes are fully and unconditionally guaranteed on an unsecured senior basis by certain of Ball Corporation's domestic subsidiaries. The 2006 senior notes are not guaranteed by Ball Corporation's foreign subsidiaries.

Optional Redemption

        At our option, we may redeem the 2006 senior notes in whole, but not in part, at any time at a redemption price equal to the sum of (a) an amount equal to 100% of the principal amount thereof and (b) the Senior Make-Whole Premium, together with accrued and unpaid interest, if any, to the date fixed for redemption.

        "Senior Make-Whole Premium" means, with respect to any 2006 senior note at any redemption date, the excess, if any, of (i) the aggregate discounted present value of the principal and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable if the note was not redeemed, discounting such principal and interest at a rate equal to the Treasury Yield plus 0.5% per annum, from the respective dates on which such principal and interest would have been payable if the notes were not redeemed, over (ii) the aggregate principal amount of the 2006 senior notes being redeemed.

        "Treasury Yield" means, in connection with the calculation of any Senior Make-Whole Premium on any 2006 senior note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) equal to the then remaining maturity of such 2006 senior note; provided that if no United States Treasury security is available with such a constant maturity and for which a closing yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the closing yields of United States Treasury securities for which such yields are given, except that if the remaining maturity of such 2006 senior note is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

Change of Control

        Upon a change of control, as defined in the 2006 senior indenture, the holders of the 2006 senior notes have the right to require us to repurchase the 2006 senior notes at a purchase price equal to 101% of their total principal amount on the date of purchase, plus accrued and unpaid interest to the date of repurchase.

Certain Covenants

        The 2006 senior indenture contains certain covenants for the benefit of the holders of the 2006 senior notes which restrict our ability to, among other things: borrow additional money; pay dividends or make certain other restricted payments or investments; sell certain assets; enter into transactions with affiliates; create liens; and merge or consolidate with any other person, or sell all or substantially all of our assets.

        The 2006 senior indenture also provides that if the ratings assigned to the 2006 senior notes by both Standard & Poor's Ratings Group and Moody's Investors Service, Inc. are equal to or higher than BBB- and Baa3, or the equivalents thereof, respectively, and no default or event of default has occurred and is continuing, certain of these restrictions will be suspended.

        Such covenants are also subject to certain other limitations and exceptions.

2012 Senior Notes

General

        The following summary of the 2012 senior notes does not purport to be complete and is qualified in its entirety by reference to the indenture, dated December 19, 2002, governing the 2012 senior notes, the 2012 senior indenture, and filed with the SEC by Ball Corporation on its Current Report on Form 8-K, dated December 19, 2002, and filed on December 31, 2002, and is incorporated by reference as Exhibit 4.2 to the registration statement of which this prospectus is a part, and the supplemental indenture, dated August 8, 2003 and filed with the SEC as Exhibit 4.3 to the registration statement of which this prospectus is a part.

        The old notes were, and the new notes will be, issued as additional notes pursuant to the 2012 senior indenture. The 2012 senior notes and the old notes were, and, upon the exchange the new notes offered hereby, the new notes and the 2012 senior notes will be, treated as a single series of notes for all purposes of the 2012 senior indenture.

        The 2012 senior notes are unsecured senior obligations of Ball Corporation. They rank senior in right of payment to all of Ball Corporation's existing and future unsecured subordinated debt and equally in right of payment with all of Ball Corporation's existing and future unsecured senior debt, including the notes.

Principal, Maturity and Interest

        The currently outstanding aggregate principal amount of the 2012 senior notes is $550 million, of which $300 million was issued on December 19, 2002 and $250 million was issued on August 8, 2003. The 2012 senior notes will mature on December 15, 2012. Interest on the 2012 senior notes accrues at a rate of 6 7/8% per annum and is payable semiannually in arrears on June 15 and December 15 of each year to holders of record on the immediately preceding June 1 and December 1.

Subsidiary Guarantees

        Our payment obligations under the 2012 senior notes are fully and unconditionally guaranteed on an unsecured senior basis by certain existing and future material domestic subsidiaries of Ball, other than the excluded subsidiaries and the unrestricted subsidiaries. The 2012 senior notes are not guaranteed by any of Ball's foreign subsidiaries.

        The subsidiary guarantee of each subsidiary guarantor ranks equally in right of payment to all of such subsidiary guarantor's senior existing and future unsecured debt, is such guarantor's senior unsecured obligation and ranks senior in right of payment to all of such subsidiary guarantor's existing and future debt that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

Optional Redemption

        On or after December 15, 2007, we may redeem all or some of the 2012 senior notes, upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on December 15 of the years indicated below:

Year	Percentage
2007	103.438%
2008	102.292%
2009	101.146%
2010 and thereafter	100.000%

        Notwithstanding the foregoing, at any time before December 15, 2005, we may redeem up to 35% of the total initial amount of the 2012 senior notes, including additional notes, if any, issued under the indenture, at a redemption price of 106.875% of the principal amount of the 2012 senior notes, plus accrued and unpaid interest, if any, thereon, with the net cash proceeds of one or more equity offerings to the public, within 90 days of the closing of such equity offering; provided, that at least 65% of the aggregate principal amount of notes, including additional notes, if any, issued under the indenture remain outstanding immediately after the occurrence of such redemption, excluding notes held by Ball and its subsidiaries.

Change of Control

        Upon a change of control, as defined in the 2012 senior indenture, the holders of the 2012 senior notes have the right to require us to repurchase all or any part of that holder's 2012 senior notes at a purchase price equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase.

Certain Covenants

        The 2012 senior indenture contains certain covenants for the benefit of the holders of the 2012 senior notes which restrict our ability to, among other things: incur additional debt or issue preferred stock; pay dividends or make other restricted payments; make certain investments; sell assets; enter into transactions with affiliates; create liens; merge or consolidate with other entities; and place restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us.

        The 2012 senior indenture provides that if the ratings assigned to the 2012 senior notes by both Standard & Poor's Ratings Group and Moody's Investors Service, Inc. are equal to or higher than BBB- and Baa3, or the equivalents thereof, respectively, and no default or event of default has occurred and is continuing, certain of these restrictions will be suspended.

        Such covenants are subject to certain other limitations and exceptions.

Accounts Receivable Securitization Program—Ball

        On June 11, 2003, a newly formed special purpose indirect subsidiary of Ball Corporation, Ball Capital Corp. II, the securitization entity, entered into (1) a receivables sale agreement with Ball Packaging Corp., Ball Metal Packaging Sales Corp., Ball Metal Food Container Corp., Ball Plastic Container Corp., Ball Metal Beverage Container Corp. and Latas de Aluminio Ball, Inc., collectively, the originators, and (2) a receivables purchase agreement with Bank One, NA (Main Office Chicago), or Bank One, as a managing agent and as collateral agent, Jupiter Securitization Corporation, or Jupiter, as a conduit, and Ball Corporation, as initial servicer. The receivables purchase agreement and the receivables sale agreement established the "receivables facility." Under the receivables sale agreement, the securitization entity purchases accounts receivable generated by the originators on a revolving basis. Under the receivables purchase agreement, the securitization entity, upon satisfaction of certain conditions, is permitted to sell an undivided fractional ownership interest in certain of the accounts receivable up to $175 million. Jupiter may purchase accounts receivable with proceeds from the issuance of commercial paper, and if Jupiter does not purchase them, Bank One, which is currently the sole financial institution, will purchase the accounts receivable. The receivables facility is secured by, among other things, the accounts receivable that have been sold or contributed by the originators to the securitization entity in which the securitization entity has subsequently sold an undivided fractional ownership interest to the purchasers under the receivables purchase agreement. The receivables facility is intended to be treated as a sale of accounts receivable to the securitization entity for financial reporting purposes.

        Proceeds from the receivables purchase agreement are utilized by the securitization entity to simultaneously purchase accounts receivable from the originators and each originator is permitted to utilize these proceeds for their general corporate purposes.

Term

        The receivables facility will terminate and collections will be applied to wind down the receivables facility on the earliest to occur of (1) June 9, 2004, (2) the date immediately prior to the occurrence of certain bankruptcy events, (3) any date following an amortization event and (4) any day designated by the securitization entity upon thirty business days' notice thereof to Bank One. Such date is referred to as the facility termination date. The receivables facility may be renewed, subject to the discretion of Bank One, which is currently the sole financial institution.

Security

        The receivables purchase agreement is secured by a first priority security interest in the accounts receivable and certain other related assets owned by the securitization entity and these assets will not be available for use by us or to satisfy any obligation owed to you under the notes.

Guaranty

        At the closing of the receivables facility, Ball Corporation provided a guaranty of all of the performance obligations and certain of the payment obligations, such as indemnities, fees, expenses or similar obligations, of the originators under the receivables sale agreement.

Maturity and Amortization

        To the extent the securitization entity's purchases of accounts receivable from the originators are financed under the receivables purchase agreement, these advances will be repaid out of collections on such accounts receivable unless such collections are reinvested in additional accounts receivable as permitted under the receivables purchase agreement. Any amounts outstanding under the facility on the facility termination date shall be re-paid out of collections or otherwise.

Interest

        Borrowings by the securitization entity under the receivables purchase agreement bear interest based on the LIBOR rate or the base rate. Upon the occurrence of a termination event under the receivables purchase agreement, borrowings by the securitization entity under the receivables purchase agreement will bear interest at the base rate plus 2%. The securitization entity has agreed to pay program fees, facility fees and certain other fees and expenses and to provide certain indemnities, all of which we and the securitization entity believe to be customary for transactions of this type.

Representations, Warranties and Covenants

        Each of the receivables purchase agreement and the receivables sale agreement contains representations, warranties and affirmative and negative covenants customary for these transactions including, without limitation, representations concerning the quality of the underlying accounts receivable that serve as collateral for the facility, as well as separateness covenants regarding the bankruptcy remoteness of the securitization entity from Ball Corporation and its subsidiaries.

Purchase Price Credit Adjustments

        The securitization entity is entitled to an adjustment to the sold interest for any accounts receivable which it purchases from the originators under the receivables sale agreement if the outstanding balance of such accounts receivable is reduced or cancelled as a result of certain events or if there is a breach of a representation or warranty made with respect to these accounts receivable as of the date of sale of these accounts receivable to the securitization entity.

Servicing

        Ball Corporation is engaged to perform certain administrative and reporting functions on behalf of the securitization entity under the receivables purchase agreement. Ball Corporation is compensated with a market rate fee for performing these services. Ball Corporation has delegated to the originators, as sub-servicers, certain of its duties and responsibilities as servicer in respect of the accounts receivable originated by each such originator.

Amortization or Termination Events

        Each of the receivables purchase agreement and the receivables sale agreement contains amortization or termination events customary for this type of transaction, including, but not limited to: any representation, warranty, certification or statement proven to be incorrect when made; the failure to make any payment or deposit when due; the failure to observe or perform covenants; the occurrence of certain bankruptcy events; the failure to meet certain ratios or percentages concerning the financial quality of the accounts receivable sold under the receivables facility; the termination of the receivables purchase agreement or its ceasing to be effective or to be the legally valid, binding and enforceable obligation of the securitization entity; the failure to pay indebtedness as it becomes due or the acceleration of indebtedness; the occurrence of a change of control; the occurrence of certain litigation events; Ball Corporation's failure to perform its obligations under the agreement evidencing its guarantee of the originators' obligations, or the ceasing of such agreement to be effective or to be the legally valid, binding and enforceable obligation of Ball Corporation, or Ball Corporation makes a claim to such effect; a termination date shall occur under the receivables sale agreement or any originator becomes incapable of transferring accounts receivable thereunder; the failure to meet certain ratios concerning Ball Corporation's creditworthiness; and a disruption of the valid, first-priority, perfected ownership interest in the accounts receivable. Certain of the amortization and termination events allow for grace and cure periods.

Accounts Receivable Securitization Facility—Ball Packaging Europe

        Schmalbach-Lubeca AG was the original party to these documents, however, through a series of conversions and mergers, its successor entity and the party to these documents is Ball Packaging Europe.

        On June 27, 2002, Schmalbach-Lubeca AG and two of its subsidiaries, Continental Can Company Limited, now known as Ball Packaging Europe UK Limited, or BPEUK, and Continental Can France S.A.S., now known as Ball Packaging Europe Bierne S.A.S., or BPEB, and collectively, the sellers, entered into a receivables financing facility pursuant to the terms of (1) the German receivables purchase agreement among Schmalbach-Lubeca AG, International Preferred Securitization (Interprise) B.V., or purchaser, and Bank One, NA, or agent, (2) the UK receivables purchase agreement among Schmalbach-Lubeca AG, BPEUK, purchaser and agent, (3) the French receivables subrogation agreement among Schmalbach-Lubeca AG, BPEB, BPEUK and agent and (4) the French onward subrogation agreement among Schmalbach-Lubeca AG, BPEUK, purchaser and agent, each of which sets forth the terms of and mechanics for the receivables financing facility. Pursuant to the terms of the four above-mentioned documents, hereinafter referred to as the origination agreements, each seller, upon satisfaction of certain conditions, is permitted to make a request that purchaser buy certain of its accounts receivable by paying up to $50 million in the aggregate, or such other number agreed to by the parties. Purchaser may, but is under no obligation to, purchase the accounts receivable generated by the sellers on a revolving basis. Similarly, any seller may, but is under no obligation to, make an offer to sell the accounts receivable on a revolving basis. If an offer is made and accepted, the accounts receivable are purchased by purchaser with proceeds from the issuance of commercial paper issued by an affiliate of purchaser. The origination agreements purport to transfer title in the accounts receivable, any replacement of the accounts receivable and all items of security related to the accounts receivable.

Term

        The receivables financing facility will terminate and collections will be applied to wind down the facility on the earliest to occur of any of the following:

  •
  a certain date designated as such by any seller as the facility termination date following 30 local business days' notice to agent of such seller's intent to terminate the facility;

  •
  the date on which a liquidation, reorganization, receivership, wind-up or similar event occurs with respect to any seller;

  •
  a certain date designated as such by agent following the occurrence of a termination event (described below); or

  •
  the earlier of the date falling five years after the closing date of the facility and the date on which the liquidity facility thereunder is not renewed.

Interest, Fees and Indemnity

        Amounts received by the sellers under the receivables facility bear interest at a rate based on the market cost of commercial paper notes, at the EURIBOR rate plus a margin or at agent's base rate. Upon the occurrence of a termination event under the origination agreements, amounts received by the sellers under the receivables facility will bear interest at the agent's base rate plus 2%. The sellers have agreed to pay program fees, structuring fees and certain other fees and expenses to purchaser and to provide certain indemnities to purchaser and agent in connection with their participation in the facility.

Security

        Prior to a termination event, the accounts receivable must be sold outright to the relevant purchaser. Following the declaration of a termination event, further purchases must cease and receivables must be directed to be paid into collection accounts for the benefit of the purchasers.

Guaranty

        Ball Packaging Europe, as successor to Schmalbach-Lubeca AG, guarantees all of the payment and performance obligations of BPEUK and BPEB under the receivables financing facility.

Maturity and Amortization

        The amounts collected with respect to the accounts receivable are initially deposited into a collection account and are paid to the purchaser on a monthly basis. If, however, the purchaser agrees to purchase additional accounts receivable, the collections can be reinvested by Ball Packaging Europe as payment for the additional accounts. Any amounts outstanding under the facility on the facility termination date shall be repaid out of collections or otherwise.

Representations, Warranties and Covenants

        The origination agreements contain representations, warranties and affirmative and negative covenants, including, without limitation, representations relating to title and other aspects concerning the quality of the underlying receivables sold pursuant to the facility. The sellers are required to take certain actions and refrain from certain actions in connection with the facility, both with respect to their corporate operations and with respect to the receivables.

Deemed Collections

        Purchaser is entitled to an adjustment to purchased interest for any account receivable which is reduced or cancelled as a result of certain events or if there is a breach of a representation or warranty relating to eligibility criteria concerning the accounts receivable. Such adjustment is reflected as a credit to purchaser's account.

Servicing

        Ball Packaging Europe holds the role of servicer under the receivables financing facility. As servicer, Ball Packaging Europe is obligated to take certain actions with respect to the receivables on behalf of purchaser. No fee is paid to Ball Packaging Europe for performing these services.

Termination Events

        Each of the origination agreements contains termination events, including, but not limited to: the failure to make payments as required under the origination agreements; the failure to perform or observe terms, covenants or agreements in the origination agreements or the documents executed in connection therewith; the failure of any representation, warranty, certification or statement to be true when made; the failure of any seller to pay indebtedness when due or any default under any seller's indebtedness documents; a seller ceases to carry on its business; a seller becomes insolvent or certain reorganization, winding-up, or related judicial proceedings occur; certain triggers relating to the collectibility of the receivables occur; a change of control event occurs; the origination agreements shall terminate or cease to be effective; certain servicer defaults occur; and certain financial tests fail to be met. In addition, certain of the termination events allow for grace periods and materiality concepts.

PRC Debt

        Ball Corporation's subsidiary and consolidated affiliates in the PRC have short-term uncommitted non-recourse credit facilities of approximately $72 million, of which $41.6 million was outstanding at June 29, 2003.

Industrial Development Revenue Bonds

        Ball Corporation has issued an aggregate principal amount of industrial development revenue bonds, or IRBs, in the amount of $27.1 million and the different series of bonds will mature at various dates, the first maturity date being April 1, 2005 and the last on November 1, 2011. The interest on the IRBs accrues at a floating rate which was 1.7% in 2001 and 1.6% in 2002 and is payable on the first day of each month.

Other Loans—Ball Packaging Europe

        As of June 29, 2003, Ball Packaging Europe had $4 million outstanding under a capital lease.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        Simultaneously with the issuance and sale of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes—Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Dresdner Kleinwort Wasserstein Securities LLC, McDonald Investments Inc., Morgan Stanley & Co. Incorporated and Rabo Securities USA, Inc. Under the registration rights agreement, we agreed, among other things, to use all commercially reasonable efforts to:

  •
  cause to be filed a registration statement relating to a registered exchange offer for the old notes with the SEC on or prior to the 90th day after the date of the issuance of the old notes;

  •
  cause the SEC to declare the registration statement effective under the Securities Act no later than the 180th day after the date of the issuance of the old notes; and

  •
  commence and consummate the exchange offer no later than the 30th business day after the registration statement was declared effective by the SEC.

        We are conducting the exchange offer to satisfy our obligations under the registration rights agreement. The form and terms of the new notes are the same as the form and terms of the old notes, except that the new notes will be registered under the Securities Act; will not bear restrictive legends restricting their transfer under the Securities Act; will not entitle holders to the registration rights that apply to the old notes; and will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer.

        The exchange offer is not extended to old note holders in any jurisdiction where the exchange offer does not comply with the securities or blue sky laws of that jurisdiction.

        In the event that applicable law or SEC policy does not permit us to conduct the exchange offer, or if certain holders of the old notes notify us within 20 days following consummation of the exchange offer that they are prohibited by applicable law or SEC policy from participating in the exchange offer, are not eligible to participate in the exchange offer, or would not receive freely tradeable new notes in exchange for tendered old notes in the exchange offer, we will use all commercially reasonable efforts to file and cause to become effective a shelf registration statement with respect to the resale of the old notes. We also agreed to use our commercially reasonable efforts to keep the shelf registration statement effective for at least two years after its date of effectiveness.

        If we fail to meet certain specified deadlines under the registration rights agreement, we will be obligated to pay liquidated damages to the holders of the old notes.

        A copy of the registration rights agreement is filed herewith as Exhibit 4.6 to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

        We are offering to exchange up to $250 million total principal amount of new notes and guarantees thereof for a like total principal amount of old notes and guarantees thereof. The old notes must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. In exchange for old notes properly tendered and accepted, we will issue a like total principal amount of up to $250 million in new notes. The exchange offer is not conditioned upon holders tendering a minimum principal amount of old notes. As of the date of this prospectus, $250 million aggregate principal amount of old notes are outstanding.

        Old notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 and any integral multiple of $1,000 in excess thereof.

        Holders of the old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. If you do not tender your old notes or if you tender old notes that we do not accept, your old notes will remain outstanding. Any old notes will be entitled to the benefits of the indenture but will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. Existing transfer restrictions would continue to apply to such old notes. See "Risk Factors—Consequences of a Failure to Exchange Old Notes" for more information regarding old notes outstanding after the exchange offer.

        After the expiration date, we will return to the holder any tendered old notes that we did not accept for exchange.

        None of us, our board of directors or our management recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate amount of old notes to tender.

        The expiration date is 5:00 p.m., New York City time, on                        , 2003, or such later date and time to which we extend the exchange offer.

        We have the right, in accordance with applicable law, at any time:

  •
  to delay the acceptance of the old notes if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

  •
  to terminate the exchange offer and not accept any old notes for exchange if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

  •
  to extend the expiration date of the exchange offer and retain all old notes tendered in the exchange offer other than those notes properly withdrawn; and

  •
  to waive any condition or amend the terms of the exchange offer in any manner.

        If we materially amend the exchange offer, we will as promptly as practicable distribute to the holders of the old notes a prospectus supplement or, if appropriate, an updated prospectus from a post-effective amendment to the registration statement of which this prospectus is a part disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

        If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date.

        During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

Acceptance of Old Notes for Exchange and Issuance of New Notes

        Promptly after the expiration date, we will accept all old notes validly tendered and not withdrawn, and we will issue new notes registered under the Securities Act to the exchange agent.

        The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents, which include:

  •
  certificates for old notes or a timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent's account at DTC;

  •
  a properly completed and duly executed letter of transmittal or an agent's message; and

  •
  all other required documents, such as endorsements, bond powers, opinions of counsel, certificates and powers of attorney, if applicable.

        We will be deemed to have exchanged old notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered old notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of old notes, letters of transmittal and related documents.

        In tendering old notes, you must warrant in the letter of transmittal or in an agent's message (described below) that (1) you have full power and authority to tender, exchange, sell, assign and transfer old notes, (2) we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances, and (3) the old notes tendered for exchange are not subject to any adverse claims or proxies. You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the old notes.

Procedures for Tendering Old Notes

Valid Tender

        When the holder of old notes tenders, and we accept, old notes for exchange, a binding agreement between us, on the one hand, and the tendering holder, on the other hand, is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. A holder of old notes who wishes to tender old notes for exchange must, on or prior to the expiration date:

  •
  transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal (including old notes), to the exchange agent, The Bank of New York, at the address set forth below under the heading "—Exchange Agent";

  •
  if old notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must deliver a properly completed and duly executed letter of transmittal or arrange with DTC to cause an agent's message, as defined below, to be transmitted with the required information (including a book-entry confirmation, as defined below) to the exchange agent at the address set forth below under the heading "—Exchange Agent"; or

  •
  comply with the provisions set forth below under "—Guaranteed Delivery."

        The term "agent's message" means a message transmitted to the exchange agent by DTC which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder. The agent's message forms a part of a book-entry transfer.

        In addition, on or prior to the expiration date:

  •
  the exchange agent must receive the certificates for the old notes and the letter of transmittal;

  •
  the exchange agent must receive a timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent's account at DTC, the "book-entry confirmation," along with the letter of transmittal or an agent's message; or

  •
  the holder must comply with the guaranteed delivery procedures described below.

        We will not accept any alternative, conditional or contingent tenders. All tendering holders of old notes, by executing the letter of transmittal, waive any right to receive notice of the acceptance of old notes for exchange.

        If you beneficially own old notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

        If you tender fewer than all of your old notes, you should fill in the amount of notes tendered in the appropriate box on the letter of transmittal. If you do not indicate the amount tendered in the appropriate box, we will assume you are tendering all old notes that you hold.

        The letter of transmittal may be delivered by mail, facsimile, hand delivery or overnight carrier, to the exchange agent.

        The method of delivery of the certificates for the old notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent on or prior to the expiration date. No letters of transmittal or old notes should be sent directly to us. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC's procedures does not constitute delivery to the exchange agent.

Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

  •
  by a registered holder of old notes who has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        An "eligible institution" is a firm or other entity which is identified as an "Eligible Guarantor Institution" in Rule 17Ad-15 under the Exchange Act, including:

  •
  a bank;

  •
  a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  •
  a credit union;

  •
  a national securities exchange, registered securities association or clearing agency; or

  •
  a savings association.

        If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution.

        If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution, and must also be accompanied by such opinions of counsel, certifications and other information as we or the trustee under the indenture may require in accordance with the restrictions on transfers applicable to the old notes.

Book-Entry Transfers

        For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer.

        Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at DTC, either:

  •
  the letter of transmittal or a facsimile thereof, or an agent's message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents, and the book-entry confirmation must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under "—Exchange Agent"; or

  •
  the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery

        If a holder wants to tender old notes in the exchange offer and (1) the certificates for the old notes are not immediately available or all required documents are unlikely to reach the exchange agent on or prior to the expiration date, or (2) a book-entry transfer cannot be completed on a timely basis, the old notes may be tendered if the holder complies with the following guaranteed delivery procedures:

  •
  the tender is made by or through an eligible institution;

  •
  the eligible institution delivers a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided, to the exchange agent on or prior to the expiration date:

  •
  setting forth the name and address of the holder of the old notes being tendered and the amount of the old notes being tendered;

  •
  stating that the tender is being made; and

  •
  guaranteeing that, within three (3) New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal, or an agent's message, with any required signature guarantees and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

  •
  the exchange agent receives the certificates for the old notes, or a book-entry confirmation, and a properly completed and duly executed letter of transmittal, or an agent's message in lieu thereof, with any required signature guarantees and any other documents required by the letter of transmittal within three (3) New York Stock Exchange trading days after the notice of guaranteed delivery is executed for all such tendered old notes.

        You may deliver the notice of guaranteed delivery by hand, facsimile, mail or overnight delivery to the exchange agent and you must include a guarantee by an eligible institution in the form described above in such notice.

        Our acceptance of properly tendered old notes is a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer.

Determination of Validity

        We, in our sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered old notes. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any defects or irregularities in tenders nor will they be liable for failing to give any such notice.

        We reserve the absolute right, in our sole and absolute discretion:

  •
  to reject any tenders determined to be in improper form or unlawful;

  •
  to waive any of the conditions of the exchange offer; and

  •
  to waive any condition or irregularity in the tender of old notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

        If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

        Any old notes which have been tendered for exchange but are not exchanged for any reason will be returned to the holder thereof promptly after rejection of tender or termination of the exchange offer without cost to the holder. In the case of old notes tendered by book-entry transfer through DTC, any unexchanged old notes will be credited to an account maintained with DTC.

Resales of New Notes

        Based on interpretive letters issued by the SEC staff to third parties in transactions similar to the exchange offer, we believe that a holder of new notes, other than a broker-dealer, may offer new notes, together with the guarantees thereof, for resale, resell and otherwise transfer the new notes and the related guarantees without delivering a prospectus to prospective purchasers, if the holder acquires the new notes in the ordinary course of its business, is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a "distribution" (as defined under the Securities Act) of the new notes and is not an "affiliate" of Ball (as defined under the Securities Act). We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties in similar transactions.

        By tendering old notes, the holder, other than participating broker-dealers, as defined below, of those old notes will represent to us that, among other things:

  •
  the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder;

  •
  neither the holder nor any other person receiving the new notes is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a "distribution" (as defined under the Securities Act) of the new notes; and

  •
  neither the holder nor any other person receiving the new notes is an "affiliate" (as defined under the Securities Act) of Ball.

        If any holder or any such other person is an "affiliate" of Ball or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a "distribution" of the new notes, such holder or other person:

  •
  may not rely on the applicable interpretations of the staff of the SEC referred to above; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the new notes. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an "underwriter" (as defined under the Securities Act). If a broker-dealer acquired old notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of new notes received in exchange for the old notes pursuant to the exchange offer. We have agreed that, during the period ending 180 days after the consummation of the exchange offer, subject to extension in limited circumstances, we will use all commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement and make this prospectus available to any broker-dealer for use in connection with any such resale. Participating broker-dealers will be required to suspend use of the prospectus included in the exchange offer registration statement under certain circumstances upon receipt of written notice to that effect from us. See "Plan of Distribution and Selling Restrictions" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Withdrawal Rights

        You can withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

  •
  specify the name of the person that tendered the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the total principal amount of old notes to be withdrawn; and

  •
  where certificates for old notes are transmitted, the name of the registered holder of the old notes, if different from that of the person withdrawing the old notes.

        If you delivered or otherwise identified old notes to the exchange agent, you must submit the serial numbers of the old notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old notes tendered for the account of an eligible institution. If you tendered old notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, old notes properly withdrawn may again be tendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

        We will determine, in our sole discretion, all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. Neither us, any of our affiliates or assigns, the exchange agent nor any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will they be liable for failing to give any such notice.

        Withdrawn old notes will be returned to the holder promptly after withdrawal without cost to the holder. In the case of old notes tendered by book-entry transfer through DTC, the old notes withdrawn will be credited to an account maintained with DTC.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes, and we may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that the exchange offer violates applicable law or SEC policy.

        The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under "—Terms of the Exchange Offer."

        In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes.

        If we terminate or suspend the exchange offer based on a determination that the exchange offer is not permitted by applicable law or SEC policy, the registration rights agreement requires that we use all commercially reasonable efforts to cause a shelf registration statement covering the resale of the old notes to be filed 60 days after the date we receive notice of such determination and to be declared effective by the SEC on or prior to 90 days after the date on which we become obligated to file such shelf registration statement. See "—Registration Rights and Additional Interest on the Old Notes."

Exchange Agent

        We appointed The Bank of New York as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery to the exchange agent at the address and phone number as follows:

By Registered or Certified Mail or Overnight Delivery: The Bank of New York 101 Barclay Street, 7 East New York, New York 10286 Attention: Enrique Lopez, Reorganization Area	Facsimile Transmissions: (212) 298-1915 (Eligible Institutions Only) Confirmation By Telephone: (212) 815-2742 Enrique Lopez	By Hand Delivery: The Bank of New York 101 Barclay Street Corporate Trust Services Window Ground Level Attention: Reorganization Area

        If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the new notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes which have been tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes. Accordingly, we will not recognize any gain or loss for accounting purposes. We intend to amortize the expenses of the exchange offer and issuance of the old notes over the term of the new notes.

Registration Rights; Liquidated Damages

        If:

  •
  we are not permitted to consummate the exchange offer as contemplated by this prospectus because the exchange offer is not permitted by applicable law or SEC policy; or

  •
  any holder of old notes notifies us prior to the 20th day following consummation of the exchange offer that:

  •
  such holder is prohibited by law or SEC policy from participating in the exchange offer;

  •
  such holder may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

  •
  it is a broker-dealer and owns old notes acquired directly from us or one of our affiliates,

then, we and the subsidiary guarantors will use all commercially reasonable efforts to file and cause to be effective with the SEC a shelf registration statement to cover resales of the old notes by the holders of the old notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

        If a shelf registration filing is required,

  •
  we will use all commercially reasonable efforts to file such shelf registration statement with the SEC, on or prior to 60 days after the date we determine that we are not permitted to consummate an exchange offer or on or prior to 60 days the filing obligation arises;

  •
  we will use commercially reasonable efforts to cause such shelf registration statement to become effective on or prior to 90 days after the date we become obligated to file the shelf registration statement;

  •
  we will use commercially reasonable efforts to keep the shelf registration statement continuously effective for at least two years following the date the shelf registration statement first becomes effective; and

  •
  the securities laws require that disclosure regarding selling holders for whom the notes are to be registered be provided in the shelf registration statement.

        If:

  (1)
  we and the subsidiary guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

  (2)
  any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness, the effectiveness target date;

  (3)
  we and the subsidiary guarantors fail to consummate the exchange offer within 30 business days of the effectiveness target date with respect to the exchange offer registration statement; or

  (4)
  the shelf registration statement or the exchange offer registration statement is filed and declared effective but thereafter ceases to be effective or usable in connection with resales of old notes during the periods specified in the registration rights agreement (each such event in clauses (1) through (4) above is referred to as a "registration default"), then we and the subsidiary guarantors will pay liquidated damages to each holder of the old notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to $.05 per week per $1,000 principal amount of old notes held by such holder.

        The amount of liquidated damages will increase by an additional $.05 per week per $1,000 principal amount of old notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 principal amount of old notes. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

        Holders of old notes will be required (1) to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer, (2) to deliver certain information to be used in connection with the shelf registration statement, and (3) to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above. By acquiring old notes or new notes, a holder will be deemed to have agreed to indemnify us and the subsidiary guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

DESCRIPTION OF NEW NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the word "Ball" refers only to Ball Corporation and not to any of its subsidiaries and "the notes" refers to the new notes.

        The old notes were, and the new notes will be, issued as additional notes under Ball's existing indenture dated as of December 19, 2002, among Ball, the Guarantors and The Bank of New York, as trustee, pursuant to which, on December 19, 2002, Ball issued $300 million of 6 7/8% senior notes due 2012 ("Outstanding 6 7/8% Notes"). The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The terms of the new notes will be the same as the terms of the old notes, except that (1) we are registering the new notes under the Securities Act of 1933, as amended, (2) the new notes will not bear restrictive legends restricting their transfer under the Securities Act, (3) holders of the new notes will not be entitled to certain rights under the registration rights agreement, and (4) the new notes will not contain provisions relating to liquidated damages in connection with the old notes under circumstances related to the timing of the exchange offer. The terms of the Outstanding 6 7/8% Notes and the new notes will be the same.

        The Outstanding 6 7/8% Notes and the old notes are, and the Outstanding 6 7/8% Notes and the new notes will be, treated as a single series under the indenture, including for purposes of determining whether the required percentage of note holders have given their approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all note holders. The old notes represent, and the new notes will represent, approximately 45% of all of the notes outstanding under the indenture.

        On August 25, 2003, Ball redeemed the entire $250 million principal amount of 8 1/4% senior subordinated notes due 2008. These notes are referred to in the indenture as the "Existing Subordinated Notes"; however, these notes are no longer outstanding.

        The following description is a summary of the material provisions of the indenture. It does not restate that agreement in its entirety. We urge you to read the indenture in its entirety because it, and not this description, defines your rights as a holder of the notes. Copies of the indenture are available as set forth below under "—Additional Information." Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of the note for all purposes. Only registered holders will have rights under the indenture. In this description, the term "holder" refers only to registered holders of notes.

        A copy of the indenture has been filed with the SEC as Exhibit 4.2 to Ball Corporation's Current Report on Form 8-K dated December 19, 2002, and filed on December 31, 2002, and is incorporated by reference as Exhibit 4.2 to the registration statement of which this prospectus is a part, and a copy of the supplemental indenture is filed as Exhibit 4.3 to the registration statement of which this prospectus is a part.

Brief Description of the Notes and the Guarantees

The Notes

        The notes will be Ball's senior unsecured obligations and will rank:

  •
  equally in right of payment to all of Ball's existing and future senior unsecured Indebtedness, including the Existing Senior Notes; and

  •
  senior in right of payment to all of Ball's existing and future Indebtedness that expressly provides for its subordination to the notes.

        In the event that our secured creditors exercise their rights with respect to our pledged assets, our secured creditors, including the lenders under the Credit Facilities, would be entitled to be repaid in full from the proceeds from the sale of those assets before those proceeds would be available for distribution to our other senior creditors, including holders of the notes. In addition, the assets of the Subsidiaries of Ball that are not Guarantors will be subject to the prior claims of all creditors, including trade creditors, of those subsidiaries. See "Risk Factors—Our secured creditors will be entitled to be paid in full from the proceeds from the sale of our pledged assets before such proceeds will be available for payment on the notes." and "Risk Factors—Not all of our subsidiaries will guarantee the notes. The assets of such non-guarantor subsidiaries will be subject to the prior claims of all creditors of those subsidiaries, including trade creditors."

The Guarantees

        Ball's payment obligations under the notes will be fully and unconditionally guaranteed, on a joint and several basis, by the Guarantors. Initially, the Guarantors will be the Domestic Subsidiaries of Ball as of the date of the indenture, other than Ball Capital Corp. II, Ball Asia Pacific and the Excluded Subsidiaries. Additionally, all future Domestic Subsidiaries of Ball, other than those Subsidiaries that are designated as Excluded Subsidiaries or Unrestricted Subsidiaries, are expected to become Guarantors.

        The subsidiary guarantee of each Guarantor will be such Guarantor's senior unsecured obligation and rank:

  •
  equally in right of payment to all of such Guarantor's existing and future senior unsecured debt, including such Guarantor's guarantee of the Existing Senior Notes; and

  •
  senior in right of payment to all of such Guarantor's existing and future debt that expressly provides for its subordination to such Guarantor's subsidiary guarantee.

        Although each Domestic Subsidiary of Ball, other than Ball Capital Corp. II, Ball Asia Pacific, the Excluded Subsidiaries and the Unrestricted Subsidiaries will guarantee the notes, none of Ball's other Subsidiaries, including its Foreign Subsidiaries, will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and other liabilities, including trade payables, before they will be able to distribute any of their assets to Ball. On a pro forma basis, Ball Corporation and the guarantor subsidiaries generated 73% of our net sales for the six months ended June 29, 2003 and represented 45% of our assets as of June 29, 2003.

        As of the date of the supplemental indenture for this offering, all of our subsidiaries, other than Ball Capital Corp. II, Ball Asia Pacific and the Excluded Subsidiaries, will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        Ball will issue notes with a maximum aggregate principal amount of $250 million in this offering. Ball may issue additional notes from time to time after this offering. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock." The old notes constitute the first issuance of additional notes under the indenture. The notes, the Outstanding 6 7/8% Notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Ball will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes will mature on December 15, 2012.

        Interest on the notes will accrue at the rate of 6 7/8% per annum and will be payable semi-annually in arrears on June 15 and December 15, commencing on December 15, 2003. Ball will make each interest payment to persons who were holders of record as of the immediately preceding June 1 and December 1.

        Interest on the notes will accrue from June 15, 2003, as if the notes were issued on such date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to Ball, Ball will pay all principal, interest and premium and Liquidated Damages, if any, on that holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Ball elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. Ball may change the paying agent or registrar without prior notice to the holders of the notes, and Ball or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Ball is not required to transfer or exchange any note selected for redemption. Also, Ball is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        Ball's payment obligations under the notes will be fully and unconditionally guaranteed by each of Ball's current and future Domestic Subsidiaries, other than Ball Capital Corp. II, Ball Asia Pacific, the Excluded Subsidiaries and Subsidiaries designated as Unrestricted Subsidiaries. Ball's payment obligations under the notes will not be guaranteed by any of Ball's Foreign Subsidiaries. The subsidiary guarantees will be joint and several obligations of the Guarantors.

        Each subsidiary guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the applicable subsidiary guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or otherwise being void, voidable or unenforceable under any bankruptcy, reorganization, insolvency, liquidation or other similar legislation or legal principals. If a subsidiary guarantee were to be rendered voidable, it could be subordinated by a court to all other Indebtedness, including guarantees and other contingent liabilities, of the applicable Guarantor, and depending on the amount of such Indebtedness, a Guarantor's liability on its subsidiary guarantee could be reduced to zero. See "Risk Factors—The subsidiary guarantees of the notes could be subordinated or voided by a court."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another Person, other than Ball or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person formed by or surviving any such consolidation or merger, if other than the Guarantor, assumes all the obligations of that Guarantor under the indenture, its subsidiary guarantee and the registration rights agreement pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee; or

  (b)
  the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the indenture.

        The subsidiary guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger, consolidation or otherwise, to a Person that is not, either before or after giving effect to such transaction, a Subsidiary of Ball, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of all of the Capital Stock of a Guarantor, including by way of a dividend of the Capital Stock of such Guarantor to the stockholders of Ball, to a Person that is not, either before or after giving effect to such transaction, a Subsidiary of Ball, if the sale complies with the "Asset Sale" provisions of the indenture; or

  (3)
  if Ball designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

        See "—Repurchase at the Option of Holders—Asset Sales."

Optional Redemption

        At any time prior to December 15, 2005, Ball may, on any one or more occasions, redeem, in whole or in part, up to 35% of the aggregate principal amount of notes, including additional notes, if any, issued under the indenture at a redemption price of 106.875% of the principal amount of the notes redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that:

  (1)
  at least 65% of the aggregate principal amount of notes, including additional notes, if any, issued under the indenture remains outstanding immediately after the occurrence of such redemption, excluding notes held by Ball and its Subsidiaries; and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        Except pursuant to the preceding paragraph, the notes will not be redeemable at Ball's option prior to December 15, 2007.

        On or after December 15, 2007, Ball, at its option, may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2007	103.438%
2008	102.292%
2009	101.146%
2010 and thereafter	100.000%

Mandatory Redemption

        Ball is not required to make mandatory redemption or sinking fund payments with respect to the notes.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, and Ball does not redeem the notes as described above under "Optional Redemption" within 60 days after the Change of Control, each holder of notes will have the right to require Ball to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Ball will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the notes repurchased, to the date of purchase. Within 30 days following any Change of Control, Ball will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Ball will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Ball will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, Ball will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Ball.

        The paying agent will promptly mail to each holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        Ball will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The provisions described above that require Ball to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that Ball repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        Ball will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Ball and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the sale, transfer, conveyance or other disposition of "all or substantially all" of the assets of Ball and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require Ball to repurchase its notes as a result of a sale, transfer, conveyance or other disposition of less than all of the assets of Ball and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

        Ball will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  Ball or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  the fair market value is determined by Ball's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the trustee with respect to any Asset Sale determined to have a fair market value greater than $25 million; and

  (3)
  at least 75% of the consideration received in the Asset Sale by Ball or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on Ball's or such Restricted Subsidiary's most recent consolidated balance sheet, of Ball or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any subsidiary guarantee, that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Ball or such Restricted Subsidiary from further liability;

  (b)
  any securities, notes or other obligations received by Ball or any such Restricted Subsidiary from such transferee that are converted by Ball or such Restricted Subsidiary into cash within 180 days after the consummation of such Asset Sale, to the extent of the cash received in that conversion;

  (c)
  any Designated Noncash Consideration received by Ball or any of its Restricted Subsidiaries in such Asset Sale; provided, that the aggregate fair market value, as determined above, of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (c) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 7.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

    (d)
    Additional Assets received in an exchange-of-assets transaction;

provided, that this clause (3) will not be applicable to any sale or other disposition of all or a portion of the business constituting the aerospace and technologies segment of Ball.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Ball may, at its option and to the extent Ball elects, apply those Net Proceeds:

  (1)
  to repay Indebtedness and other Obligations under any Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto;

  (2)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

  (3)
  to make a capital expenditure in a Permitted Business;

  (4)
  to acquire other long-term assets in a Permitted Business; or

  (5)
  to make an Investment in Additional Assets; provided, that Ball will be deemed to have complied with this clause (5) if, within 365 days of such Asset Sale, Ball shall have entered into a definitive agreement covering such Investment which is thereafter completed within 365 days after the first anniversary of such Asset Sale.

        Pending the final application of any Net Proceeds, Ball may temporarily reduce Indebtedness or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

        Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20 million, Ball will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Ball may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        Ball will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Ball will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

        The agreements governing Ball's other Indebtedness, in particular the New Credit Facilities, contain prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale. In addition, the exercise by the holders of notes of their right to require Ball to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on Ball. Finally, Ball's ability to pay cash to the holders of notes upon a repurchase may be limited by Ball's then existing financial resources.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

        No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

Changes in Covenants when Notes Rated Investment Grade

        If on any date after December 19, 2002, the date of the indenture:

  (1)
  the notes are rated Baa3 or better by Moody's and BBB- or better by S&P, or the equivalents thereof; and

  (2)
  no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the notes, the covenants specifically listed under the following captions in this description of new notes will no longer be applicable to the notes:

  (1)
  "—Repurchase at the Option of Holders—Asset Sales;"

  (2)
  "—Restricted Payments;"

  (3)
  "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock;"

  (4)
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries;"

  (5)
  "—Designation of Restricted and Unrestricted Subsidiaries;"

  (6)
  "—Transactions with Affiliates;" and

  (7)
  clause (4) of the covenant listed under "—Merger, Consolidation or Sale of Assets."

        There can be no assurance that the notes will ever achieve an investment grade rating or that any such rating will be maintained.

Restricted Payments

        Ball will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of Ball's Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving Ball, or to the direct or indirect holders of Ball's Equity Interests in their capacity as such, other than dividends or distributions payable in Equity Interests, other than Disqualified Stock, of Ball;

  (2)
  purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any merger or consolidation involving Ball, any Equity Interests of Ball;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the subsidiary guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment,

all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments," unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

  (2)
  Ball would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock;" and

  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Ball or any of its Restricted Subsidiaries after August 10, 1998, excluding Restricted Payments permitted by clauses (2), (3), (4) and (6) of the next paragraph, is less than the sum, without duplication, of:

  (a)
  50% of the Consolidated Net Income of Ball for the period, taken as one accounting period, from the beginning of the first fiscal quarter commencing August 10, 1998 to the end of Ball's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit, plus

  (b)
  100% of the aggregate net cash proceeds or the fair market value of property other than cash received by Ball since August 10, 1998 as a contribution to its common equity capital or from the issue or sale of Equity Interests of Ball, other than Disqualified Stock, or from the issue or sale of Disqualified Stock or debt securities of Ball that have been converted into or exchanged for such Equity Interests, other than Equity Interests, Disqualified Stock or debt securities sold to a Restricted Subsidiary of Ball, plus

    (c)
    to the extent not already included in Consolidated Net Income of Ball for such period and without duplication, any Restricted Investment that was made by Ball or any of its Restricted Subsidiaries after August 10, 1998 is sold for cash or otherwise liquidated or repaid for cash, or any Unrestricted Subsidiary which is designated as an Unrestricted Subsidiary subsequent to August 10, 1998 is sold for cash or otherwise liquidated or repaid for cash, 100% of the cash return of capital with respect to such Restricted Investment or Unrestricted Subsidiary, less the cost of disposition, if any, and 50% of the excess of the fair market value of Ball's Investment in such Unrestricted Subsidiary as of the date of such redesignation over the amount of the Restricted Investment that reduced this clause (c); provided, that any amounts that increase this clause (c) shall not duplicatively increase amounts available as Permitted Investments.

        As of June 29, 2003, approximately $145.6 million would have been available for Restricted Payments pursuant to clause (3) of the preceding paragraph.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Investment or the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Ball or any Restricted Subsidiary of Ball or of any Equity Interests of Ball in exchange for, or out of the net cash proceeds of the substantially concurrent sale, other than to a Restricted Subsidiary of Ball, of Equity Interests of Ball, other than Disqualified Stock; provided, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

  (3)
  the payment, purchase, defeasance, retirement, redemption, repurchase or other acquisition (a) of subordinated Indebtedness of Ball or any Restricted Subsidiary of Ball with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or (b) of any Disqualified Stock of Ball in exchange for, or out of the net cash proceeds of the substantially concurrent sale of, Disqualified Stock of Ball that is not prohibited by the terms of the indenture to be issued;

  (4)
  the payment of dividends on Ball's common stock up to a combined amount of $30 million per annum; provided, that up to $10 million of such amount that is not utilized by Ball to pay dividends in any calendar year may be carried forward to any subsequent year;

  (5)
  (a) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Ball that are held by any member of Ball's, or any of its Restricted Subsidiaries', management pursuant to any management equity subscription agreement or stock option agreement or (b) the repurchase of Equity Interests of Ball or any Restricted Subsidiary of Ball held by employee benefits plans, whether directly or for employees, directors or former directors, pursuant to the terms of agreements, other than management equity subscription agreements or stock option agreements, approved by Ball's Board of Directors; provided that, in the case of foregoing clause (a), the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $25 million in the aggregate since the date of the indenture and, in the case of foregoing clause (b), the aggregate purchase price paid for all such repurchased Equity Interests shall not exceed $15 million in any twelve-month period;

  (6)
  repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

  (7)
  the repurchase, redemption or other acquisition or retirement for value of the Existing Subordinated Notes pursuant to Section 3.07, 4.10 or Section 4.15 of the Existing Subordinated Notes Indenture;

  (8)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to Ball or a Restricted Subsidiary of Ball by, Unrestricted Subsidiaries;

  (9)
  other Restricted Payments in an aggregate amount since the date of the indenture not to exceed $100 million under this clause (9);

provided, that, with respect to clauses (4), (7), and (9) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction or as a consequence thereof.

        The amount of all Restricted Payments, other than cash, will be the fair market value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by Ball or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of Ball whose resolution with respect thereto will be delivered to the trustee.

        If any Restricted Investment is sold or otherwise liquidated or repaid or any dividend or payment is received by Ball or a Restricted Subsidiary of Ball and such amounts may be credited to clause (c) above, then such amounts will be credited only to the extent of amounts not otherwise included in Consolidated Net Income and that do not otherwise increase the amount available as a Permitted Investment.

Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock

        Ball will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to, collectively, "incur", any Indebtedness, including Acquired Debt, and Ball will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Ball may incur Indebtedness, including Acquired Debt, or issue Disqualified Stock, and any of Ball's Restricted Subsidiaries may incur Indebtedness, if the Fixed Charge Coverage Ratio for Ball's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.0 to 1, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of preferred stock, as applicable, collectively, "Permitted Debt":

  (1)
  the incurrence by Ball or any of its Restricted Subsidiaries of additional Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1), with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Ball and its Restricted Subsidiaries thereunder, not to exceed $1,350 million less the aggregate amount of all Net Proceeds of Asset Sales applied by Ball or any of its Restricted Subsidiaries since the date of the indenture to repay any term Indebtedness under any credit facility or to repay any revolving credit Indebtedness under any credit facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (2)
  the incurrence by Ball and its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by Ball and the Guarantors of Indebtedness represented by the notes and the subsidiary guarantees to be issued on the date of the indenture and the exchange notes and the subsidiary guarantees to be issued pursuant to the registration rights agreement;

  (4)
  the incurrence by Ball or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of Ball or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 7.5% of Total Assets at any time outstanding;

  (5)
  the incurrence by Ball or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness;

  (6)
  the incurrence by Ball or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Ball and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if Ball or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of Ball, or any such Guarantor's subsidiary guarantee, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Ball or a Restricted Subsidiary of Ball and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Ball or a Restricted Subsidiary of Ball will be deemed, in each case, to constitute an incurrence of such Indebtedness by Ball or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by Ball or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business and not for speculative purposes;

  (8)
  the incurrence by Ball or any of its Restricted Subsidiaries of Indebtedness in the ordinary course of business solely in respect of performance, bid, surety, appeal and similar bonds, completion or performance guarantees or standby letters of credit issued for the purpose of supporting workers' compensation liabilities of Ball or any of its Restricted Subsidiaries, to the extent that such incurrence does not result in the incurrence of any obligation for the payment of borrowed money to others;

  (9)
  the incurrence of Indebtedness arising from agreements of Ball or a Restricted Subsidiary of Ball providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary;

  (10)
  the incurrence by a Restricted Subsidiary of Ball of Indebtedness in connection with, and in contemplation of, the concurrent disposition of such Restricted Subsidiary to the stockholders of Ball; provided, that such disposition occurs concurrently with such incurrence and, following such disposition, neither Ball nor any of its Restricted Subsidiaries has any liability with respect to such Indebtedness;

  (11)
  the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt with respect to Ball and its Restricted Subsidiaries (other than Securitization Entities), except for Standard Securitization Undertakings and Limited Originator Recourse;

  (12)
  the guarantee by Ball or any Restricted Subsidiary of Indebtedness of Ball or a Restricted Subsidiary of Ball that was permitted to be incurred by another provision of this covenant;

  (13)
  Indebtedness of Ball or a Restricted Subsidiary owed to, including obligations in respect of letters of credit for the benefit of, any Person in connection with workers' compensation, health, disability or other employee benefits or property, casualty or liability insurance provided by such Person to Ball or a Restricted Subsidiary of Ball, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

  (14)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two business days of its incurrence;

  (15)
  the issuance of shares of preferred stock by a Restricted Subsidiary to Ball or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to Ball or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock that was not permitted by this clause (15); and

  (16)
  the incurrence by Ball or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount, or accreted value, as applicable, at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (16), not to exceed $150 million.

        Ball will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Ball unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of Ball will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Ball solely by virtue of being unsecured.

        For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Ball, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify such item of Indebtedness, in any manner that complies with this covenant.

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant. Indebtedness includes the Guarantee by the specified Person of (i) any Indebtedness of any other Person or (ii) any liability of any other Person, whether or not contingent and whether or not it appears on the balance sheet of such Person, but only to the extent not otherwise included in determining compliance with this covenant.

Liens

        Ball will not, and will not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables, other than Permitted Liens, upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the indenture and the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        Ball will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to Ball or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Ball or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to Ball or any of its Restricted Subsidiaries; or

  (3)
  transfer any of its properties or assets to Ball or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements governing Existing Indebtedness as in effect on the date of the indenture;

  (2)
  other encumbrances and restrictions in effect on the date of the indenture;

  (3)
  any Credit Facilities, including the New Credit Facilities, as in effect on the date of the indenture, and any extensions, amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof and other Credit Facilities not prohibited under the indenture, provided, that the extensions, amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings and other Credit Facilities are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Facilities on the date of the indenture;

  (4)
  the several indentures governing the notes and the Existing Notes, the notes, the Existing Notes and the related subsidiary guarantees;

  (5)
  applicable law or any rule, regulation or order;

  (6)
  existing with respect to any Person or the property or assets of such person acquired by Ball or any of its Restricted Subsidiaries as in effect at the time of such acquisition, and not incurred in connection with or in contemplation of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided, that in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

  (7)
  customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business;

  (8)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (9)
  Indebtedness of Restricted Subsidiaries; provided, that such Indebtedness was not prohibited under the indenture;

  (10)
  Permitted Refinancing Indebtedness; provided, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (11)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (12)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

  (13)
  any Purchase Money Note, or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided, that such restrictions may only apply to such Securitization Entity;

  (14)
  any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

  (15)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

  (16)
  any encumbrance or restriction of the type referred to in clauses (1) through (3) of the first paragraph of this covenant above imposed by any extension, amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of an agreement, contract, instrument or obligation referred to in clauses (1) through (15) above that is not materially more restrictive, taken as a whole, than the encumbrance or restriction imposed by the applicable predecessor agreement, contract, instrument or obligation.

Merger, Consolidation or Sale of Assets

        Ball may not, directly or indirectly: (1) consolidate or merge with or into another Person, whether or not Ball is the surviving corporation; or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Ball and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  either: (a) Ball is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger, if other than Ball, or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

  (2)
  the Person formed by or surviving any such consolidation or merger, if other than Ball, or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Ball under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists; and

  (4)
  either:

  (a)
  except in the case of a merger of the Company with or into a Subsidiary, Ball or the Person formed by or surviving any such consolidation or merger, if other than Ball, or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock"; or

    (b)
    the Fixed Charge Coverage Ratio for Ball or the entity or Person formed by or surviving any such consolidation or merger, if other than Ball, or to which such sale, assignment, transfer, conveyance or other disposition shall have been made would, immediately after giving pro forma effect thereto and any related financing transactions as if same had occurred at the beginning of the applicable four-quarter period, not be less than such Fixed Charge Coverage Ratio for Ball and its Restricted Subsidiaries immediately prior to such transaction, provided, however, that clause (4) above does not apply if, in the good faith determination of the Board of Directors of Ball, whose determination shall be evidenced by a board resolution, the purpose of such transaction is to change the state of incorporation of Ball.

        In addition, Ball may not, directly or indirectly, lease all or substantially all of the properties or assets of Ball and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Ball and its Restricted Subsidiaries.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Ball and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or Permitted Investments, as determined by Ball. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may at any time redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default. See "Certain Definitions—Unrestricted Subsidiary."

Transactions with Affiliates

        Ball will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, each, an "Affiliate Transaction", unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to Ball or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Ball or such Restricted Subsidiary with an unrelated Person; and

  (2)
  Ball delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, a resolution of the Board of Directors of Ball set forth in an officers' certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Ball; and

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, an opinion as to the fairness to Ball of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment, service or termination agreement entered into by Ball or any of its Restricted Subsidiaries in the ordinary course of business;

  (2)
  transactions between or among Ball and/or its Restricted Subsidiaries;

  (3)
  transactions between or among Ball and/or its Restricted Subsidiaries with Ball Asia Pacific and Permitted Joint Ventures on terms that are no less favorable to Ball and/or such Subsidiary than those that would have been obtained in a comparable transaction by Ball and/or such Subsidiary with an unrelated Person;

  (4)
  any sale or other issuance of Equity Interests, other than Disqualified Stock, to Affiliates of Ball;

  (5)
  Restricted Payments that are permitted by and Investments that are not prohibited by the provisions of the indenture described above under the caption "—Restricted Payments";

  (6)
  fees and compensation paid to members of the Board of Directors of Ball and its Restricted Subsidiaries in their capacity as such;

  (7)
  advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

  (8)
  fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of Ball or any of its Restricted Subsidiaries, as determined by the Board of Directors of Ball or of any such Restricted Subsidiary, to the extent such fees and compensation are reasonable and customary;

  (9)
  transactions effected as part of a Qualified Securitization Transaction;

  (10)
  the grant of stock options or similar rights to officers, employees, consultants and directors of Ball and, to the extent otherwise permitted under the indenture, to any Restricted Subsidiary, pursuant to plans approved by the Board of Directors of Ball and the issuance of securities pursuant thereto; and

  (11)
  transactions pursuant to any arrangement, contract or agreement in existence on the date of the indenture, as such arrangement may be amended or restated, renewed, extended, refinanced, refunded or replaced from time to time, provided that any such amendment or restatement, renewal, extension, refinancing, refund or replacement is on terms and conditions not materially less favorable to Ball or its Restricted Subsidiaries taken as a whole than the arrangement, contract or agreement in existence on the date of the indenture.

Sale and Leaseback Transactions

        Ball will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, that Ball or a Restricted Subsidiary may enter into a sale and leaseback transaction if:

  (1)
  Ball or such Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock";

  (2)
  the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an officers' certificate delivered to the trustee, of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and Ball applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

Additional Subsidiary Guarantees

        If Ball or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture to the trustee within 20 business days of the date on which it was acquired or created; provided, that this covenant does not apply to any Subsidiary that has properly been designated as an Unrestricted Subsidiary in accordance with the indenture for so long as it continues to constitute an Unrestricted Subsidiary or to any Excluded Subsidiary for so long as it continues to constitute an Excluded Subsidiary.

No Amendment to Subordination Provisions

        Ball will not amend, modify or alter the Existing Subordinated Note Indenture in any way to amend the provisions of Article 10 of the Existing Subordinated Note Indenture (which relate to subordination).

Payments for Consent

        Ball will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

        Whether or not required by the SEC, so long as any notes are outstanding, Ball will furnish to the holders of notes, within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Ball were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by Ball's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Ball were required to file such reports.

        In addition, whether or not required by the SEC, Ball will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations, unless the SEC will not accept such a filing, and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any notes remain outstanding, Ball and the Guarantors will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by Ball or any of its Restricted Subsidiaries to comply with the provisions described under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by Ball or any of its Restricted Subsidiaries for 30 days after notice to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales," "—Certain Covenants—Restricted Payments" or "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock";

  (5)
  failure by Ball or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the indenture or the notes;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Ball or any of its Restricted Subsidiaries (other than a Securitization Entity) (or the payment of which is guaranteed by Ball or any of its Restricted Subsidiaries (other than a Securitization Entity) whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness on or before the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

      and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more or its foreign currency equivalent;

  (7)
  failure by Ball or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50 million or its foreign currency equivalent, excluding amounts covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  except as permitted by the indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and

  (9)
  certain events of bankruptcy or insolvency described in the indenture with respect to Ball or any of its Significant Subsidiaries.

        In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Ball or any Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. Under certain circumstances, holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.

        The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the notes.

        In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of Ball with the intention of avoiding payment of the premium that Ball would have had to pay if Ball then had elected to redeem the notes pursuant to the optional redemption provisions of the indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the notes. If an Event of Default occurs prior to December 15, 2007, by reason of any willful action or inaction taken or not taken by or on behalf of Ball with the intention of avoiding the prohibition on redemption of the notes prior to December 15, 2007, then the premium specified in the indenture will also become immediately due and payable to the extent permitted by law upon the acceleration of the notes.

        Ball is required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, Ball is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Ball or any Guarantor, as such, will have any liability for any obligations of Ball or the Guarantors under the notes, the indenture, the subsidiary guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        Ball may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their subsidiary guarantees, "Legal Defeasance", except for:

  (1)
  the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such notes when such payments are due from the trust referred to below;

  (2)
  Ball's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and Ball's and the Guarantors' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, Ball may, at its option and at any time, elect to have the obligations of Ball and its Restricted Subsidiaries released with respect to certain covenants that are described in the indenture, "Covenant Defeasance", and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. If Ball exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee. Ball may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  Ball must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium and Liquidated Damages, if any, on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and Ball must specify whether the notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) Ball has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, Ball has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit;

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the indenture, to which Ball or any of its Subsidiaries is a party or by which Ball or any of its Subsidiaries is bound;

  (6)
  Ball must deliver to the trustee an officers' certificate stating that the deposit was not made by Ball with the intent of preferring the holders of notes over the other creditors of Ball with the intent of defeating, hindering, delaying or defrauding creditors of Ball or others; and

  (7)
  Ball must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes, and any existing default or compliance with any provision of the indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes.

        Without the consent of each holder affected, an amendment or waiver may not with respect to any notes held by a non-consenting holder:

  (1)
  reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders";

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, on, the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

  (5)
  make any note payable in money other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium, or Liquidated Damages, on the notes;

  (7)
  release any Guarantor from any of its obligations under its subsidiary guarantee or the indenture, except in accordance with the terms of the indenture; or

  (8)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of notes, Ball, the Guarantors and the trustee may amend or supplement the indenture, the notes or a subsidiary guarantee:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of Ball's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of Ball's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of any such holder;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act, to provide for the issuance of additional notes in accordance with the indenture or to allow any Guarantor to execute a supplemental indenture and/or a subsidiary guarantee with respect to the notes;

  (6)
  to evidence and provide for the acceptance of appointment by a successor trustee;

  (7)
  to add guarantees with respect to the notes; and

  (8)
  to secure the notes.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the indenture becomes effective, Ball is required to mail to holders a notice briefly describing such amendment. However, the failure to give such notice to all holders, or any defect therein, will not impair or affect the validity of the amendment.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to Ball, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Ball or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Ball or any Guarantor is a party or by which Ball or any Guarantor is bound;

  (3)
  Ball or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  Ball has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

        In addition, Ball must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        If the trustee becomes a creditor of Ball or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

        Anyone who receives this prospectus may obtain a copy of the indenture and registration rights agreement without charge by writing to Ball Corporation, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, Attention: Chief Financial Officer.

Book-Entry, Delivery and Form

        Except as set forth below, the new notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. New notes will be issued at the closing of the exchange offer only against surrender of old notes.

        The new notes initially will be represented by one or more notes in registered, global form without interest coupons attached (the "Global Note"). On the date of closing of the exchange offer, the Global Note will be deposited with DTC in New York, New York, and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

        Unless definitive new notes are issued, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Note for Certificated Notes."

        Ownership of interests in the Global Note ("Book-Entry Interests") will be limited to persons that have accounts with DTC, or persons that hold interests through such Participants (as defined below). Except under the limited circumstances described below, beneficial owners of Book-Entry Interests will not be entitled to physical delivery of new notes in definitive form.

        Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC or DTC's nominees and Participants. In addition while the new notes are in global form, holders of Book-Entry Interests will not be considered the owners or "holders" of new notes for any purpose. So long as the new notes are held in global form, DTC or its nominees will be considered the sole holders of the Global Note for all purposes under the indenture. In addition, Participants must rely on the procedures of DTC and Indirect Participants (as defined below) must rely on the procedures of DTC and the Participants through which they own Book-Entry Interests to transfer their interests or to exercise any rights of holders under the indenture. Transfers of beneficial interests in the Global Note will be subject to the applicable rules and procedures of DTC and its Participants or Indirect Participants, which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC. Neither Ball nor the trustee take responsibility for or are liable for these operations and procedures, including the records relating to Book-Entry Interest, and we urge investors to contact DTC or its Participants directly to discuss these matters.

        DTC has advised Ball that DTC is (1) a limited-purpose trust company organized under the banking laws of the State of New York, (2) a "banking organization" within the meaning of the New York Banking Law, (3) a member of the Federal Reserve System, (4) a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended and (5) a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised Ball that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Note, DTC will credit the accounts of Participants pursuant to the corresponding letters of transmittal with portions of the principal amount of the Global Note; and

  (2)
  ownership of these interests in the Global Note will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to Indirect Participants).

        We understand that under existing industry practice, in the event that we request any action of holders of new notes, or an owner of a beneficial interest in the Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take the action and the Participants would authorize beneficial owners owning through the Participants to take the action or would otherwise act upon the instruction of the beneficial owners. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

        All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some jurisdictions, including certain states of the United States, require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of themselves and Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge or transfer such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interest in the Global Note will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium on a Global Note registered in the name of DTC or its nominee will be payable to DTC or its nominee in its capacity as the registered holder of the Global Note under the indenture. Under the terms of the indenture, Ball and the trustee will treat the Persons in whose names the notes, including the Global Note, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Ball, the trustee nor any agent of Ball or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Note or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised Ball that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary industry practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Ball. Neither Ball nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and Ball and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

        DTC has advised Ball that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Note and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Note for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among participants in DTC, DTC is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Ball nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, its Participants or Indirect Participants of their respective obligations under the rules and procedures governing DTC's operations.

Exchange of Global Note for Certificated Notes

        A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies Ball that it is unwilling or unable to continue as depositary or clearing system for the Global Note or (b) has ceased to be a clearing agency registered and in good standing under the Exchange Act and, in either case, Ball fails to appoint a successor depositary within 90 days after we have received notice or become aware of this condition;

  (2)
  Ball, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in the Global Note will be registered in the names of the person or persons or the nominee of any of these persons, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and the trustee will cause the same to be delivered to these persons.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes.

Redemption of the Global Note

        In the event the Global Note, or any portion thereof, is redeemed, DTC will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by DTC in connection with the redemption of such Global Note or any portion thereof. We understand that, under existing practices of DTC, if fewer than all of the new notes are to be redeemed at any time, DTC will credit its Participants' accounts on a proportionate basis, with adjustments to prevent fractions, or by lot or on such other basis as DTC deems fair and appropriate; provided, however, that no Book-Entry Interest of $1,000 principal amount or less may be redeemed in part.

Same Day Settlement and Payment

        Ball will make payments in respect of the notes represented by the Global Note (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Ball will make all payments of principal, interest and premium with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Note are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Ball expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person, Indebtedness, including Disqualified Stock, of any other Person existing at the time such other Person is merged with or into, becomes a Restricted Subsidiary of such specified Person or is otherwise assumed by such specified Person in connection with an acquisition of assets from such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person or the acquisition of assets from such person.

        "Acquisition" means the acquisition by Ball of 100% of the capital stock of Schmalbach-Lubeca AG pursuant to the Share Sale and Transfer Agreement entered into on August 29, 2002.

        "Additional Assets" means:

  (1)
  any property or assets, other than Capital Stock, Indebtedness or rights to receive payments over a period greater than 180 days, that are usable by Ball or a Restricted Subsidiary in a Permitted Business; or

  (2)
  the Capital Stock of a Person that is at the time, or becomes, a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Ball or another Restricted Subsidiary.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be in control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights other than in the ordinary course of business consistent with past practices; provided, that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Ball and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

  (2)
  the issuance or sale of Equity Interests in any of Ball's Restricted Subsidiaries, and in the case of either clause (1) or (2), whether in a single transaction or series of related transactions

    (a) that have a fair market value in excess of $10 million or (b) for Net Proceeds in excess of $10 million.

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

  (1)
  a transfer of assets or rights by Ball to a Restricted Subsidiary of Ball or by a Restricted Subsidiary of Ball to Ball or another Restricted Subsidiary of Ball;

  (2)
  an issuance or sale of Equity Interests by a Restricted Subsidiary of Ball to Ball or to another Restricted Subsidiary of Ball;

  (3)
  the sale or lease of equipment, inventory, accounts receivable or other current assets in the ordinary course of business;

  (4)
  the sale or other disposition of cash or Cash Equivalents;

  (5)
  a Restricted Payment that is not prohibited by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (6)
  sales, conveyances or other transfers of receivables and related assets (A) to a Securitization Entity or to another Person as contemplated by the definition of "Qualified Securitization Transaction" in a Qualified Securitization Transaction or (B) in connection with the Schmalbach Receivables Facility;

  (7)
  the sale or disposition of obsolete, uneconomical, worn out or surplus property or equipment;

  (8)
  the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

  (9)
  the granting of Liens not prohibited by the indenture;

  (10)
  any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

  (11)
  the lease, assignment or sublease of any real or personal property in the ordinary course of business; and

  (12)
  any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person", as that term is used in Section 13(d)(3) of the Exchange Act, such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Ball Asia Pacific" means Ball Asia Pacific Limited and its affiliates and joint ventures.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government having maturities of not more than one year from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having the highest rating obtainable from Moody's, or one of the two highest ratings from S&P and in each case maturing within six months after the date of acquisition;

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

  (7)
  in the case of any Foreign Subsidiary;

  (a)
  direct obligations of the sovereign nation, or any agency thereof, in which such Foreign Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation, or any agency thereof;

  (b)
  investments of the type and maturity described in clauses (1) through (6) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; or

  (c)
  investments of the type and maturity described in clauses (1) through (6) above of foreign obligors which investments or obligors are not rated as provided in such clauses or in clause (b) above but which are, in the reasonable judgment of Ball, comparable in investment quality to such investments and obligors, or the direct or indirect parent of such obligors.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Ball and its Restricted Subsidiaries taken as a whole to any "person", as that term is used in Section 13(d)(3) of the Exchange Act;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of Ball;

  (3)
  the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined above, becomes the ultimate Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Ball, measured by voting power rather than number of shares;

  (4)
  the first day on which a majority of the members of the Board of Directors of Ball are not Continuing Directors; or

  (5)
  Ball consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, Ball, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Ball is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Ball outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

  (3)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings and receivables financings, and net payments, if any, pursuant to Hedging Obligations, to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, amortization, including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period, and other non-cash expenses, excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period, of such Person and its Restricted

    Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

  (5)
  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

  (1)
  the Net Income (but not loss) of any Person (other than Ball) that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and

  (4)
  the cumulative effect of a change in accounting principles will be excluded.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Ball who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Facilities" means one or more debt facilities, including, without limitation, the New Credit Facilities, or commercial paper facilities, in each case with banks, investment funds or other lenders providing for revolving credit loans, term loans, receivables financings, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Designated Noncash Consideration" means the fair market value of noncash consideration received by Ball or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officers' certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of Ball, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

        "Disqualified Stock" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder of the security, or upon the happening of any event, matures, excluding any maturity as the result of the optional redemption thereof, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder, in whole or in part, on or prior to the date on which the notes mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Equity Interests of Ball that are not Disqualified Stock; provided, however, that only the portion of the Capital Stock or other security which so matures, is mandatorily redeemable or is so redeemable at the option of the holder prior to such date shall be deemed to be Disqualified Stock; provided further that if such Capital Stock or other security is issued to any employee or to any plan for the benefit of employees of Ball or its Subsidiaries or by any such plan to such employees, such Capital Stock or other security shall not constitute Disqualified Stock solely because it may be required to be repurchased by Ball or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Ball to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Ball may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Domestic Subsidiary" means a Subsidiary that is formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Ball or its Domestic Subsidiaries.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

        "Equity Offering" means:

  (1)
  an offering or sale of Capital Stock, other than Disqualified Stock, of Ball; or

  (2)
  the contribution of cash to Ball as an equity capital contribution, other than in respect of Disqualified Stock.

        "Excluded Subsidiary" means each of the following Subsidiaries of Ball: Ball Corporation, a Nevada corporation; Ball Glass Containers, Inc., a Delaware corporation; Ball Metal Container Corporation, an Indiana corporation; Ball Technology Licensing Corporation, an Indiana corporation; Heekin Can, Inc., a Colorado corporation; Muncie & Western Railroad Company, an Indiana corporation; Ball Asia Services Limited, a Delaware corporation; Ball Glass Container Corporation, a Delaware corporation; Ball Holdings Corp., a Delaware corporation; Ball Technology Services Corporation, a California corporation; Laser Communications International L.L.C., a Delaware limited liability company; and Space Operations International, L.L.C., a Maryland limited liability company, together with such other Subsidiaries of Ball as may from time to time be designated by Ball as "Excluded Subsidiaries" pursuant to an officers' certificate delivered to the trustee; provided, that each such Subsidiary shall be an Excluded Subsidiary only if and only for so long as:

  (1)
  the aggregate of the net sales of all such Subsidiaries shall not exceed $10 million in any twelve-month period; and

  (2)
  the aggregate of the assets, including capitalization, of all such Subsidiaries as of any date shall not exceed $10 million.

        "Existing Indebtedness" means Indebtedness of Ball, Ball's Restricted Subsidiaries and Schmalbach-Lubeca AG and its Subsidiaries, other than Indebtedness under the New Credit Facilities, in existence on the date of the indenture.

        "Existing Notes" means the Existing Senior Notes and the Existing Subordinated Notes.

        "Existing Senior Notes" means up to $300 million of Ball's 7 3/4% Senior Notes due 2006.

        "Existing Subordinated Notes" means up to $250 million of Ball's 8 1/4% Senior Subordinated Notes due 2008.

        "Existing Subordinated Notes Indenture" means the indenture governing Ball's Existing Subordinated Notes.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, to the extent properly characterized as interest expense in accordance with GAAP, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations;

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; and

  (4)
  all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Ball, other than Disqualified Stock, or to Ball or a Restricted Subsidiary of Ball.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

        "Foreign Subsidiaries" means Subsidiaries of Ball that are not Domestic Subsidiaries.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are applicable as of the date of the indenture.

        "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

        "Guarantors" means:

  (1)
  each Domestic Subsidiary of Ball as of the date of the indenture (other than Ball Capital Corp. II, Ball Asia Pacific and the Excluded Subsidiaries); and

  (2)
  any other Subsidiary of Ball that executes a Subsidiary Guarantee in accordance with the provisions of the indenture;

and their respective successors and assigns.

        "Hedging Counterparty" means, with respect to any Hedging Obligations, any counterparty thereto, at the time such Hedging Obligations are initially incurred, that is a holder, or an Affiliate thereof, of Indebtedness under any Credit Facilities. For clarification, such counterparty (and its successors and assigns) shall be deemed a Hedging Counterparty even if it or its Affiliate ceases to be a holder of Indebtedness under any Credit Facilities for any reason.

        "Hedging Obligations" means, with respect to any specified Person, the net payment obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements in respect of such Person's exposure to fluctuations in commodity prices, currency exchange rates or interest rates and, in each case, not entered into for speculative purposes.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person or any liability of any person, whether or not contingent and whether or not it appears on the balance sheet of such Person.

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness that does not require the current payment of interest; and

  (2)
  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the form of loans, including Guarantees of Indebtedness or other Obligations, advances or capital contributions, excluding commission, travel, entertainment, moving and similar advances to officers and employees made in the ordinary course of business, prepaid expenses and accounts receivable, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Ball or any Restricted Subsidiary of Ball sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Ball such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of Ball, Ball or such Restricted Subsidiary, as the case may be, will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement or any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Limited Originator Recourse" means a reimbursement obligation to Ball or a Restricted Subsidiary in connection with a drawing on a letter of credit, revolving loan commitment, cash collateral account or other such credit enhancement issued to support Indebtedness of a Securitization Entity under a facility for the financing of trade receivables; provided, that the available amount of any such form of credit enhancement at any time shall not exceed 10% of the principal amount of such Indebtedness at such time.

        "Liquidated Damages" means the liquidated damages then owing under the registration rights agreement.

        "Moody's" means Moody's Investors Service, Inc.

        "Net Income" means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

  (2)
  any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss; and

  (3)
  any one-time noncash charges (including legal, accounting and debt issuance costs) resulting from the Transactions.

        "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by Ball or any of its Restricted Subsidiaries in respect of any Asset Sale, including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, net of all costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "New Credit Facilities" means that certain credit facility, to be entered into in connection with the transactions, which will consist of term loan facilities in the amounts of $350 million, €414 million and £79 million and revolving credit facilities in an aggregate U.S. dollar equivalent amount of $450 million.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither Ball nor any of its Restricted Subsidiaries, other than a Securitization Entity, if applicable, (a) provides credit support of any kind, including any undertaking, agreement or instrument that would constitute Indebtedness, (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

  (2)
  no default with respect to which, including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness, other than the notes, of Ball or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Ball or any of its Restricted Subsidiaries, other than a Securitization Entity, if applicable.

        "Obligations" means any principal, premium, if any, interest, (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Ball or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding, penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, including liquidated damages, guarantees and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

        "Permitted Business" means the lines of business conducted by Ball and its Restricted Subsidiaries on the date hereof and businesses substantially similar, related or incidental thereto or reasonable extensions thereof.

        "Permitted Investments" means:

  (1)
  any Investment in Ball or in a Restricted Subsidiary of Ball;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by Ball or any Restricted Subsidiary of Ball in a Person engaged in a Permitted Business, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of Ball; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Ball or a Restricted Subsidiary of Ball;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" (including, without limitation, any sale or other disposition of all or a portion of the business constituting the aerospace and technologies segment of Ball) or any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment made in exchange for the issuance of Equity Interests, other than Disqualified Stock, of Ball;

  (6)
  other Investments in any Person having an aggregate fair market value, measured on the date each such Investment was made and without giving effect to subsequent changes in value, when taken together with all other Investments made pursuant to this clause (6) since the date of the indenture not to exceed 2.5% of Total Assets.

  (7)
  Hedging Obligations;

  (8)
  (1) any Investment by Ball or a Restricted Subsidiary of Ball in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided, that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an Equity Interest; or (2) any sale or transfer of receivables in connection with the Schmalbach Receivables Facility;

  (9)
  any Investment existing on the date of the indenture and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, or refinancing, in whole or in part, thereof;

  (10)
  any Investments received in satisfaction of judgments, settlements of debt or compromises of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

  (11)
  any Investment in Ball Asia Pacific, the proceeds of which are used to permanently repay Indebtedness of Ball Asia Pacific in an amount up to the amount that was outstanding on August 10, 1998 plus any interest, prepayment penalty and reasonable costs associated with such repayment;

  (12)
  Investments in Permitted Joint Ventures of up to $50 million outstanding at any time;

  (13)
  receivables owing to Ball or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

    provided that such trade terms may include such concessionary trade terms as Ball or any such Restricted Subsidiary deems reasonable under the circumstances;

  (14)
  Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

  (15)
  Investments in prepaid expenses and lease, utility and workers' compensation performance and other similar deposits;

  (16)
  commission, payroll, travel and similar advances to employees in the ordinary course of business;

  (17)
  Investments consisting of intercompany indebtedness not prohibited under the indenture;

  (18)
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

  (19)
  Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business.

        "Permitted Joint Venture" means an entity characterized as a joint venture, however structured, engaged in a Permitted Business and in which Ball or a Restricted Subsidiary (a) owns at least 40% of the ownership interest or (b) has a right to receive at least 40% of the profits or distributions; provided that such joint venture is not a Subsidiary of Ball.

        "Permitted Liens" means:

  (1)
  Liens on assets, including, without limitation, the capital stock of a Subsidiary, of Ball or any of its Restricted Subsidiaries to secure Indebtedness under any Credit Facilities that is permitted by the terms of the indenture to be incurred, whether pursuant to the terms of the first or second paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock" or otherwise;

  (2)
  Liens on the assets, including, but not limited to, the capital stock of a subsidiary, of Ball or any of its Restricted Subsidiaries to secure Indebtedness in respect of any Hedging Obligations to any Hedging Counterparty, but only to the extent that such Hedging Obligations relate to Indebtedness that is permitted by the terms of the indenture to be incurred;

  (3)
  Liens on property or assets of a Person existing at the time such Person is acquired by, or merged into or consolidated with, Ball or any Restricted Subsidiary of Ball; provided, that such Liens were not put in place in contemplation thereof and do not extend to any property or assets other than those of the Person acquired by, or merged into or consolidated with, Ball or any Restricted Subsidiary of Ball;

  (4)
  Liens on property or assets existing at the time of acquisition thereof by Ball or any Restricted Subsidiary of Ball, provided, that such Liens were not put in place in contemplation thereof and only extend to the property or assets so acquired;

  (5)
  Liens existing on the date of the indenture;

  (6)
  Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (1) through (5), as the case may be, at the time the original Lien became a Permitted Lien;

  (7)
  Liens in favor of Ball or any Restricted Subsidiary of Ball;

  (8)
  Liens to secure Indebtedness permitted by clause (16) of the second paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock";

  (9)
  Liens incurred in the ordinary course of business of Ball or any Restricted Subsidiary of Ball with respect to obligations that do not exceed $50 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, other than trade credit in the ordinary course of business, and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Ball or such Restricted Subsidiary;

  (10)
  Liens incurred or deposits made to secure the performance of statutory or regulatory obligations, bankers' acceptances, surety or appeal bonds, performance bonds, deposits to secure the performance of tenders, bids, trade contracts, government contracts, import duties, payment of rent, performance, letters of credit and return-of-money bonds, leases or licenses or other obligations of a like nature incurred in the ordinary course of business, including, without limitation, landlord Liens on leased properties;

  (11)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent, that are not subject to penalties or interest for non-payment or that are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

  (12)
  Liens to secure Indebtedness, including Capital Lease Obligations, permitted by clause (4) of the second paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock" covering only the assets acquired with such Indebtedness;

  (13)
  carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, suppliers' or other like Liens arising in the ordinary course of business and deposits made to obtain the release of such liens and with respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

  (14)
  easements, rights-of-way, zoning ordinances and similar charges, restrictions, exceptions or other irregularities, reservations of, or rights of others for: licenses, sewers, electric lines, telegraph and telephone lines, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not materially interfere with the ordinary conduct of the business of Ball and its Restricted Subsidiaries taken as a whole;

  (15)
  Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

  (16)
  leases or subleases granted to third Persons not materially interfering with the ordinary course of business of Ball and its Restricted Subsidiaries taken as a whole;

  (17)
  Liens, other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder, incurred or pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

  (18)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (19)
  Liens for purchase money obligations, including refinancings thereof permitted under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock", provided, that (a) the Indebtedness secured by any such Lien is permitted under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock" and (b) any such Lien encumbers only the asset so purchased;

  (20)
  any attachment or judgment Lien not constituting an Event of Default under clause (i) of the first paragraph of the section described above under the caption "—Events of Default and Remedies" and Liens arising from the rendering of a judgment that is not a final judgment or order against Ball or any Restricted Subsidiary with respect to which Ball or such Restricted Subsidiary is then proceeding with an appeal or other proceeding for review or in connection with surety or appeal bonds in connection with such attachment or judgment;

  (21)
  any interest or title of a lessor or sublessor under any operating lease or capital lease;

  (22)
  Liens (A) on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction or (B) incurred pursuant to the Schmalbach Receivables Facility;

  (23)
  Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

  (24)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Ball and its Restricted Subsidiaries in the ordinary course of business; and

  (25)
  Rights of set-off of banks and other Persons.

        "Permitted Refinancing Indebtedness" means any Indebtedness of Ball or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Ball or any of its Restricted Subsidiaries, other than intercompany Indebtedness; provided, that:

  (1)
  the principal amount, or accreted value, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount, or accreted value, if applicable, of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded, plus all accrued interest and premiums on the Indebtedness and the amount of all fees, expenses, prepayment penalties and premiums incurred in connection therewith;

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is incurred either by Ball or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

        "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from Ball or any Restricted Subsidiary of Ball in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.

        "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which Ball or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity, in the case of a transfer by Ball or any of its Restricted Subsidiaries, and (b) any other Person, in case of a transfer by a Securitization Entity, or may grant a security interest in, any receivables, whether now existing or arising or acquired in the future, of Ball or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such receivables, all contracts and contract rights and all Guarantees or other obligations in respect of such receivables, proceeds of such receivables and other assets, including contract rights, which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables, collectively, "transferred assets"; provided, that, in the case of any such transfer by Ball or any of its Restricted Subsidiaries, the transferor receives cash or Purchase Money Notes in an amount which, when aggregated with the cash and Purchase Money Notes received by Ball and its Restricted Subsidiaries upon all other such transfers of transferred assets during the ninety days preceding such transfer, is at least equal to 75% of the aggregate face amount of all receivables so transferred during such day and the ninety preceding days.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided, that, on the date of the indenture, all Subsidiaries of Ball other than Ball Asia Pacific, Ball Capital Corp. II and the Excluded Subsidiaries shall be Restricted Subsidiaries of Ball.

        "S&P" means Standard & Poor's Ratings Group.

        "Schmalbach Receivables Facility" means the existing accounts receivable securitization program of Schmalbach-Lubeca AG and its Subsidiaries as amended, restated, modified, renewed, refunded, replaced, increased or refinanced, in whole or in part, from time to time by one or more of Schmalbach-Lubeca AG and its existing and future European subsidiaries, Ball's European affiliates that are Restricted Subsidiaries and Ball Capital Corp. II; provided that, the principal or capital amount outstanding under any such facility shall not exceed €100 million in the aggregate.

        "Securitization Entity" means a Wholly-Owned Subsidiary of Ball, or another Person in which Ball or any Restricted Subsidiary of Ball makes an Investment and to which Ball or any Restricted Subsidiary of Ball transfers receivables and related assets, that engages in no activities other than in connection with the financing of receivables and that is designated by the Board of the Directors of Ball, as provided below, as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations, contingent or otherwise, of which (1) is guaranteed by Ball or any Restricted Subsidiary of Ball, other than the Securitization Entity, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (2) is recourse to or obligates Ball or any Restricted Subsidiary of Ball, other than the Securitization Entity, in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (3) subjects any property or asset of Ball or any Restricted Subsidiary of Ball, other than the Securitization Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (b) with which neither Ball nor any Restricted Subsidiary of Ball has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Ball or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Ball, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity and (c) to which neither Ball nor any Restricted Subsidiary of Ball has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Ball shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of Ball giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Ball or any Subsidiary of Ball that are reasonably customary in receivables securitization transactions.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or one or more entities described in clause (1) and related to such Person, or any combination thereof.

        "Total Assets" means the total assets of Ball and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of Ball and its Restricted Subsidiaries.

        "Transactions" means the Acquisition, the offering of the first $300 million aggregate principal amount of notes issued under the indenture on the date of the indenture, the repayment of approximately $389 million of certain existing debt of Ball, the borrowings under the New Credit Facilities on the date of the indenture, Ball's consent solicitation completed on December 3, 2002, and the payment of related fees and expenses.

        "Unrestricted Subsidiary" means (a) each of Ball Asia Pacific, Ball Capital Corp. II, and the Excluded Subsidiaries and (b) any Subsidiary of Ball that is designated by the Board of Directors of Ball as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with Ball or any Restricted Subsidiary of Ball unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Ball or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Ball;

  (3)
  is a Person with respect to which neither Ball nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's net worth; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Ball or any of its Restricted Subsidiaries; provided, however, that Ball and its Restricted Subsidiaries may guarantee the performance of Unrestricted Subsidiaries in the ordinary course of business except for guarantees of Obligations in respect of borrowed money.

        Any designation of a Subsidiary of Ball as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Ball as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock," Ball will be in default of such covenant. The Board of Directors of Ball may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Ball of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Subsidiary" means a Restricted Subsidiary, 100% of the outstanding Capital Stock and other Equity Interests of which are directly or indirectly owned by Ball.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES

        The following is a general discussion of the material U.S. federal income and estate tax consequences of (i) the exchange of the old notes for the new notes pursuant to the exchange offer to a holder of old notes that acquired its old notes in their original issuance for cash at the initial offering price and (ii) the purchase, ownership and disposition of the new notes as of the date hereof. The discussion is based on the Internal Revenue Code of 1986, as amended (Code), Treasury regulations, judicial authorities, published positions of the Internal Revenue Service (IRS) and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion is limited to persons who hold their notes as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This summary does not address all of the tax consequences that may be relevant to a particular holder or to holders that may be subject to special treatment under U.S. federal income tax laws (such as financial institutions, tax-exempt organizations, real estate investment companies, regulated investment companies, insurance companies, and broker-dealers), to persons that are or will hold the new notes through a pass-through entity, to persons that will hold the new notes as part of a straddle, hedge or synthetic security transaction for U.S. federal income tax purposes or to U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar. No ruling has been or will be sought from the IRS regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. Holders of the notes are urged to consult their own tax advisors as to the U.S. federal income tax consequences of exchanging their old notes for new notes pursuant to the exchange offer and acquiring, holding and disposing of new notes, as well as the effects of state, local and non-U.S. tax laws.

        For purposes of this discussion, a U.S. person means any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation or partnership, created or organized under the laws of the United States or any state or political subdivision thereof;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (i) is subject to the primary supervision of a U.S. court and which has one or more U.S. fiduciaries who have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        As used herein, the term "U.S. Holder" means a beneficial owner of the new notes that is a U.S. person and the term "Non-U.S. Holder" means a beneficial owner of the new notes that is not a U.S. person.

        If a partnership holds the new notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding the new notes, we suggest that you consult your tax advisor.

Tax Consequences to U.S. Holders

        The following discussion is limited to the material U.S. federal income tax consequences relevant to U.S. Holders. The material U.S. federal income and estate tax consequences relevant to Non-U.S. Holders are discussed separately below.

Exchange Offer

        The exchange of new notes for old notes pursuant to the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes. Rather, the new notes received by a holder will be treated as a continuation of the old notes in the hands of such holder. Accordingly, such a holder will have the same tax basis and holding period in the new notes as it had in the old notes immediately prior to the exchange.

Payments of Interest

        Payments of the stated interest on the new notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or received, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

Amortizable Bond Premium

        A new note will be treated as having "amortizable bond premium" if a U.S. Holder's adjusted tax basis in such new note exceeds the sum of all amounts payable to such U.S. Holder under the new note (other than payments of stated interest). If the U.S. Holder so elects, this excess generally may be amortized as an offset to interest income over the term of the new note, but such U.S. Holder must reduce its tax basis in the new note by the amount of the premium deducted in each year. The new notes are subject to call provisions at Ball's option at various times, as described under "Description of New Notes—Optional Redemption." A U.S. Holder of a new note will calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if the use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on such call date. An election to amortize bond premium applies to all taxable debt obligations held or subsequently acquired by the electing U.S. Holder and may be revoked only with the consent of the IRS. The rules regarding amortizable bond premium are complex. U.S. Holders are especially urged to consult their tax advisors as to the effects of such rules on them.

Market Discount

        The market discount provisions of the Code may apply to certain U.S. Holders of new notes. In general, a debt obligation other than a debt obligation with a fixed maturity of one (1) year or less that is acquired by a U.S. Holder in the secondary market is a "market discount bond" as to the U.S. Holder if its stated redemption price at maturity exceeds the tax basis of the debt obligation in the U.S. Holder's hands immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount. Gain recognized by a U.S. Holder with respect to a "market discount bond" will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the U.S. Holder's period of ownership, unless the U.S. Holder elects to include accrued market discount in taxable income currently. A U.S. Holder of a market discount bond that is required under the market discount rules of the Code to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on disposition of such bond. The rules regarding market discount are complex. U.S. Holders are especially urged to consult their tax advisors as to the effect of such rules on them.

Sale or Disposition of a New Note

        A sale or other disposition of a new note generally will result in capital gain or loss equal to the difference between the amount of cash and fair market value of other property received for the new note and the U.S. Holder's adjusted tax basis in the new note (except to the extent that such cash or other property is attributable to the payment of accrued and unpaid interest not previously included in income, which amount will be taxable as ordinary income). Capital gain or loss recognized on the sale or other disposition of a new note held for more than one year will be long-term capital gain or loss. Certain limitations apply to the deductibility of capital losses.

Information Reporting and Backup Withholding

        A U.S. Holder of a new note may be subject to information reporting and "backup withholding" with respect to certain "reportable payments," including interest payments and, under certain circumstances, principal payments on and gross proceeds from the disposition of a new note. The backup withholding rules apply if the U.S. Holder, among other things, (i) fails to properly furnish its social security number or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. Holder is not subject to backup withholding. A U.S. Holder that does not provide us with its correct TIN also may be subject to penalties imposed by the IRS. Backup withholding will not apply with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. We will report annually to the IRS and to each U.S. Holder of a new note the amount of any reportable payments and the amount, if any, of tax withheld with respect to such payments.

        Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules will be allowed as a refund or a credit against such U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed and certain information is provided to the IRS.

Tax Consequences to Non-U.S. Holders

        The following discussion is limited to the material U.S. federal income and estate tax consequences relevant to Non-U.S. Holders.

Exchange Offer

        The exchange of new notes for old notes pursuant to the exchange offer will not be treated as a taxable event for U.S. federal income tax purposes. Rather, the new notes received by a holder will be treated as a continuation of the old notes in the hands of such holder. Accordingly, such a holder will have the same tax basis and holding period in the new notes as it had in the old notes immediately prior to the exchange.

U.S. Federal Withholding Tax

        Subject to the discussion below concerning information reporting and backup withholding, payments of interest on a new note to any Non-U.S. Holder will qualify for the "portfolio interest exemption" and therefore will not be subject to U.S. federal income tax or withholding tax, provided that all of the following are true:

  •
  the interest is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder;

  •
  the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  the Non-U.S. Holder is not a controlled foreign corporation to which we are a related person for U.S. federal income tax purposes; and

  •
  the Non-U.S. Holder certifies, on Form W-8BEN (or a permissible substitute) under penalties of perjury, that it is a Non-U.S. Holder and provides its name and address.

        In addition, payments of principal and interest on a new note to any Non-U.S. Holder generally will not be subject to withholding of U.S. federal income tax if the holder holds its new notes directly through a "qualified intermediary" and the qualified intermediary has sufficient information in its files indicating that the holder is not a U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or a non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

        Interest paid to a Non-U.S. Holder that does not qualify for the above exemption from withholding tax will generally be subject to withholding of U.S. federal income tax at the rate of 30%, unless the Non-U.S. Holder of the new note provides us with a properly executed:

  •
  IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty; or

  •
  IRS Form W-8ECI stating that the interest paid on the new note is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. If, however, the interest is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, the interest will be subject to U.S. federal income tax imposed on net income on the same basis as applies to U.S. persons generally and, for corporate holders and under certain circumstances, also the branch profits tax.

        Even if a Non-U.S. Holder qualifies for one of the above exemptions, interest paid to it will be subject to withholding tax under any of the following circumstances:

  •
  the withholding agent or an intermediary knows or has reason to know that the Non-U.S. Holder is not entitled to an exemption from withholding tax;

  •
  the IRS notifies the withholding agent that information that the Non-U.S. Holder or an intermediary provided concerning the Non-U.S. Holder's status is false; or

  •
  an intermediary through which the Non-U.S. Holder holds the new notes fails to comply with the procedures necessary to avoid withholding taxes on the new notes. In particular, an intermediary is generally required to forward a copy of the Non-U.S. Holder's Form W-8BEN (or other documentary information concerning its status) to the withholding agent for the new notes. However, if a Non-U.S. Holder holds its new notes through a qualified intermediary, or if there is a qualified intermediary in the chain of title between the Non-U.S. Holder and the withholding agent for the new notes, the qualified intermediary is not required generally to forward this information to the withholding agent.

        Non-U.S. Holders should consult any applicable income tax treaties, which may provide for exemption from or reduction in U.S. withholding and for other rules different from those described above.

Sale or Other Disposition of a New Note

        Subject to the discussion below concerning information reporting and backup withholding, any gain realized by a Non-U.S. Holder on the sale or other disposition of a new note generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are satisfied or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

Information Reporting and Backup Withholding

        Payments of principal and interest made in respect of new notes held by a Non-U.S. Holder generally will not be subject to information reporting and backup withholding if the holder properly certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption. A Non-U.S. Holder generally will provide such information (and other required certifications) on IRS Form W-8BEN. However, the exemption does not apply if the withholding agent or an intermediary knows or has reason to know that the holder should be subject to the usual information reporting or backup withholding rules.

        The payment of the proceeds of the sale or other taxable disposition of a new note by or through the U.S. office of a broker is subject to information reporting (and backup withholding unless the Non-U.S. Holder properly certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption). Information reporting requirements, but not backup withholding, generally will also apply to payments of proceeds of sales or other taxable dispositions of new notes by or through non-U.S. offices of U.S. brokers or by or through non-U.S. brokers with certain types of relationships to the United States unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a U.S. person and such broker has no actual knowledge or reason to know to the contrary or the Non-U.S. Holder otherwise establishes an exemption. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a sale or other taxable disposition of a new note by or through a foreign office of a foreign broker not subject to the preceding sentence.

        Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed and certain information is provided to the IRS.

Treatment of the New Notes for U.S. Federal Estate Tax Purposes

        New notes held by an individual who is a Non-U.S. Holder at the time of his or her death generally will not be subject to U.S. federal estate tax provided that, at the time of death, the Non-U.S. Holder is exempt from withholding of U.S. federal income tax under the rules described above.

BENEFIT PLAN REPRESENTATIONS

        By acquiring a note, each acquiring person and each subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such acquiring person or transferee to acquire the notes constitutes assets of any

  •
  employee benefit plan that is subject to Title I of ERISA,

  •
  plan, individual retirement account and other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended,

  •
  plan that is subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (referred to collectively as similar laws), or

  •
  entity whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements or

(ii) the acquisition and holding of the notes by such acquiror or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable similar laws. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons acquiring notes on behalf of, or with the assets of, any plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar laws to the acquisition or holding of the notes and whether an exemption would be applicable to such acquisition or holding.

PLAN OF DISTRIBUTION AND SELLING RESTRICTIONS

        The exchange offer is not being made to, nor will we accept surrenders of old notes for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        This communication is directed solely at persons who (i) are outside the United Kingdom, (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) to (d) of The Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together are referred to as relevant persons). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

        The distribution of this prospectus and the offer and sale of the new notes may be restricted by law in certain jurisdictions. Persons who come into possession of this prospectus or any of the new notes must inform themselves about and observe any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the new notes or possess or distribute this prospectus and, in connection with any purchase, offer or sale by you of the new notes, must obtain any consent, approval or permission required under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchase, offer or sale.

        In reliance on interpretations of the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the new notes issued in the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of such holders' business and the holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in a "distribution" (within the meaning of the Securities Act) of new notes. This position does not apply to any holder that is

  •
  an "affiliate" of Ball (as defined under the Securities Act); or

  •
  a broker-dealer.

        All broker-dealers receiving new notes in the exchange offer are subject to a prospectus delivery requirement with respect to resales of the new notes. Each broker-dealer receiving new notes for its own account in the exchange offer must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the new notes. Any such broker-dealer is referred to as a participating broker-dealer. However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an "underwriter" (as defined under the Securities Act). If a broker-dealer acquired old notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of new notes received in exchange for the old notes pursuant to the exchange offer. We have agreed that, for a period of 180 days after the consummation of the exchange offer, subject to extension under limited circumstances, we will use all commercially reasonable efforts to keep the exchange offer registration statement effective and make this prospectus available to any broker-dealer for use in connection with such resales. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of new notes received in an exchange such as the exchange pursuant to the exchange offer, if the old notes for which the new notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities.

        A broker-dealer intending to use this prospectus in the resale of new notes must so notify us on or prior to the expiration date. This notice may be given in the space provided in the letter of transmittal or may be delivered to the exchange agent.

        We may, in certain cases, issue a notice suspending use of the registration statement of which this prospectus forms a part. If we do so, the period during which the registration statement must remain effective will be extended for a number of days equal to the number of days the registration statement was in suspense.

        We will not receive any proceeds from any sale of the new notes by broker-dealers. Broker-dealers acquiring new notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such new notes.

        Any broker-dealer that held old notes acquired for its own account as a result of market-making activities or other trading activities, that received new notes in the exchange offer, and that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. Any profit on these resales of new notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to our participation in the exchange offer, including the reasonable fees and expenses (not to exceed $25,000 without our prior written consent) of not more than one counsel for the holders of old notes and the initial purchasers, other than underwriting discounts and commissions and transfer taxes if any, of holders and will indemnify holders of the old notes, including any broker-dealers, against specified types of liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters as to the validity of the new notes are being passed upon by Donald C. Lewis, Vice President, Assistant Corporate Secretary and General Counsel of Ball Corporation, and Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois. Donald C. Lewis owns shares of Ball Corporation's common stock. See "Voting Securities and Principal Shareholders" in Ball's Proxy Statement on Schedule 14A which has been filed with the SEC on March 12, 2003 and is incorporated by reference herein.

EXPERTS

        The consolidated financial statements of Ball as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to Ball's change in the measurement date for determining the fair value of pension plan assets and plan obligations from September 30 to December 31 as described in Note 12 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The combined financial statements of Schmalbach-Lubeca Beverage Cans as of December 31, 2001 and 2000 and for the 12 months ended December 31, 2001, the four months ended December 31, 2000, the eight months ended August 31, 2000 and the 12 months ended December 31, 1999, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, Düsseldorf, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed by Ball Corporation with the SEC under the Exchange Act are incorporated by reference in this prospectus to the extent they have been filed with the SEC (in each case under File No. 1-7349):

  •
  Ball's Annual Report on Form 10-K for the year ended December 31, 2002;

  •
  Ball's Quarterly Reports on Form 10-Q for the quarters ended March 30, 2003 and June 29, 2003;

  •
  Ball's Proxy Statement on Schedule 14A filed with the SEC on March 12, 2003; and

  •
  Ball's Current Reports on Form 8-K filed with the SEC on July 24, 2003 (pro forma financial information), July 24, 2003 (announcing notes offering), and December 31, 2002 (as amended by Form 8-K/A filed with the SEC on January 28, 2003).

        To the extent they are filed with the SEC, documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or supersedes, to constitute a part of this prospectus.

        We will provide, without charge, to each person to whom a copy of this prospectus is delivered, upon request of such person, a copy of any documents incorporated into this prospectus by reference other than exhibits thereto unless such exhibits are specifically incorporated by reference in the document that this prospectus incorporates. Requests for such copies should be directed to us at Ball Corporate Headquarters, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, Attention: Assistant Corporate Secretary, telephone number: (303) 469-3131.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting and other information requirements of the Exchange Act. We file reports and other information with the SEC. Such reports and other information filed by us pursuant to the Exchange Act may be inspected and copied at the public reference facility maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items that we electronically file with the SEC. The address is http://www.sec.gov. Our reports, proxy statements and other information can also be inspected and copied at the offices of the New York Stock Exchange, on which our common stock is listed (symbol: BLL).

$250,000,000

Ball Corporation

OFFER TO EXCHANGE
6 7/8% Senior Notes
due 2012
for
6 7/8% Senior Notes
due 2012

PROSPECTUS

                        , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

        The following summary is qualified in its entirety by reference to the complete text of the statute and the amended articles of incorporation referred to below.

        Ball Corporation is empowered by Chapter 37 of the Indiana Business Corporation Law (the "IBCL"), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorneys' fees) and the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which such person is made a party because such person is or was a director, officer, employee or agent of Ball Corporation if his or her conduct was in good faith and he or she reasonably believed that, if acting in the individual's official capacity, the conduct was in the best interests of the corporation and in all other cases, the conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, Ball Corporation is empowered to indemnify a person if he or she had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under a corporation's articles of incorporation or bylaws, resolution of the board of directors or of the shareholders, or otherwise. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against or incurred by such person in any of the capacities described above, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the IBCL.

        Article XII, Section B of Ball Corporation's amended articles of incorporation, dated August 2, 1996, obligates Ball Corporation to indemnify any person in connection with any liability arising by reason of such person's status as a past or present director, officer or employee of Ball Corporation or of any other enterprise which he or she is serving or served in any capacity at the request of Ball Corporation if such person is determined to have met the standard of conduct specified in Section 8 of Chapter 37 of the IBCL; provided, however, there shall be no indemnification (a) as to amounts paid or payable to Ball Corporation or such other enterprise for or based upon the person having gained in fact any personal profit or advantage to which he or she was not legally entitled; (b) as to amounts paid or payable to Ball Corporation for an accounting of profits in fact made from the purchase or sale of securities of Ball Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Indiana or of the United States of America whether as a matter of public policy or pursuant to statutory provisions. In addition, any person who has been wholly successful with respect to any proceeding of the type described above is entitled to indemnification as of right. Ball Corporation's bylaws contain no indemnification provisions.

        The directors and officers of Ball Corporation and its subsidiaries are insured (subject to certain exceptions and deductions) against liabilities which they may incur in their capacity as such, including liabilities under the Securities Act, under liability insurance policies carried by Federal Insurance and Twin City Fire Insurance.

        The following summary is qualified in its entirety by reference to the complete text of the statute, certificates of incorporation and bylaws referred to below.

        Each of Ball Aerospace & Technologies Corp., Ball Metal Food Container Corp., BG Holdings I, Inc., BG Holdings II, Inc., Latas de Aluminio Ball, Inc. and Ball Pan-European Holdings, Inc. is empowered by Section 145 of the Delaware General Corporation Law ("DGCL"), subject to the procedures and limitations therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reasons of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of the corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or other entity if such person is serving in such capacity at the corporation's request) against expenses (including attorneys' fees) actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expense as the court shall deem proper. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a present or former director or officer of the corporation who was successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee or agent against expenses actually and reasonably incurred by him or her in connection with the proceeding. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL.

        Ball Aerospace & Technologies Corp.'s certificate of incorporation provides for indemnification, subject to there procedures and limitations therein, of any person who is or was a director, officer or employee of the corporation or of any other entity which he or she is or has served in any capacity at the request of the corporation against any and all liability and reasonable expense that may be incurred by him or her in connection with or resulting from any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the corporation or such other entity, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he or she may become involved, as a party or otherwise, by reason of his or her being or having been a director, officer or employee of the corporation or of such other entity or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation or such other entity, as the case may be, and in addition, in any criminal action or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the corporation or other enterprise for or based upon the person having gained in fact any personal profit or advantage to which he or she was not legally entitled; (b) as to amounts paid or payable to the corporation for an accounting or profits in fact made from the purchase or sale of securities of the corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provision of any state statutory law; or (c) with respect to matters to which indemnification would be in contravention of the laws of the State of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provisions. In addition, any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding shall be entitled to indemnification as of right, except to the extent he or she has otherwise been indemnified. Ball Aerospace & Technologies Corp.'s bylaws contain no indemnification provision.

        The certificates of incorporation of Ball Metal Food Container Corp., BG Holdings I, Inc., BG Holdings II, Inc. and Ball Pan-European Holdings, Inc. provide that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction in which the director derived an improper personal benefit. Latas de Aluminio Ball, Inc.'s certificate of incorporation contains no indemnification provision. Furthermore, the bylaws of Ball Metal Food Container Corp., BG Holdings I, Inc., BG Holdings II, Inc., Ball Pan-European Holdings, Inc. and Latas de Aluminio Ball, Inc. provide that upon proper determination of indemnification contained therein, each person who was or is made a party to, is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation (or is or was a director or officer serving at the request of the corporation as a director or officer, employee or agent of another entity), will be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of a corporation, the bylaws state that the corporation will indemnify each person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation (or is or was a director or officer serving at the request of the corporation as a director, officer, employee or agent of another entity) against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and provided further, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that such court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In addition, no indemnification shall be made in respect of any proceeding initiated by such person unless such proceeding was authorized by the board of directors of the corporation. Furthermore, to the extent a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The bylaws, except for the bylaws with respect to Latas de Aluminio Ball, Inc., also state that the corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation (or is or was a director or officer serving at the request of the corporation as a director or officer, employee or agent of another entity) against any liability asserted against him and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the bylaws.

        The following summary is qualified in its entirety by reference to the complete text of the statute, articles of incorporation and bylaws referred to below.

        Each of Ball Plastic Container Corp., Ball Packaging Corp., Ball Metal Packaging Sales Corp., Ball Metal Beverage Container Corp., Ball Technologies Holdings Corp., Efratom Holding, Inc. and Metal Packaging International, Inc. is empowered by Section 7-109 of the Colorado Business Corporation Act (the "CBCA"), subject to the procedures and limitations therein, to indemnify any person against expenses (including attorneys' fees) and the obligation to pay a judgment, settlement, penalty, fine or reasonable expenses incurred with respect to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, in which such person is made a party because such person is or was a director, officer, employee or agent of the corporation if his or her conduct was in good faith and if he or she reasonably believed that, if acting in the individual's official capacity, the conduct was in the corporation's best interests and in all other cases, the conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, the corporation is empowered to indemnify an individual if he or she had no reasonable cause to believe the conduct was unlawful. However, a corporation may not indemnify a director, officer, employee, fiduciary or other agent (a) in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or (b) in connection with any other proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the person was adjudged liable on the basis that he or she derived an improper personal benefit. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director or officer against reasonable expenses incurred by him or her in connection with the proceeding. A corporation has the power to purchase and maintain insurance on behalf of any of the persons described above against any liability asserted against or incurred by such person in any of the capacities described above, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the CBCA.

        The articles of incorporation of Ball Plastic Container Corp., Ball Packaging Corp., Ball Metal Packaging Sales Corp., Ball Metal Beverage Container Corp., Ball Technologies Holdings Corp. and Efratom Holding, Inc. provide, in addition to the indemnification provisions of the CBCA, for the indemnification, subject to the procedures and limitations therein, of former and current directors, officers and employees of the corporation or of any other corporation or entity which he or she is serving or served in any capacity at the request of the corporation, against any and all liability and reasonable expense that may be incurred in connection with or resulting from any claim, action, suit or proceeding (whether actual or threatened, brought by or in the right of the corporation or other entity, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he or she may become involved as a party or otherwise, by reason of his or her being or having been a director, officer or employee of the corporation or other such entity, or by reason of any past or future action taken or not taken in his or her capacity as such director, officer or employee, whether or not he or she continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation or such other entity and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that there shall be no indemnification (a) as to amounts paid or payable to the corporation or other entity for or based upon the person having gained in fact any personal profit or advantage to which he or she was not legally entitled; (b) as to amounts paid or payable to the corporation for an accounting or profits in fact made from the purchase or sale of securities of the corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provision of any state statutory law; or (c) with respect to matters to which indemnification would be in contravention of the laws of the State of Colorado or of the United States of America whether as a matter of public policy or pursuant to statutory provisions. In addition, any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described above shall be entitled to indemnification as of right, except to the extent he or she has been otherwise indemnified. Ball Plastic Container Corp.'s, Ball Packaging Corp.'s, Ball Metal Packaging Sales Corp.'s and Ball Metal Beverage Container Corp.'s bylaws contain no indemnification provisions. Ball Technologies Holdings Corp.'s, Ball Asia Pacific Limited's and Efratom Holding, Inc.'s bylaws contain the same indemnification provisions described above.

        Metal Packaging International, Inc.'s articles of incorporation provide for indemnification, to the maximum extent permitted by law, of any person who is or was a shareholder, director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising or incurred by such person made party to a proceeding because he or she is or was a shareholder, director, officer, agent, fiduciary or employee of the corporation or is or was serving another entity in any of the previous capacities listed at the corporation's request. The articles also state that the corporation is authorized to purchase and maintain insurance providing such indemnification to the maximum extent permitted by law. No director shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his or her fiduciary duty as director, except for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) voting for or assenting to distributions to shareholders in violation of the CBCA or the articles of incorporation if it is established that the director did not perform his or her duties in compliance with the CBCA or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Furthermore, the bylaws of Metal Packaging International, Inc. provide for the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal of informal, by reason of the fact that he or she is or was a director, officer, employee, fiduciary or agent of the corporation or was serving at the request of the corporation in any such capacity of any other entity or enterprise against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlements in connection with such action, suit or proceeding if it is determined that he or she conducted himself or herself in good faith and that he or she reasonably believed (i) that, in the case of conduct in his or her official capacity with the corporation, his or her conduct was in the corporation's best interests, (ii) in all other cases (except criminal cases), that his or her conduct was at least not opposed to the corporation's best interests, or (iii) in the case of any criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification in connection with a proceeding brought by or in the right of a corporation is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding; however, no indemnification is allowed in such proceeding in which a person was adjudged liable to the corporation or in a proceeding charging that a person derived an improper personal benefit in which he or she was adjudged liable. In addition, the corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding as to which the person entitled to indemnification under the provisions of the bylaws against expenses (including attorneys' fees) reasonably incurred by him or her in connection with the proceeding.

Item 21. Exhibits and Financial Statement Schedules

        (a)   Exhibits.

        See Index of Exhibits (page E-1).

Item 22. Undertakings

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, Ball Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, Colorado, on September 11, 2003.

BALL CORPORATION
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer
BALL AEROSPACE & TECHNOLOGIES CORP.
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer
BALL METAL BEVERAGE CONTAINER CORP.
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer
BALL METAL FOOD CONTAINER CORP.
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer
BALL METAL PACKAGING SALES CORP.
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer

BALL PACKAGING CORP.
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer
BALL PLASTIC CONTAINER CORP.
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer
BALL TECHNOLOGIES HOLDING CORP.
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer
BG HOLDINGS I, INC.
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer
BG HOLDINGS II, INC.
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer
EFRATOM HOLDING, INC.
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer

LATAS DE ALUMINIO BALL, INC.
By:	/s/ SCOTT C. MORRISON
	Name:	Scott C. Morrison
	Title:	Vice President and Treasurer
BALL PAN-EUROPEAN HOLDINGS, INC.
By:	/s/ CHARLES E. BAKER
	Name:	Charles E. Baker
	Title:	Assistant Secretary
METAL PACKAGING INTERNATIONAL, INC.
By:	/s/ CHARLES E. BAKER
	Name:	Charles E. Baker
	Title:	Secretary

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. David Hoover and Raymond J. Seabrook, and each of them individually, his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 11th day of September, 2003.

BALL CORPORATION

Signature	Title

/s/ R. DAVID HOOVER R. David Hoover	Chairman, President and Chief Executive Officer and Director (principal executive officer)
/s/ RAYMOND J. SEABROOK Raymond J. Seabrook	Senior Vice President and Chief Financial Officer (principal financial officer)
/s/ DOUGLAS K. BRADFORD Douglas K. Bradford	Vice President and Controller (controller)
Frank A. Bracken	Director
/s/ HOWARD M. DEAN Howard M. Dean	Director
/s/ HANNO C. FIEDLER Hanno C. Fiedler	Director
John F. Lehman	Director

/s/ JAN NICHOLSON Jan Nicholson	Director
/s/ GEORGE A. SISSEL George A. Sissel	Director
/s/ T. M. SOLSO T. M. Solso	Director
William P. Stiritz	Director
Stuart A. Taylor II	Director

BALL AEROSPACE & TECHNOLOGIES CORP.

Signature	Title

/s/ R. DAVID HOOVER R. David Hoover	Chairman, President and Chief Executive Officer and Director (principal executive officer)
/s/ DAVID L. TAYLOR David L. Taylor	President and Chief Executive Officer and Director (principal executive officer)
/s/ SCOTT C. MORRISON Scott C. Morrison	Vice President & Treasurer (principal financial and accounting officer)
/s/ R. DAVID HOOVER R. David Hoover	Director
/s/ DONALD C. LEWIS Donald C. Lewis	Director

BALL METAL BEVERAGE CONTAINER CORP.

Signature	Title

/s/ R. DAVID HOOVER R. David Hoover	Chairman and Chief Executive Officer and Director (principal executive officer)
/s/ SCOTT C. MORRISON Scott C. Morrison	Vice President and Treasurer (principal financial and accounting officer)
/s/ LEON A. MIDGETT Leon A. Midgett	Director

BALL METAL FOOD CONTAINER CORP.

Signature	Title

/s/ R. DAVID HOOVER R. David Hoover	Chairman and Chief Executive Officer and Director (principal executive officer)
/s/ SCOTT C. MORRISON Scott C. Morrison	Vice President and Treasurer (principal financial officer and accounting officer)
/s/ LEON A. MIDGETT Leon A. Midgett	Director

BALL METAL PACKAGING SALES CORP.

Signature	Title

/s/ R. DAVID HOOVER R. David Hoover	Chairman and Chief Executive Officer and Director (principal executive officer)
/s/ SCOTT C. MORRISON Scott C. Morrison	Vice President and Treasurer (principal financial and accounting officer)
/s/ LEON A. MIDGETT Leon A. Midgett	Director

BALL PACKAGING CORP.

Signature	Title

/s/ R. DAVID HOOVER R. David Hoover	Chairman and Chief Executive Officer and Director (principal executive officer)
/s/ SCOTT C. MORRISON Scott C. Morrison	Vice President and Treasurer (principal financial and accounting officer)
/s/ LEON A. MIDGETT Leon A. Midgett	Director

BALL PLASTIC CONTAINER CORP.

Signature	Title

/s/ R. DAVID HOOVER R. David Hoover	Chairman and Chief Executive Officer and Director (principal executive officer)
/s/ SCOTT C. MORRISON Scott C. Morrison	Vice President and Treasurer (principal financial and accounting officer)
/s/ LEON A. MIDGETT Leon A. Midgett	Director

BALL TECHNOLOGIES HOLDING CORP.

Signature	Title

/s/ DAVID L. TAYLOR David L. Taylor	President and Chief Executive Officer (principal executive officer)
/s/ SCOTT C. MORRISON Scott C. Morrison	Vice President & Treasurer (principal financial and accounting officer)
/s/ R. DAVID HOOVER R. David Hoover	Director

BG HOLDINGS I, INC.

Signature	Title

/s/ R. DAVID HOOVER R. David Hoover	President and Director (principal executive officer)
/s/ SCOTT C. MORRISON Scott C. Morrison	Vice President & Treasurer (principal financial and accounting officer)

BG HOLDINGS II, INC.

Signature	Title

/s/ R. DAVID HOOVER R. David Hoover	President and Director (principal executive officer)
/s/ SCOTT C. MORRISON Scott C. Morrison	Vice President & Treasurer (principal financial and accounting officer)

EFRATOM HOLDING, INC.

Signature	Title

/s/ DAVID L. TAYLOR David L. Taylor	President and Director (principal executive officer)
/s/ SCOTT C. MORRISON Scott C. Morrison	Vice President & Treasurer (principal financial and accounting officer)
/s/ R. DAVID HOOVER R. David Hoover	Director

LATAS DE ALUMINIO BALL, INC.

Signature	Title

/s/ R. DAVID HOOVER R. David Hoover	Chairman and Chief Executive Officer (principal executive officer)
/s/ SCOTT C. MORRISON Scott C. Morrison	Vice President and Treasurer (principal financial and accounting officer)
/s/ DONALD C. LEWIS Donald C. Lewis	Director
/s/ LEON A. MIDGETT Leon A. Midgett	Director
/s/ RAYMOND J. SEABROOK Raymond J. Seabrook	Director

BALL PAN-EUROPEAN HOLDINGS, INC.

Signature	Title

/s/ GARY H. FIELDS Gary H. Fields	President and Director (principal executive officer)
/s/ JEFFREY A. KNOBEL Jeffrey A. Knobel	Treasurer (principal financial and accounting officer)
/s/ R. DAVID HOOVER R. David Hoover	Director

METAL PACKAGING INTERNATIONAL, INC.

Signature	Title

/s/ JOHN FRIEDERY John Friedery	President and Director (principal executive officer)
/s/ CHARLES SANDS Charles Sands	Treasurer (principal financial and accounting officer)
/s/ JOHN HAYES John Hayes	Director

EXHIBIT INDEX

Exhibit 1.1	Purchase Agreement, dated as of December 5, 2002, by and among Ball Corporation, by and among Ball Corporation, Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Dresdner Kleinwort Wasserstein-Grantchester, Inc., McDonald Investments Inc., SunTrust Capital Markets, Inc. and Wells Fargo Brokerage Services, LLC and certain subsidiary guarantors of Ball Corporation (filed by incorporation by reference to Exhibit 1.1 of the Current Report on Form 8-K, File No. 001-07349, dated December 19, 2002) filed December 31, 2002.
Exhibit 1.2*
Purchase Agreement, dated as of July 25, 2003, by and among Ball Corporation, Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Dresdner Kleinwort Wasserstein Securities LLC, Rabo Securities USA, Inc., McDonald Investments Inc. and Morgan Stanley & Co. Incorporated and certain subsidiary guarantors of Ball Corporation.
Exhibit 2.1
Share Sale and Transfer Agreement dated August 29/30, 2002, among Schmalbach-Lubeca Holding GmbH, AV Packaging GmbH, Ball Pan-European Holdings, Inc. and Ball Corporation (filed by incorporation by reference to Exhibit 10.1 to Ball Corporation's Quarterly Report on Form 10-Q, File No. 001-07349, for the quarter ended September 29, 2002) filed November 4, 2002.
Exhibit 2.2
Amendment Agreement, dated December 18, 2002, among Schmalbach-Lubeca Holding GmbH, AV Packaging GmbH, Ball Pan-European Holdings, Inc., Ball Corporation and Ball (Germany) Acquisition GmbH, amending the Share Sale and Transfer Agreement, dated August 29/30, 2002, among Schmalbach-Lubeca Holding GmbH, AV Packaging GmbH, Ball Pan-European Holdings, Inc. and Ball Corporation (filed by incorporation by reference to Exhibit 2.2 of the Current Report on Form 8-K, File No. 001-07349, dated December 19, 2002) filed December 31, 2002.
Exhibit 3.1*	Amended Articles of Incorporation of Ball Corporation as of April 23, 2003.
Exhibit 3.2*	Bylaws of Ball Corporation as amended April 23, 2003.
Exhibit 3.3
Articles of Incorporation of Ball Aerospace & Technologies Corp. as of July 20, 1995 (filed by incorporation by reference to Exhibit 3.3 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.4
Bylaws of Ball Aerospace & Technologies Corp. as of July 20, 1995 (filed by incorporation by reference to Exhibit 3.4 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.5
Amended Articles of Incorporation of Ball Technologies Holdings Corp. as of August 14, 1995 (filed by incorporation by reference to Exhibit 3.21 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.6
Bylaws of Ball Technologies Holdings Corp. amended as of August 10, 1998 (filed by incorporation by reference to Exhibit 3.6 of the Registration Statement on Form S-4, File No. 333-103056) filed February 7, 2003.
Exhibit 3.7
Articles of Incorporation of Ball Metal Beverage Container Corp. as of December 12, 1995 (filed by incorporation by reference to Exhibit 3.11 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.

Exhibit 3.8
Bylaws of Ball Metal Beverage Container Corp. amended as of August 4, 1998 (filed by incorporation by reference to Exhibit 3.12 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.9
Amended Articles of Incorporation of Ball Metal Food Container Corp. as of December 18, 1995 (filed by incorporation by reference to Exhibit 3.13 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.10
Bylaws of Ball Metal Food Container Corp. amended as of August 10, 1998 (filed by incorporation by reference to Exhibit 3.10 of the Registration Statement on Form S-4, File No. 333-103056) filed February 7, 2003.
Exhibit 3.11
Articles of Incorporation of Ball Metal Packaging Sales Corp. as of December 12, 1995 (filed by incorporation by reference to Exhibit 3.15 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.12
Bylaws of Ball Metal Packaging Sales Corp. amended as of August 4, 1998 (filed by incorporation by reference to Exhibit 3.16 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.13
Amended Articles of Incorporation of Ball Packaging Corp. as of March 5, 1996 (filed by incorporation by reference to Exhibit 3.17 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.14	Bylaws of Ball Packaging Corp. amended as of August 4, 1998 (filed by incorporation by reference to Exhibit 3.18 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.15
Articles of Incorporation of Ball Plastic Container Corp. as of December 12, 1995 (filed by incorporation by reference to Exhibit 3.19 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.16
Bylaws of Ball Plastic Container Corp. amended as of August 4, 1998 (filed by incorporation by reference to Exhibit 3.20 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.17
Articles of Incorporation of BG Holdings I, Inc. as of June 21, 1995 (filed by incorporation by reference to Exhibit 3.25 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.18	Bylaws of BG Holdings I, Inc. and as of August 10, 1998 (filed by incorporation by reference to Exhibit 3.18 of the Registration Statement on Form S-4, File No. 333-103056) filed February 7, 2003.
Exhibit 3.19
Articles of Incorporation of BG Holdings II, Inc. as of June 21, 1995 (filed by incorporation by reference to Exhibit 3.27 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.20
Bylaws of BG Holdings II, Inc. amended as of August 10, 1998 (filed by incorporation by reference to Exhibit 3.20 of the Registration Statement on Form S-4, File No. 333-103056) filed February 7, 2003.
Exhibit 3.21
Amended Certificate of Incorporation of Latas de Aluminio Ball, Inc. as of September 4, 1998 (filed by incorporation by reference to Exhibit 3.21 of the Registration Statement on Form S-4, File No. 333-103056) filed February 7, 2003.
Exhibit 3.22
Bylaws of Latas de Aluminio Ball, Inc. as of September 4, 1998 (filed by incorporation by reference to Exhibit 3.22 of the Registration Statement on Form S-4, File No. 333-103056) filed February 7, 2003.

Exhibit 3.23
Articles of Incorporation of Efratom Holding, Inc. as of October 11, 1994 (filed by incorporation by reference to Exhibit 3.29 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.24
Bylaws of Efratom Holding, Inc. amended as of August 10, 1998 (filed by incorporation by reference to Exhibit 3.30 of the Registration Statement on Form S-4, File No. 333-66847) filed November 5, 1998.
Exhibit 3.25
Certificate of Incorporation of Ball Pan-European Holdings, Inc. as of August 22, 2002 (filed by incorporation by reference to Exhibit 3.25 of the Registration Statement on Form S-4, File No. 333-103056) filed February 7, 2003.
Exhibit 3.26
Bylaws of Ball Pan-European Holdings, Inc. as of August 22, 2002 (filed by incorporation by reference to Exhibit 3.26 of the Registration Statement on Form S-4, File No. 333-103056) filed February 7, 2003.
Exhibit 3.27*	Certificate of Incorporation of Robertson Associates Manufacturing, Inc. (now known as Metal Packaging International, Inc.) as of October 1, 2002.
Exhibit 3.28*	Bylaws of Robertson Associates Manufacturing, Inc. (now known as Metal Packaging International, Inc.) as of July 14, 1994.
Exhibit 4.1
Registration Rights Agreement, dated as of December 19, 2002, by and among Ball Corporation, Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Dresdner Kleinwort Wasserstein-Grantchester, Inc., McDonald Investments Inc., SunTrust Capital Markets, Inc. and Wells Fargo Brokerage Services, LLC and certain subsidiary guarantors of Ball Corporation (filed by incorporation by reference to Exhibit 4.1 of the Current Report on Form 8-K, File No. 001-07349, dated December 19, 2002) filed December 31, 2002.
Exhibit 4.2
Senior Note Indenture, dated as of December 19, 2002, by and among Ball Corporation, certain subsidiary guarantors of Ball Corporation and The Bank of New York, as Trustee (filed by incorporation by reference to Exhibit 4.2 of the Current Report on Form 8-K, File No. 001-07349, dated December 19, 2002) filed December 31, 2002.
Exhibit 4.3*	Supplemental Indenture, dated as of August 8, 2003, by and among Ball Corporation, certain subsidiary guarantors of Ball Corporation and The Bank of New York, as Trustee.
Exhibit 4.4
Amended and Restated Senior Note Indenture, dated as of August 10, 1998, and amended and restated as of December 19, 2002, by and among Ball Corporation, certain subsidiary guarantors of Ball Corporation and The Bank of New York, as Senior Note Trustee (filed by incorporation by reference to Exhibit 4.3 of the Current Report on Form 8-K, file No. 001-07349, dated December 19, 2002) filed December 31, 2002.
Exhibit 4.5
Amended and Restated Senior Subordinated Note Indenture, dated as of August 10, 1998, and amended and restated as of December 19, 2002, by and among Ball Corporation, certain subsidiary guarantors of Ball Corporation and The Bank of New York, as Senior Subordinated Note Trustee (filed by incorporation by reference to Exhibit 4.4 of the Current Report on Form 8-K, File No. 001-07349, dated December 19, 2002) filed December 31, 2002.

Exhibit 4.6*
Registration Rights Agreement, dated as of August 8, 2003, by and among Ball Corporation, Lehman Brothers Inc., Deutsche Bank Securities Inc., Banc of America Securities LLC, Banc One Capital Markets, Inc., BNP Paribas Securities Corp., Dresdner Kleinwort Wasserstein Securities LLC, Rabo Securities USA, Inc., McDonald Investments Inc. and Morgan Stanley & Co. Incorporated and certain subsidiary guarantors of Ball Corporation.
Exhibit 4.7	Form of Note (included in Exhibit 4.2) (filed by incorporation by reference to Exhibit 4.5 of the Current Report on Form 8-K, File No. 001-07349, dated December 19, 2002) filed December 31, 2002.
Exhibit 5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).
Exhibit 5.2*	Opinion of Donald C. Lewis, Vice President, General Counsel and Assistant Corporate Secretary of Ball Corporation.
Exhibit 10.1
1988 Restricted Stock Plan and 1988 Stock Option and Stock Appreciation Rights Plan (filed by incorporation by reference to Exhibit 4.1 of the Form S-8 Registration Statement, File No. 33-21506) filed April 27, 1988.
Exhibit 10.2
Ball Corporation Deferred Incentive Compensation Plan (filed by incorporation by reference to Exhibit 10.4 of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 1987) filed March 25, 1988.
Exhibit 10.3
Ball Corporation 1986 Deferred Compensation Plan, as amended July 1, 1994 (filed by incorporation by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q, File No. 001-07349, for the quarter ended July 3, 1994) filed August 17, 1994.
Exhibit 10.4
Ball Corporation 1988 Deferred Compensation Plan, as amended July 1, 1994 (filed by incorporation by reference to Exhibit 10.3 of the Quarterly Report on Form 10-Q, File No. 001-07349, for the quarter ended July 3, 1994) filed August 17, 1994.
Exhibit 10.5
Ball Corporation 1989 Deferred Compensation Plan, as amended July 1, 1994 (filed by incorporation by reference to Exhibit 10.4 of the Quarterly Report on Form 10-Q, File No. 001-07349, for the quarter ended July 3, 1994) filed August 17, 1994.
Exhibit 10.6
Amended and Restated Form of Severance Benefit Agreement which exists between the company and its executive officers, effective as of August 1, 1994, and as amended on January 24, 1996 (filed by incorporation by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q, File No. 001-07349, for the quarter ended March 22, 1996) filed May 15, 1996.
Exhibit 10.7
Ball Corporation 1986 Deferred Compensation Plan for Directors, as amended October 27, 1987 (filed by incorporation by reference to Exhibit 10.13 of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 1990) filed April 1, 1991.
Exhibit 10.8
1991 Restricted Stock Plan for Nonemployee Directors of Ball Corporation (filed by incorporation by reference to Exhibit 4(a) of the Form S-8 Registration Statement, File No. 33-40199) filed April 26, 1991.
Exhibit 10.9
Ball Corporation Economic Value Added Incentive Compensation Plan dated January 1, 1994 (filed by incorporation by reference to Exhibit 10.15 of to the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 1994) filed March 29, 1995.
Exhibit 10.10	Ball Corporation 1997 Stock Incentive Plan (filed by incorporation by reference to Exhibit 4.1 of the Form S-8 Registration Statement, File No. 333-26361) filed May 1, 1997.

Exhibit 10.11
Distribution Agreement between Ball Corporation and Alltrista (filed by incorporation by reference to Exhibit 10.7 of the Alltrista Corporation Form 8, Amendment No. 3 to Form 10, File No. 0-21052, dated December 31, 1992) filed March 17, 1993.
Exhibit 10.12	1993 Stock Option Plan (filed by incorporation by reference to Exhibit 4.1 of the Form S-8 Registration Statement, File No. 33-61986) filed April 30, 1993.
Exhibit 10.13
Ball-InCon Glass Packaging Corp. Deferred Compensation Plan, as amended July 1, 1994 (filed by incorporation by reference to Exhibit 10.5 of the Quarterly Report on Form 10-Q, File No. 001-07349, for the quarter ended July 3, 1994) filed August 17, 1994.
Exhibit 10.14
Ball Corporation Supplemental Executive Retirement Plan (filed by incorporation by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q, File No. 001-07349, for the quarter ended October 2, 1994) filed November 15, 1994.
Exhibit 10.15
Ball Corporation Split Dollar Life Insurance Plan (filed by incorporation by reference to Exhibit 10.2 of the Quarterly Report on Form 10-Q, File No. 001-07349, for the quarter ended October 2, 1994) filed November 15, 1994.
Exhibit 10.16
Ball Corporation Long-Term Cash Incentive Plan, dated October 25, 1994, as amended October 23, 1996 (filed by incorporation by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q, File No. 001-07349, for the quarter ended September 29, 1996) filed November 13, 1996.
Exhibit 10.17a
Ball Corporation Merger Related, Special Incentive Plan for Operating Executives which provides for Stock Option grants in which the five named executive officers participate and which grants are referred to in the Executive Compensation section in the Ball Corporation Proxy Statement dated March 15, 1999 (The form of the option grants was filed March 29, 1999.) (filed by incorporation by reference to Exhibit 10.22a of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 1998).
Exhibit 10.17b
Ball Corporation Merger Related, Special Incentive Plan for Operating Executives which provides for Restricted Stock grant in which the five named executive officers participate and which grants are referred to in the Executive Compensation section of the Ball Corporation Proxy Statement dated March 15, 1999. (The form of the restricted grants was filed March 29, 1999.) (filed by incorporation by reference to Exhibit 10.22b of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 1998).
Exhibit 10.17c
Ball Corporation Merger Related, Special Incentive Plan for Operating Executives which provides for certain cash incentive payments based upon the attainment of certain performance criteria. (The form of the plan was filed March 29, 1999.) (filed by incorporation by reference to Exhibit 10.22c of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 1998).
Exhibit 10.18
Asset Purchase Agreement dated June 26, 1995, among Foster Ball, L.L.C. (since renamed Ball-Foster Glass Container Co., L.L.C.), Ball Glass Container Corporation and Ball Corporation (filed by incorporation by reference to Exhibit 2.1 of the Current Report on Form 8-K, File No. 001-07349, dated September 15, 1995) filed September 29, 1995.
Exhibit 10.19
Asset Purchase Agreement dated August 10, 1998, among Ball Corporation and its Ball Metal Beverage Container Corp. and Reynolds Metals Company (filed by incorporation by reference to Exhibit 2.1 of the Current Report on Form 8-K, File No. 001-07349, dated August 10, 1998) filed August 25, 1998.

Exhibit 10.20
Form of Severance Agreement (Change of Control Agreement) which exists between the company and its executive officers (filed by incorporation by reference to Exhibit 10.9 of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 1988) filed March 25, 1989.
Exhibit 10.21
Consulting Agreement between George A. Matsik and Ball Corporation dated October 18, 1999 (filed by incorporation by reference to Exhibit 10.30 of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 1999) filed March 30, 2000.
Exhibit 10.22
Ball Corporation 2000 Deferred Compensation Company Stock Plan. This plan is referred to in Item 11, the Executive Compensation section of the Annual Report on Form 10-K for the year ended December 31, 2001 (filed by incorporation by reference to Exhibit 10.26 of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 2001) filed March 28, 2002.
Exhibit 10.23
Ball Corporation Deposit Share Program (as amended). This plan is referred to in Item 11, the Executive Compensation section of the Annual Report on Form 10-K for the year ended December 31, 2002 (filed by incorporation by reference to Exhibit 10.1 of the Quarterly Report on Form 10-Q, File No. 001-07349, for the quarter ended March 30, 2003) filed May 13, 2003.
Exhibit 10.24
Credit Agreement, dated as of December 19, 2002, among Ball Corporation, certain subsidiaries of Ball Corporation, with Deutsche Bank AG, New York Branch, as Administrative Agent, The Bank of Nova Scotia, as Canadian Administrative Agent, Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers, Joint Mandated Arrangers and Joint Book Managers, Bank of America, N.A., as Syndication Agent, Bank One, NA, Lehman Commercial Paper Inc. and BNP Paribas, as Co-Documentation Agents, and various lending institutions named therein (filed by incorporation by reference to Exhibit 10.1 of the Current Report on Form 8-K, File No. 001-07349, dated December 19, 2002) filed December 31, 2002.
Exhibit 10.25
Acquisition Related, Special Incentive Plan for selected executives and senior managers which provides for cash incentive payments based upon the attainment of certain performance criteria (filed by incorporation by reference to Exhibit 10.28 of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 2002) filed March 27, 2003.
Exhibit 10.26
Employment agreement between Ball Corporation and Hanno C. Fiedler (filed by incorporation by reference to Exhibit 10.29 of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 2002) filed March 27, 2003.
Exhibit 10.27*
First Amendment to Credit Agreement, dated as of July 22, 2003, by and among Ball Corporation, Ball European Holdings S.a.r.l., the financial institutions signatory thereto in their capacity as Lenders under the Credit Agreement and Deutsche Bank AG, New York Branch, as administrative agent for the Lenders.
Exhibit 11.1
Statement re: Computation of Earnings Per Share (filed by incorporation by reference to the notes to the consolidated financial statements, "Earnings Per Share," in the 2002 Annual Report to Shareholders) (filed by incorporation by reference to Exhibit 11.1 of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 2002) filed March 27, 2002.
Exhibit 12.1*	Statement re: Computation of Ratio of Earnings to Fixed Charges.

Exhibit 13.1
Ball Corporation 2002 Annual Report to Shareholders (The Annual Report to Shareholders, except for those portions thereof incorporated by reference, is furnished for the information of the SEC and is not to be deemed filed as part of the Annual Report on Form 10-K for the year ended December 31, 2002) (filed by incorporation by reference to Exhibit 13.1 of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 2002) filed March 27, 2003.
Exhibit 18.1
Letter re: Change in Accounting Principles (filed by incorporation by reference to Exhibit 18.1 of the Quarterly Report on Form 10-Q, File No. 001-07349, for the quarter ended July 2, 1995) filed August 15, 1995.
Exhibit 18.2
Letter re: Change in Accounting Principles regarding change in pension plan valuation measurement date (filed by incorporation by reference to Exhibit 18.2 of the Annual Report on Form 10-K, File No. 001-07349, for the year ended December 31, 2002) filed March 27, 2003.
Exhibit 21.1*	List of Subsidiaries of Ball Corporation.
Exhibit 23.1*	Consent of PricewaterhouseCoopers LLP.
Exhibit 23.2*	Consent of PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, Düsseldorf.
Exhibit 23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).
Exhibit 24.1*	Power of Attorney (included on signature pages to the registration statement).
Exhibit 25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as trustee.
Exhibit 99.1*	Form of Letter of Transmittal.
Exhibit 99.2*	Form of Notice of Guaranteed Delivery.
Exhibit 99.3*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
Exhibit 99.4*	Form of Letter to Clients.

* Filed herewith.